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As filed with the Securities and Exchange Commission on September 24, 2002

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BANKNORTH GROUP, INC.
(Exact name of Registrant as specified in its charter)

Maine (State or other jurisdiction of incorporation or organization)	6022 (Primary Standard Industrial Classification Code No.)	01-0437984 (I.R.S. Employer Identification No.)

P.O. Box 9540
Two Portland Square
Portland, Maine 04112-9540
(207) 761-8500
(Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

William J. Ryan
Chairman, President and Chief Executive Officer
Banknorth Group, Inc.
P.O. Box 9540
Two Portland Square
Portland, Maine 04112-9540
(207) 761-8500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Gerard L. Hawkins, Esq. Elias, Matz, Tiernan & Herrick L.L.P. 734 15th Street, N.W. Suite 1200 Washington, D.C. 20005 (202) 347-0300	William P. Mayer, Esq. James A. Matarese, P.C. Goodwin Procter LLP Exchange Place Boston, Massachusetts 02109 (617) 570-1000

        Approximate date of commencement of proposed sale to the public: Upon consummation of the merger described herein.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share or Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Common Stock, par value $.01 per share	N/A	$15.75	$67,855,890	$6,243

Preferred Stock purchase rights(2)	N/A	N/A	N/A	N/A

(1)
Estimated solely for the purpose of calculation of the registration fee. In accordance with Rule 457(o) under the Securities Act of 1933, the number of shares is not set forth herein. Pursuant to Rule 457(o), the registration fee has been computed on the basis of the maximum aggregate offering price of the shares of the Registrant's common stock expected to be issued upon consummation of the merger of Warren Bancorp, Inc. ("Warren") with and into the Registrant, taking into account the maximum number of shares of Warren (8,616,621) that may be exchanged, including shares issuable upon the exercise of outstanding options to acquire Warren common stock, reduced by the maximum amount of cash ($67,855,890) to be paid by the Registrant for such shares.

(2)
Preferred stock purchase rights will be distributed without charge with respect to each share of common stock of the Registrant registered hereby.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

WARREN BANCORP, INC.
10 Main Street
Peabody, Massachusetts 01960
(978) 531-7400

                      , 2002

Dear fellow Warren shareholders:

        You are cordially invited to attend a special meeting of shareholders of Warren Bancorp, Inc. to be held at 10:00 a.m., local time, on                        , 2002 at the Peabody Marriott Hotel, 8A Centennial Drive, Peabody, Massachusetts. At the special meeting you will be asked to consider and vote upon a proposal to approve an agreement and plan of merger pursuant to which Warren will be merged with and into Banknorth Group, Inc.

        If the merger agreement is approved and the merger is subsequently completed, each outstanding share of Warren common stock will be converted into the right to receive $15.75 in cash or a number of whole shares of common stock of Banknorth determined by dividing $15.75 by the average closing price of the Banknorth common stock during a specified period preceding the merger, plus cash in lieu of any fractional share interest. You will have the opportunity to elect the form of consideration to be received for all shares held by you, subject to allocation procedures set forth in the merger agreement which are intended to ensure that 50% of the outstanding shares of Warren common stock will be converted into the right to receive Banknorth common stock and 50% of the outstanding shares of Warren common stock will be converted into the right to receive cash.

        The Banknorth common stock currently is traded on the Nasdaq National Market under the symbol "BKNG." On                            , 2002, the closing sale price of a share of Banknorth common stock was $            .

        The merger cannot be completed unless the holders of a majority of the outstanding shares of Warren common stock, voting in person or by proxy, vote in favor of approval of the merger agreement at the special meeting.

        Based on our reasons for the merger described herein, including the fairness opinion issued by our financial advisor, RBC Dain Rauscher Inc., a member company of RBC Capital Markets, our board of directors believes that the merger is fair to you and in your best interests. Accordingly our board of directors unanimously recommends that you vote "FOR" approval of the merger agreement.

        The accompanying document gives you detailed information about the special meeting, the merger and related matters. We urge you to read this entire document carefully, including the considerations discussed under "Risk Factors," beginning on page 14, and the annexes thereto, which include the merger agreement.

        Your vote is very important.    Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card. If you do not vote in person or by proxy the effect will be a vote against the merger agreement.

        Thank you for your cooperation.

                        Sincerely,

                        John R. Putney
                         President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Banknorth common stock to be issued in the merger or determined if this document is accurate or adequate. Any representation to the contrary is a criminal offense. The shares of Banknorth common stock are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by any federal or state governmental agency.

This prospectus/proxy statement is dated                , 2002 and was first mailed
to shareholders of Warren on or about                , 2002

WARREN BANCORP, INC.
10 Main Street
Peabody, Massachusetts 01960
(978) 531-7400

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held on                , 2002

To the shareholders of Warren Bancorp, Inc.:

        We will hold a special meeting of shareholders of Warren Bancorp, Inc. at 10:00 a.m., local time, on            ,                 , 2002, at the Peabody Marriott Hotel, 8A Centennial Drive, Peabody, Massachusetts, for the following purposes:

          1.    to consider and vote upon a proposal to approve an agreement and plan of merger, dated as of August 8, 2002, between Banknorth Group, Inc. and Warren Bancorp, Inc., as described in the attached document;

          2.    to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the merger agreement; and

          3.    to transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

        We have fixed the close of business on                , 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting. Only holders of Warren common stock of record at the close of business on that date will be entitled to notice of and to vote at the special meeting or any adjournment or postponement of the special meeting.

        If the merger agreement is approved by shareholders at the special meeting and the merger is consummated, any shareholder of record as of the record date for the special meeting (i) who delivers to Warren, before the shareholder vote on the merger agreement, a written objection to the merger stating that he or she intends to demand payment for his or her shares through the exercise of his or her statutory appraisal rights; (ii) whose shares are not voted in favor of approving the merger agreement; and (iii) who demands in writing payment for his or her shares within 20 days after the date of the notice that the merger has become effective is mailed to the shareholders, shall be entitled to receive payment for his or her shares and an appraisal of the value thereof. Warren, its successor and any such shareholder shall in such case have the rights and duties and shall follow the procedures set forth in Sections 85 through 98 of Chapter 156B of the Massachusetts Business Corporation Law, which are described under "The Merger — Dissenters' Rights" in the accompanying document and a copy of which are attached as Annex III to such document.

        Our board of directors has determined that the merger agreement is in the best interests of Warren and its shareholders and unanimously recommends that shareholders vote "FOR" approval of the merger agreement.

        Your vote is very important.    Even if you plan to be present at the special meeting, please promptly complete, sign, date and return your proxy card in the enclosed envelope. Failure to vote your shares will have the same effect as a vote against the merger agreement.

                      By Order of the Board of Directors

                      Susan G. Ouellette
                       Clerk

Peabody, Massachusetts
                , 2002

REFERENCES TO ADDITIONAL INFORMATION

        This document incorporates important business and financial information about Banknorth and Warren from documents that may not be included in or delivered with this document. You can obtain documents incorporated by reference in this document but not otherwise accompanying this document by requesting them in writing or by telephone from the appropriate company at the following addresses:

Banknorth Group, Inc. P.O. Box 9540 Two Portland Square Portland, Maine 04112-9540 Attention: Brian S. Arsenault (207) 761-8517	Warren Bancorp, Inc. 10 Main Street Peabody, Massachusetts 01960 Attention: Shareholder Relations Department c/o Susan G. Ouellette (978) 531-7400

        You will not be charged for any of these documents that you request. If you would like to request documents, please do so by                , 2002 in order to receive them before the special meeting.

        For additional information regarding where you can find information about Banknorth and Warren, please see "Where You Can Find More Information" beginning on page 88.

(i)

(ii)

(iii)

(iv)

QUESTIONS AND ANSWERS
ABOUT VOTING PROCEDURES FOR THE SPECIAL MEETING

Q:
What do I need to do now?

A:
After you have carefully read this document, indicate on your proxy card how you want your shares to be voted. Then sign, date and mail your proxy card in the enclosed prepaid return envelope as soon as possible. This will enable your shares to be represented and voted at the special meeting.

Q:
Why is my vote important?

A:
The merger agreement must be approved by holders of at least a majority of the outstanding shares of Warren common stock. If you do not vote it will have the same effect as a vote against the merger agreement.

Q:
If my shares are held in street name by my broker or bank, will my broker or bank automatically vote my shares for me?

A:
No. Your broker, bank or other nominee will not be able to vote shares held by it in "street name" on your behalf without instructions from you. You should instruct your broker, bank or other nominee to vote your shares, following the directions your broker, bank or other nominee provides.

Q:
What if I fail to instruct my broker or bank?

A:
If you fail to instruct your broker, bank or other nominee to vote your shares, it will have the same effect as a vote against the merger agreement.

Q:
Can I attend the meeting and vote my shares in person?

A:
Yes. All shareholders are invited to attend the special meeting. Shareholders of record on                        , 2002 can vote in person at the special meeting. If your shares are held in street name, then you are not the shareholder of record and you must ask your broker, bank or other nominee how you can vote at the special meeting.

Q:
Can I change my vote?

A:
Yes. If you have not voted through your broker, bank or other nominee, there are three ways you can change your vote after you have sent in your proxy card.

•
First, you may send a written notice to the clerk of Warren stating that you would like to revoke your proxy before the special meeting.

•
Second, you may complete and submit a new proxy card. Any earlier proxies will be revoked automatically.

•
Third, you may attend the special meeting and vote in person. Any earlier proxy will be revoked. However, simply attending the special meeting without voting will not revoke your proxy.

  If you have instructed a broker, bank or other nominee to vote your shares, you must follow directions you receive from your broker, bank or other nominee to change your vote.

Q:
Should I send in my stock certificates now?

A:
No. You should not send in your stock certificates at this time. Instructions for surrendering your Warren common stock certificates in exchange for the merger consideration will be sent to you after we complete the merger.

Q:
Who should I call with questions?

A:
You should call our proxy solicitor,            , at 1-800-      -      . You also may contact the persons listed under "References to Additional Information" herein on page i.

SUMMARY

        This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document, including the merger agreement and the other documents to which we have referred you. See "Where You Can Find More Information" beginning on page 88. Page references are included in this summary to direct you to a more complete description of the topics.

        Throughout this document, "Warren," "we" and "our" refers to Warren Bancorp, Inc., "Warren Bank" refers to our banking subsidiary, Warren Five Cents Savings Bank, "Banknorth" refers to Banknorth Group, Inc. and "Banknorth, NA" refers to Banknorth, National Association, Banknorth's banking subsidiary. Also, we refer to the merger between Warren and Banknorth as the "merger," the merger between Warren Bank and Banknorth, NA as the "bank merger" and the agreement and plan of merger, dated as of August 8, 2002, between Warren and Banknorth as the "merger agreement."

Parties to the Proposed Merger (Pages 62 and 64)

        Banknorth.    Banknorth is a Maine corporation and a registered bank holding company and financial holding company under the Bank Holding Company Act of 1956, as amended. Banknorth conducts business from its executive offices in Portland, Maine and, as of June 30, 2002, 306 banking offices located in Maine, New Hampshire, Massachusetts, Vermont, New York and Connecticut. Banknorth's principal asset is all of the capital stock of Banknorth, NA, a national bank which was initially formed as a Maine-chartered savings bank in the mid-19th century. Through Banknorth, NA, Banknorth offers a full range of banking services and products to individuals, businesses and governments throughout its market areas, including commercial, consumer and trust investment services. At June 30, 2002, Banknorth had consolidated assets of $21.3 billion and consolidated shareholders' equity of $1.8 billion. Banknorth's executive offices are located at Two Portland Square, Portland, Maine 04112-9540, and its telephone number is (207) 761-8500.

        Warren.    Warren is a Massachusetts corporation and a registered bank holding company under the Bank Holding Company Act of 1956, as amended. Warren conducts business from its main office in Peabody, Massachusetts and six full-service branch offices located in Peabody and Beverly, Massachusetts. Warren's principal asset is all of the capital stock of Warren Five Cent Savings Bank, a Massachusetts-chartered savings bank. The principal business of Warren is attracting deposits from the general public and using these deposits to fund the origination of commercial real estate loans and, to a lesser extent, single-family residential loans, business loans and consumer loans. At June 30, 2002, Warren had consolidated assets of $459.7 million and consolidated shareholders' equity of $44.4 million. Warren's executive offices are located at 10 Main Street, Peabody, Massachusetts 01960, and its telephone number is (978) 531-7400.

Warren Shareholders will receive Whole Shares of Banknorth Common Stock and/or Cash for each Share of Warren Common Stock Exchanged Pursuant to the Merger (Page 37)

        Banknorth and Warren propose a merger in which Warren will merge with and into Banknorth. If the merger is completed, each outstanding share of Warren common stock (subject to certain exceptions) will be converted into the right to receive $15.75 in cash or a number of whole shares of Banknorth common stock determined by dividing $15.75 by the average closing price of the Banknorth common stock during the 20 trading-day period preceding the effective date of the merger, plus cash in lieu of any fractional share interest. Warren shareholders will have the opportunity to elect one or the other form of consideration to be received for all shares of Warren common stock held by them, subject to allocation procedures set forth in the merger agreement which are intended to ensure that 50% of the outstanding shares of Warren common stock will be converted into the right to receive

Banknorth common stock and 50% of the outstanding shares of Warren common stock will be converted into the right to receive cash.

When and How to Choose the Method of Payment for Your Shares (Page 37)

        Shares of Warren common stock will be exchanged for either Banknorth common stock or cash as chosen by you, subject to election and allocation procedures discussed herein and described in detail in the merger agreement. After the closing of the merger, you will be sent an election form on which you may specify whether you wish to receive cash in exchange for all shares of Warren common stock held by you or Banknorth common stock in exchange for all shares of Warren common stock held by you, or that you make "no-election" as to whether you receive cash or Banknorth common stock in payment for your Warren shares. Your choice will be honored to the extent possible, but because of the overall limitation on the amount of cash and shares of Banknorth common stock available, whether you receive the amount of cash or stock you request will depend in part on how many other Warren shareholders submit elections and how many choose to receive cash and how many choose to receive stock. Because the total consideration to all shareholders is payable 50% in Banknorth common stock and 50% in cash, Warren shareholders may not receive exactly the form of consideration that they elect and may receive a pro rata amount of cash and Banknorth common stock.

        Banknorth will not issue fractional shares. Instead, Warren shareholders who receive Banknorth common stock will receive the value of any fractional share interest in cash based on the closing sale price of a share of Banknorth common stock on the business day preceding consummation of the merger.

        An election form and detailed instructions on how to choose your preferred method of payment will be sent to you shortly after the effective time of the merger. You will then have 20 days in which to complete the election form and return it as instructed with your stock certificates. After the forms have been received and processed, you will be sent the cash and/or Banknorth common stock to which you are entitled.

        You will need to surrender your Warren common stock certificates to receive the appropriate merger consideration, but you should not send us any certificates now. Shortly after the merger is completed, you will receive detailed instructions on how to exchange your shares.

Comparative Per Share Market Price Information (Page 61)

        Shares of Banknorth and Warren currently trade on the Nasdaq Stock Market Inc.'s National Market under the symbol "BKNG" and "WRNB," respectively. On August 7, 2002, the last trading day preceding public announcement of the proposed merger, the Banknorth common stock closed at $25.22 per share and the Warren common stock closed at $10.56 per share. On                , 2002, the Banknorth common stock closed at $            per share and the Warren common stock closed at $            per share.

        The exact number of shares of Banknorth common stock which Warren shareholders who receive Banknorth common stock in the merger will be entitled to receive will be based on the average closing prices of the Banknorth common stock during a 20 trading-day period ending on the business day prior to the effective date of the merger. Based on the average closing prices of the Banknorth common stock during the 20 trading-day period ended on August 30, 2002 of $26.16, the exchange ratio would be 0.6021 of a share of Banknorth common stock for each share of Warren common stock held by shareholders who receive Banknorth common stock in the merger.

        Banknorth cannot assure you that its stock price will continue to trade at or above the prices shown above. You should obtain current stock price quotations for the Banknorth common stock from a newspaper, via the Internet or by calling your broker.

        Banknorth and Warren currently pay a quarterly cash dividend to their respective shareholders. During the third quarter of 2002, Banknorth declared a cash dividend of $0.15 per share of Banknorth common stock and Warren declared a cash dividend of $0.12 per share of Warren common stock. Banknorth intends to continue to pay a quarterly cash dividend to its shareholders. Pursuant to the merger agreement, Warren may continue to declare and pay regular quarterly dividends at a rate not in excess of $0.12 per share on the Warren common stock during the period prior to consummation of the merger, provided that it coordinates the declaration of any such dividends on the Warren common stock and the record and payment dates therefor with that of the quarterly dividends paid on the Banknorth common stock so that holders of Warren common stock and Banknorth common stock do not receive more than one dividend, or fail to receive one dividend, for any single calendar quarter.

The Tax Consequences of the Merger for Warren Shareholders Will Be Dependent on the Merger Consideration Received (Page 53)

        Banknorth and Warren have received an opinion of counsel to the effect that, based on certain facts, representations and assumptions, the merger will be treated as a "reorganization" for federal income tax purposes and, accordingly, you generally will not recognize any gain or loss on the conversion of shares of Warren common stock solely into shares of Banknorth common stock. However, you generally will be taxed if you receive cash in exchange for your shares of Warren common stock or instead of any fractional share of Banknorth common stock that you would otherwise be entitled to receive. The parties' obligation to complete the merger is conditioned on their receipt of the same opinion, dated as of the effective date of the merger, regarding the federal income tax treatment of the merger to them and shareholders of Warren.

        Tax matters are complicated, and the tax consequences of the merger to you will depend upon the facts of your particular situation. In addition, you may be subject to state, local or foreign tax laws that are not discussed herein. Accordingly, we strongly urge you to consult your own tax advisor for a full understanding of the tax consequences to you of the merger.

Warren's Financial Advisor Believes that the Merger Consideration is Fair to Warren Shareholders (Page 29)

        Among other factors considered in deciding to approve the merger, the Warren board of directors received the opinion of its financial advisor, RBC Dain Rauscher Inc., a member company of RBC Capital Markets, that, as of August 8, 2002 (the date on which the Warren board of directors approved the merger agreement), the merger consideration was fair to the holders of Warren common stock from a financial point of view. The opinion is included as Annex II. You should read this opinion completely to understand the assumptions made, matters considered and limitations of the review undertaken by RBC Capital Markets in providing its opinion. The opinion of RBC Capital Markets is directed to the Warren board of directors and does not constitute a recommendation to any shareholder as to any matters relating to the merger. To date, Warren has paid RBC Capital Markets a $25,000 retainer fee and $150,000 for the fairness opinion rendered by it. In addition, Warren has agreed to pay RBC Capital Markets, upon consummation of the merger, a transaction fee of $250,000 and a contingency fee which is estimated to amount to approximately $175,000, net of the retainer fee, based on the $15.75 per share merger consideration.

Our Board of Directors Recommends Approval of the Merger (Page 20)

        Based on Warren's reasons for the merger described herein, including the fairness opinion of RBC Capital Markets, the Warren board of directors believes that the merger is fair to you and in your best interests and unanimously recommends that you vote "FOR" approval of the merger agreement.

Date, Time and Location of the Special Meeting (Page 18)

        The special meeting will be held at 10:00 a.m., local time, on            ,                         , 2002, at the Peabody Marriott Hotel, 8A Centennial Drive, Peabody, Massachusetts. At the special meeting, Warren shareholders will be asked to approve the merger agreement, to approve a proposal to adjourn the special meeting if necessary to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the merger agreement and to act on any other matters that may properly come before the special meeting.

Record Date and Voting Rights for the Special Meeting (Page 18)

        You are entitled to vote at the special meeting if you owned shares of Warren common stock as of the close of business on                , 2002. You will have one vote at the special meeting for each share of Warren common stock that you owned on that date.

        Shareholders of record may vote by proxy or by attending the special meeting and voting in person. Each proxy returned to Warren (and not revoked) by a holder of Warren common stock will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, the proxy will be voted "FOR" approval of the merger agreement and "FOR" the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on the proposal to approve the merger agreement.

Approval of the Merger Agreement Requires a Majority Vote by Warren Shareholders (Page 19)

        The affirmative vote of the holders of a majority of the outstanding shares of Warren common stock is necessary to approve the merger agreement on behalf of Warren. Not voting, or failing to instruct a broker, bank or other nominee how to vote shares held in their name for you, will have the same effect as voting against the merger agreement.

Management of Warren Owns Shares Which May Be Voted at the Special Meeting (Pages 57 and 85)

        The directors and executive officers of Warren and their respective affiliates collectively owned approximately 12.9% of the outstanding shares of Warren common stock as of the record date for the special meeting. The directors of Warren, who can cast approximately 11.8% of the votes entitled to be cast at the special meeting, have entered into shareholder agreements with Banknorth pursuant to which they have agreed to vote all of their shares in favor of the merger agreement.

Banknorth and Warren Must Meet Several Conditions to Complete the Merger (Page 41)

        Completion of the merger depends on meeting a number of conditions, including the following:

  •
  shareholders of Warren must approve the merger agreement;

  •
  Banknorth and Warren must receive all required regulatory approvals for the merger and for the merger of Warren Bank into Banknorth, NA, and any waiting periods required by law must have passed;

  •
  there must be no law, injunction or order enacted or issued preventing completion of the merger or the bank merger;

  •
  Banknorth and Warren must receive a legal opinion confirming the tax-free nature of the merger;

  •
  the Banknorth common stock to be issued in the merger must have been approved for trading on the Nasdaq Stock Market's National Market (or on any national securities exchange on which the Banknorth common stock may then be listed);

  •
  the representations and warranties of each of Banknorth and Warren in the merger agreement must be accurate, subject to exceptions that would not have a material adverse effect on Banknorth or Warren, respectively;

  •
  Banknorth and Warren must have complied in all material respects with their respective covenants in the merger agreement; and

  •
  Dissenting shares shall not represent 10% or more of the outstanding Warren common stock.

        Unless prohibited by law, either Banknorth or Warren could elect to waive a condition that has not been satisfied and complete the merger anyway. The parties cannot be certain whether or when any of the conditions to the merger will be satisfied, or waived where permissible, or that the merger will be completed.

Banknorth and Warren Must Obtain Regulatory Approvals to Complete the Merger (Page 43)

        To complete the merger and the bank merger, the parties need the prior approval of or waiver from the Federal Reserve Board, the Office of the Comptroller of the Currency of the United States and certain state regulatory authorities. The U.S. Department of Justice is able to provide input into the approval process of federal banking agencies and will have between 15 and 30 days following any approval of a federal banking agency to challenge the approval on antitrust grounds. Banknorth and Warren have filed all necessary applications and notices with the applicable regulatory agencies. Banknorth and Warren cannot predict, however, whether the required regulatory approvals will be obtained or whether any such approvals will have conditions which would be detrimental to Banknorth following completion of the merger.

Banknorth and Warren may Terminate the Merger Agreement (Page 48)

        Banknorth and Warren can mutually agree at any time to terminate the merger agreement before completing the merger, even if shareholders of Warren have already voted to approve it.

        Either company also can terminate the merger agreement:

  •
  if any required regulatory approvals for consummation of the merger or the bank merger is not obtained;

  •
  if the merger is not completed by May 31, 2003;

  •
  if the shareholders of Warren do not approve the merger agreement; or

  •
  if the other company breaches any of its representations, warranties or obligations under the merger agreement in a manner which would be reasonably expected to have a material adverse effect on it and the breach cannot be or has not been cured within 30 days of notice of the breach.

        In addition, Banknorth may terminate the merger agreement at any time prior to the special meeting if the board of directors withdraws or modifies its recommendation to the Warren shareholders that the merger agreement be approved in any way which is adverse to Banknorth, or breaches its covenants requiring the calling and holding of a meeting of shareholders to consider the merger agreement and prohibiting the solicitation of other offers. Warren also may terminate the merger agreement at any time prior to the special meeting in order to concurrently enter into an acquisition agreement or similar agreement with respect to an unsolicited "superior proposal," as defined in the merger agreement, which has been received and considered by Warren in compliance with the applicable terms of the merger agreement, provided that Warren has notified Banknorth at least five business days in advance of any such action and given Banknorth the opportunity during such period, if Banknorth elects in its sole discretion, to negotiate amendments to the merger agreement which would permit Warren to proceed with the proposed merger with Banknorth. Termination of the merger agreement as a result of the circumstances discussed in this paragraph may require Warren to pay Banknorth a termination fee of $5.0 million. See "The Merger — Termination Fee," beginning on page 57.

Banknorth and Warren may Amend and Extend the Merger Agreement (Page 48)

        The parties may amend the merger agreement at any time before the merger actually takes place, and may agree to extend the time within which any action required by the merger agreement is to take place. No amendment may be made after the special meeting which by law requires further approval by the shareholders of Warren without obtaining such approval.

Warren's Directors and Executive Officers Have Some Interests in the Merger that Differ From Your Interests (Page 49)

        Some of Warren's directors and executive officers have agreements, stock options and other benefit plans that provide them with interests in the merger that are different from, or in addition to, your interests. Warren and Warren Bank have entered into special termination agreements with certain of their executive officers which generally provide that if the officer's employment is terminated under certain circumstances during a specified period following a change-in-control of Warren the officer will have the right to receive a lump sum severance payment equal to three times (in the case of John R. Putney, president and chief executive officer of Warren and Warren Bank) or two times (in the case of three other executive officers of Warren and Warren Bank) his average annual compensation from Warren and Warren Bank over the five previous years of his employment with Warren or Warren Bank. In addition, pursuant to the merger agreement, one current director of Warren will be appointed to the Massachusetts-based advisory board of directors of Banknorth, NA upon consummation of the merger. Banknorth also has agreed to honor indemnification obligations of Warren, as well as to permit Warren to purchase liability insurance for Warren's directors and officers for a six-year period following the merger, subject to the terms of the merger agreement.

        The board of directors of Warren was aware of the foregoing interests and other interests of executive officers of Warren in the merger and considered them, among other matters, in approving the merger agreement and the merger.

Warren is Prohibited from Soliciting Other Offers (Page 46)

        Warren has agreed that, while the merger is pending, it will not initiate or, subject to some limited exceptions, engage in discussions with any third party other than Banknorth regarding extraordinary transactions such as a merger, business combination or sale of a material amount of assets or capital stock.

The Merger Will be Accounted for Under the Purchase Method (Page 56)

        Banknorth will use the purchase method of accounting to account for the merger. The total purchase price will be allocated to the assets acquired and liabilities assumed, based on their fair values. To the extent that this purchase price exceeds the fair value of the net tangible assets acquired at the effective time of the merger, Banknorth will allocate the excess purchase price to intangible assets, including goodwill. In accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," issued in July 2001, the goodwill resulting from the merger will not be amortized to expense; however, core deposit and other intangibles with definite useful lives recorded by Banknorth in connection with the merger will be amortized to expense in accordance with the new rules.

Shareholders of Banknorth and Warren Have Different Rights (Page 72)

        Banknorth is a Maine corporation subject to the provisions of the Maine Business Corporation Act, and Warren is a Massachusetts corporation subject to the provisions of the Massachusetts Business Corporation Law. Upon consummation of the merger, shareholders of Warren who receive shares of Banknorth common stock in exchange for their shares of Warren common stock will become shareholders of Banknorth and their rights as shareholders of Banknorth will be governed by Banknorth's articles of incorporation and bylaws and the Maine Business Corporation Act. The rights of shareholders of Banknorth differ in certain respects from the rights of shareholders of Warren.

Termination Fee (Page 57)

        Warren must pay Banknorth a termination fee of $5.0 million if the merger agreement is terminated under specified circumstances.

Warren's Shareholders Have Dissenters' Rights (Page 58)

        Under Massachusetts law, holders of Warren common stock have the right to dissent from the merger and, if the merger is consummated and all requirements of Massachusetts law are satisfied by holders seeking to exercise dissenters' rights, to receive payment equal to the fair value of their shares of Warren common stock, determined in the manner set forth in Massachusetts law. The procedures which must be followed in connection with the exercise of dissenters' rights by dissenting shareholders are described herein under "The Merger-Dissenters' Rights" and in Sections 85 through 98 of Chapter 156B of the Massachusetts General Laws, a copy of which is attached as Annex III to this document. A shareholder seeking to exercise dissenters' rights must deliver to Warren, before the shareholder vote on the merger agreement at the special meeting, a written objection to the merger stating that he or she intends to demand payment for his or her shares if the merger agreement is approved through the exercise of his or her statutory appraisal rights and must not vote his or her shares in favor of approval of the merger agreement. Failure to take any required step in connection with the exercise of such rights may result in termination or waiver thereof.

The Shares of Banknorth Common Stock to be Issued in the Merger will be listed on Nasdaq (Page 56)

        Pursuant to the merger agreement, the shares of Banknorth common stock issued in connection with the merger will be listed on the Nasdaq Stock Market's National Market or on any national securities exchange on which the Banknorth common stock may then be listed.

Unaudited Comparative Per Share and Selected Financial Data

        The following tables show per share financial information reflecting the merger of Banknorth and Warren (which is referred to as "pro forma" information) and summary historical data for each of Banknorth and Warren. The pro forma information assumes that the acquisition of Warren had been completed on the dates and at the beginning of the earliest periods indicated.

        Banknorth expects that the merger will result in certain one-time reorganization and restructuring expenses. The pro forma income and dividends data do not reflect any anticipated reorganization and restructuring expenses resulting from the merger. It is also anticipated that the merger will provide the combined company with certain financial benefits that include reduced operating expenses and opportunities to earn more revenue. The pro forma information does not reflect any of these anticipated cost savings or benefits. Therefore, the pro forma information, while helpful in illustrating the financial characteristics of the merger under one set of assumptions, does not attempt to predict or suggest future results. The pro forma information also does not attempt to show how the combined company actually would have performed had Banknorth and Warren been combined throughout the indicated periods.

        The summary historical financial data of Banknorth and Warren has been derived from historical financial information that Banknorth and Warren have included in prior filings with the Securities and Exchange Commission. Certain amounts in the historical financial data of Warren have been reclassified to conform with the historical financial statement presentation of Banknorth.

        When you read the summary financial information provided in the following tables, you also should read the more detailed financial information included in the historical financial information in the other documents of Banknorth and Warren to which we refer. See "Where You Can Find More Information" beginning on page 88.

Unaudited Comparative Per Share Data

	Banknorth Common Stock			Warren Common Stock
	Historical	Pro Forma Combined(1)		Historical	Pro Forma Equivalent(2)
Net income before extraordinary item and cumulative effect of change in accounting principle per basic share:
Six Months Ended June 30, 2002	$0.96	$0.96		$0.41	$0.58
Year ended December 31, 2001	1.73	1.73		0.97	1.04
Net income before extraordinary item and cumulative effect of change in accounting principle per diluted share:
Six Months Ended June 30, 2002	0.95	0.95		0.40	0.57
Year ended December 31, 2001	1.71	1.72		0.94	1.04
Dividends declared per share:
Six Months Ended June 30, 2002	0.28	0.28	(3)	0.24	0.17
Year ended December 31, 2001	0.53	0.53	(3)	0.45	0.32
Book value per share:
June 30, 2002	12.34	12.59		5.97	7.58
December 31, 2001	11.83	12.08		5.75	7.27
Tangible book value per share:
June 30, 2002	9.23	9.00		5.97	5.42
December 31, 2001	8.75	8.53		5.75	5.13

(1)
Pro forma combined amounts are calculated by adding together the historical amounts reported by Banknorth and Warren, as adjusted for: (i) the estimated purchase accounting adjustments to be recorded (consisting of mark-to-market valuation adjustments for assets acquired and liabilities assumed and adjustments for intangible assets established, and the resultant amortization/accretion of certain of such adjustments over appropriate future periods), (ii) lower net interest income related to funding the cash portion of the purchase price and (iii) the estimated number of additional shares of Banknorth common stock to be issued in connection with the merger. The number of shares used in the calculations assumes that 50% of the weighted average number of Warren shares outstanding (including the dilutive effect of outstanding Warren stock options) during the respective period, or in the case of book value calculations the actual number of shares outstanding at the respective date, are converted into Banknorth shares at an assumed exchange ratio of 0.6021. The calculations do not take into account two acquisitions by Banknorth which were consummated after June 30, 2002 and a pending acquisition. See "Information about Banknorth-Acquisitions," beginning on page 63.

(2)
Pro forma equivalent amounts are calculated by multiplying the pro forma combined amounts by an assumed exchange ratio of 0.6021, which is based on the average closing price of the Banknorth common stock during the 20 trading-day period ended on August 30, 2002. This information is presented to reflect that Warren shareholders who receive shares of Banknorth common stock in the merger will, based on the assumed exchange ratio, receive less than one share of Banknorth common stock for each share of Warren common stock they own before the merger.

(3)
It is anticipated that the initial dividend rate will be equal to the current dividend rate of Banknorth. Accordingly, pro forma combined dividends per share of Banknorth common stock represent the historical dividends per common share paid by Banknorth.

Selected Consolidated Financial Data of Banknorth
(Dollars in Thousands, Except Per Share Data)

		December 31,
	June 30, 2002
Balance Sheet Data:		2001	2000	1999	1998	1997
Total assets	$21,260,638	$21,076,586	$18,233,810	$18,508,264	$16,453,120	$15,332,821
Debt and equity securities	6,313,549	6,156,861	5,880,658	6,873,182	4,379,774	3,617,236
Total loans and leases, net (1)	12,859,682	12,525,493	10,692,112	9,699,608	9,770,039	9,862,103
Goodwill and other intangibles	457,900	466,633	185,520	184,381	204,587	158,535
Deposits	14,403,578	14,221,049	12,107,256	11,710,501	12,016,212	11,088,410
Borrowings	4,874,887	4,602,388	4,659,390	5,466,253	3,040,173	2,904,286
Shareholders' equity	1,815,438	1,789,115	1,330,857	1,192,274	1,222,390	1,164,383
Nonperforming assets	72,190	81,227	67,132	69,192	89,021	98,125
Book value per share	12.34	11.83	9.42	8.22	8.37	7.97
Tangible book value per share	9.23	8.75	8.11	6.95	6.97	6.88
	Six Months Ended June 30,		Year Ended December 31,
Operations Data:	2002	2001	2001	2000	1999	1998	1997
Interest and dividend income	$615,393	$643,179	$1,263,789	$1,330,287	$1,227,519	$1,146,160	$1,056,027
Interest expense	219,434	321,531	583,825	726,663	613,124	567,860	500,136

Net interest income	395,959	321,648	679,964	603,624	614,395	578,300	555,891
Provision for loan and lease losses	22,657	16,450	41,889	23,819	23,575	23,775	15,763

Net interest income after provision for loan and lease losses	373,302	305,198	638,075	579,805	590,820	554,525	540,128
Net securities gains (losses) (2)	369	803	1,329	(15,456)	655	6,423	2,837
Other noninterest income	124,193	115,551	239,176	226,644	191,140	161,124	134,144
Noninterest expense (excluding special charges)	273,926	241,059	501,782	459,459	460,306	446,110	429,874
Special charges (3)	9,265	5,608	7,614	43,007	28,002	61,140	23,559

Income before income tax expense	214,673	174,885	369,184	288,527	294,307	214,822	223,676
Income tax expense	72,333	59,608	126,202	96,793	97,349	73,078	78,188

Net income before extraordinary item and cumulative effect of change in accounting principle	142,340	115,277	242,982	191,734	196,958	141,744	145,488
Extraordinary item, net of tax	—	—	(3,897)	—	—	—	—
Cumulative effect of change in accounting principle, net of tax	—	(290)	(290)	—	—	—	—

Net income	$142,340	$114,987	$238,795	$191,734	$196,958	$141,744	$145,488

Net income per share before extraordinary item and cumulative effect of change in accounting principle:
Basic	$0.96	$0.83	$1.73	$1.33	$1.35	$0.97	$1.00
Diluted	0.95	0.82	1.71	1.32	1.34	0.95	0.98
Net income per share:
Basic	0.96	0.83	1.70	1.33	1.35	0.97	1.00
Diluted	0.95	0.82	1.68	1.32	1.34	0.95	0.98
Dividends per share	0.28	0.26	0.53	0.50	0.47	0.44	0.38

(continued on next page)

	At or For the Six Months Ended June 30,		At or For the Year Ended December 31,
Other Data:	2002	2001	2001	2000	1999	1998	1997
Return on average assets	1.39%	1.28%	1.29%	1.05%	1.12%	0.90%	1.05%
Return on average equity	16.32	17.22	16.48	15.69	16.42	11.96	13.01
Average equity to average assets	8.51	7.43	7.82	6.66	6.81	7.55	8.07
Interest rate spread (4)	3.81	3.27	3.42	3.05	3.33	3.46	3.75
Net interest margin (4)	4.21	3.86	3.99	3.60	3.80	4.02	4.33
Tier 1 leverage capital ratio at end of period	7.75	7.15	7.14	7.02	6.75	7.22	7.65
Dividend payout ratio	29.20	31.34	30.27	36.91	33.19	40.38	39.60
Efficiency ratio (5)	52.66	55.14	54.59	55.34	57.14	60.33	62.30
Nonperforming assets as a percent of total assets at end of period	0.34	0.40	0.39	0.37	0.37	0.54	0.64

(1)
Does not include loans held for sale.

(2)
In 2000, includes a $15.9 million pre-tax loss incurred in connection with the restructuring of the portfolio of investment securities.

(3)
Special charges consist of merger-related expenses and, in 1997, a $7.2 million pre-tax charge relating to an acquired subsidiary; in 1999, a $7.4 million pre-tax charge relating to Banknorth's exit from the correspondent mortgage banking business; in 2000, $1.4 million of pre-tax expenses related to the closing of 11 branch offices, a $3.1 million pre-tax charge related to the termination of a marketing contract for merchant processing and a $3.7 million pre-tax charge related to asset write-downs; and in 2001, $2.0 million of pre-tax expenses related to branch closings, a $1.0 million pre-tax charge related to subsidiary bank charter consolidations and a $900,000 pre-tax charge related to asset write-downs. In the six months ended June 30, 2002 and 2001, special charges included merger-related expenses and, in 2001, a $2.4 million pre-tax charge related to branch closings and a $900,000 pre-tax charge related to asset write-downs; and, in 2002, a $3.4 million pre-tax charge related to subsidiary bank charter consolidations.

(4)
Ratios are on a fully-tax equivalent basis.

(5)
The efficiency ratio represents operating expenses as a percentage of net interest income and noninterest income, excluding securities transactions.

Selected Consolidated Financial Data of Warren
(Dollars in Thousands, Except for Per Share Data)

		December 31,
	June 30, 2002
Balance Sheet Data:		2001	2000	1999	1998	1997
Total assets	$459,726	$463,630	$438,122	$402,247	$397,065	$370,993
Investment securities	65,260	64,429	65,740	82,157	109,838	107,992
Total loans, net (1)	340,291	336,666	343,551	286,743	262,452	236,697
Deposits	394,380	398,347	387,047	355,534	347,012	325,293
Borrowings	17,040	19,082	8,654	7,510	7,674	2,926
Stockholders' equity	44,428	42,445	37,682	35,644	39,921	40,028
Nonperforming assets	84	—	—	1,547	2,088	2,357
Book value per share	5.97	5.75	5.14	4.86	5.10	5.26
Tangible book value per share	5.97	5.75	5.14	4.86	5.10	5.26
	Six Months Ended June 30,		Year Ended December 31,
Operations Data:	2002	2001	2001	2000	1999	1998	1997
Interest and dividend income	$13,742	$16,983	33,210	$33,064	$28,987	$29,253	$28,539
Interest expense	4,167	7,009	13,489	13,120	11,803	12,060	11,404

Net interest income	9,575	9,974	19,721	19,944	17,184	17,193	17,135
Provision for (recovery of) loan losses	(38)	9	(131)	456	120	(91)	(316)

Net interest income after provision for (recovery of) loan losses	9,613	9,965	19,852	19,488	17,064	17,284	17,451
Net securities gains	—	—	—	208	17	188	140
Other noninterest income	1,165	1,221	2,589	1,819	1,280	1,255	3,199
Noninterest expense	6,353	5,727	12,019	11,414	10,070	10,099	9,857

Income before income taxes	4,425	5,459	10,422	10,101	8,291	8,628	10,933
Income tax expense	1,353	1,680	3,318	3,368	2,827	2,724	3,648

Net income	$3,072	$3,779	$7,104	$6,733	$5,464	$5,904	$7,285

Net income per share:
Basic	$0.41	$0.51	$0.97	$0.92	$0.74	$0.75	$0.96
Diluted	0.40	0.50	0.94	0.91	0.72	0.72	0.91
Dividends per share	0.235	0.22	0.45	0.625	0.63	0.72	0.435
	At or For the Six Months Ended June 30,		At or For the Year Ended December 31,
Other Data:	2002	2001	2001	2000	1999	1998	1997
Return on average assets	1.36%	1.71%	1.57%	1.61%	1.39%	1.57%	2.02%
Return on average equity	14.26	19.49	17.73	18.81	15.26	14.79	19.50
Average equity to average assets	9.51	8.80	8.84	8.57	9.14	10.59	10.39
Interest rate spread(2)	4.34	4.50	4.37	4.74	4.35	4.53	4.80
Net interest margin(2)	4.47	4.73	4.57	4.96	4.57	4.79	5.03
Tier 1 leverage capital ratio at end of period	9.63	8.91	9.02	8.68	8.94	10.10	10.58
Dividend payout ratio	56.67	42.79	46.64	67.96	85.56	96.04	44.79
Efficiency ratio(3)	59.15	51.16	53.87	52.45	54.54	54.74	48.48
Nonperforming assets as a percent of total assets at end of period	0.02	0.04	NA	NA	0.38	0.53	0.64

(1)
Does not include loans held for sale.
(2)
Ratios are on a fully-tax equivalent basis.
(3)
The efficiency ratio represents operating expenses as a percentage of net interest income and noninterest income, excluding securities transactions.

RISK FACTORS

        Upon completion of the merger, you will receive shares of Banknorth common stock and/or cash in exchange for your shares of Warren common stock. Prior to deciding whether or not to approve the transaction and which type of consideration to elect, you should be aware of and consider the following risks and uncertainties that are applicable to the merger, in addition to the other information contained in or incorporated by reference into this document, including the matters addressed under the caption "Cautionary Statement Concerning Forward-Looking Statements" beginning on page 16.

Warren shareholders may not receive the form of consideration they elect

        If the merger is completed, each outstanding share of Warren common stock (subject to certain exceptions) will be converted into the right to receive $15.75 in cash or a number of whole shares of Banknorth common stock determined by dividing $15.75 by the average closing price of the Banknorth common stock during the 20 trading-day period preceding the effective date of the merger, plus cash in lieu of any fractional share interest. Warren shareholders will have the opportunity to elect the form of consideration to be received for all shares of Warren common stock held by them; however, the right of a Warren shareholder to receive all stock or all cash for his, her or its shares is limited because of allocation procedures set forth in the merger agreement which are intended to ensure that 50% of the outstanding shares of Warren common stock will be converted into the right to receive Banknorth common stock and 50% of the outstanding shares of Warren common stock will be converted into the right to receive cash. If the total cash elections by Warren shareholders are greater, or less, than the aggregate cash consideration to be paid in the merger (which shall equal the product of the number of shares of Warren common stock and Warren stock units outstanding immediately prior to the effective time of the merger times .5 times $15.75), the elections will be reallocated so that the resultant exchange for cash is as close as practicable to the aggregate cash consideration. Therefore, Warren shareholders may not receive exactly the form of consideration that they elect and may receive a pro rata amount of cash and Banknorth common stock. A detailed discussion of the consideration provisions of the merger agreement is set forth under "The Merger — Merger Consideration and Election and Exchange Procedures," beginning on page 37. We recommend that shareholders carefully read this discussion and the merger agreement attached hereto as Annex I.

The value of the stock consideration will vary with fluctuations in Banknorth's stock price

        Each share of Warren common stock owned by Warren shareholders will be converted into the right to receive either cash, shares of Banknorth common stock or a mixture of cash and shares of Banknorth common stock. The market price of the Banknorth common stock at the time former shareholders of Warren receive certificates evidencing shares of Banknorth common stock following the election period to be conducted after the merger is completed may be higher or lower than the market price at the date of this document, on the date of the special meeting or on the date of the merger. Changes in the price of the Banknorth common stock may result from a variety of factors, including general market and economic conditions, changes in the business, operations or prospects of Banknorth and regulatory considerations. Accordingly, at the time of the special meeting, you will not know the exact value of the stock consideration to be received or the exchange ratio used to determine the number of any shares of Banknorth common stock to be received when the merger is completed. In addition, there will be a time period between the completion of the merger and the time at which former Warren shareholders receiving stock consideration actually receive certificates evidencing Banknorth common stock, which will include the 20-day period during which Warren shareholders will be able to make cash/stock elections. Until stock certificates are received, Warren shareholders will not be able to sell their Banknorth shares in the open market and, thus, will not be able to avoid losses resulting from any decline in the trading price of the Banknorth common stock during this period.

The tax consequences of the merger for Warren shareholders will be dependent on the merger consideration received

        The tax consequences of the merger to you will be dependent on the merger consideration received by you. You generally will not recognize any gain or loss on the conversion of shares of Warren common stock solely into shares of Banknorth common stock; however, you generally will be taxed if you receive cash in exchange for your shares of Warren common stock or instead of any fractional share of Banknorth common stock that you would otherwise be entitled to receive. For a detailed discussion of the tax consequences to you of the merger, see "The Merger — Federal Income Tax Consequences" beginning on page 53.

Directors and officers of Warren have interests in the merger that differ from the interests of shareholders

        When considering the recommendation of Warren's board of directors, you should be aware that some executive officers and directors of Warren have interests in the merger that are somewhat different from your interests. For example, certain executive officers have entered into agreements with Warren which provide benefits in the event of a termination of the executive officer's employment following the merger. These agreements may create potential conflicts of interest. These and certain other additional interests of Warren's directors and executive officers may cause some of these persons to view the proposed transaction differently than you view it, as a shareholder. See "The Merger — Interests of Certain Persons in the Merger" beginning on page 49.

Banknorth may fail to realize the anticipated benefits of the merger

        The success of the merger will depend on, among other things, Banknorth's ability to realize anticipated cost savings and to combine the businesses of Banknorth and Warren in a manner that does not materially disrupt the existing customer relationships of Warren or result in decreased revenues resulting from any loss of customers and that permits growth opportunities to occur. If Banknorth is not able to successfully achieve these objectives, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected.

The market price of shares of Banknorth common stock may be affected by factors which are different from those affecting shares of Warren common stock

        You may acquire shares of Banknorth common stock in connection with the merger. Some of Banknorth's current businesses and markets differ from those of Warren and, accordingly, the results of operations of Banknorth after the merger may be affected by factors different from those currently affecting the results of operations of Warren. For a discussion of the businesses of Banknorth and Warren and of certain factors to consider in connection with those businesses, see the documents incorporated by reference into this document and referred to under "Where You Can Find More Information" beginning on page 88.

You are unlikely to be able to exercise effective remedies against Arthur Anderson LLP, Warren's former independent public accountant

        Although Warren has dismissed Arthur Andersen LLP as its independent public accountants and engaged KPMG LLP, its consolidated financial statements as of and for the fiscal years ended December 31, 2001, 2000, 1999, 1998 and 1997 were audited by Arthur Andersen. On March 14, 2002, Arthur Andersen was indicted on federal obstruction of justice charges arising from the government's investigation of Enron Corporation. On June 15, 2002, a jury in Houston, Texas found Arthur Andersen guilty of these federal obstruction of justice charges. In light of the jury verdict and the underlying events, Arthur Andersen informed the Securities and Exchange Commission that it would cease practicing before the Securities and Exchange Commission by August 31, 2002, unless the Securities and Exchange Commission determined another date is appropriate. A substantial number of Arthur Andersen's personnel have left the firm, including the individuals responsible for auditing Warren's audited consolidated financial statements included by incorporation by reference in this document, and substantially all remaining personnel are expected to do so in the near future. Because it is unlikely that Arthur Andersen will survive, you are unlikely to be able to exercise effective remedies or collect judgments against them. In addition, Arthur Andersen has not consented to the inclusion of its report in this document, and the requirement to file its consent has been dispensed with in reliance on Rule 437a under the Securities Act. Because Arthur Andersen has not consented to the inclusion of its report in this document, you will not be able to recover against Arthur Andersen under Section 11 of the Securities Act for any untrue statement of a material fact contained in the consolidated financial statements audited by Arthur Andersen or any omissions to state a material fact required to be stated in those consolidated financial statements.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        This document and the documents incorporated herein by reference contain forward-looking statements by Banknorth and Warren within the meaning of the federal securities laws. These forward-looking statements include information about the financial condition, results of operations and business of Banknorth upon completion of the merger, including statements relating to the estimated cost savings that will be realized from the merger, the estimated impact on Banknorth's earnings per share of the merger and the restructuring charges expected to be incurred in connection with the merger. This document also includes forward-looking statements about the consummation and anticipated timing of the merger, the exchange ratio and the tax-free nature of the merger. In addition, any of the words "believes," "expects," "anticipates," "estimates," "plans," "projects," "predicts" and similar expressions indicate forward-looking statements. These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

  •
  estimated cost savings from the merger or other proposed mergers may not be fully realized within the expected time frame;

  •
  deposit attrition, customer loss or revenue loss following the merger or other proposed mergers may be greater than expected;

  •
  competitive pressure among depository and other financial institutions may increase significantly;

  •
  costs or difficulties related to the integration of the businesses of Banknorth and its merger partners, including Warren, may be greater than expected;

  •
  changes in the interest rate environment may reduce interest margins;

  •
  general economic or business conditions, either nationally or in the states or regions in which Banknorth does business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit;

  •
  legislation or changes in regulatory requirements, including changes in accounting standards, may adversely affect the businesses in which Banknorth is engaged;

  •
  adverse changes may occur in the securities markets; and

  •
  competitors of Banknorth may have greater financial resources and develop products and technology that enable those competitors to compete more successfully than Banknorth.

        Management of Banknorth and Warren each believes that the forward-looking statements about their respective company are reasonable; however, you should not place undue reliance on them. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of Banknorth following completion of the merger may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond Banknorth's and Warren's ability to control or predict.

GENERAL INFORMATION

        This document constitutes a proxy statement and is being furnished to all record holders of Warren common stock in connection with the solicitation of proxies by the board of directors of Warren to be used at a special meeting of shareholders of Warren to be held on                        ,                         , 2002 and any adjournment or postponement of the special meeting. The purposes of the special meeting are to consider and vote upon the merger agreement between Banknorth and Warren, which provides, among other things, for the merger of Warren with and into Banknorth, and a proposal to adjourn the special meeting to the extent necessary to solicit additional votes on the merger agreement.

        This document also constitutes a prospectus of Banknorth relating to the Banknorth common stock to be issued to holders of Warren common stock upon completion of the merger. Based on (i) the number of shares of Warren common stock outstanding on the record date for the special meeting, (ii) the number of shares of Warren common stock issuable upon the exercise of employee stock options outstanding on such date, (iii) an assumed exchange ratio of 0.6021 and (iv) the provisions of the merger agreement which are intended to ensure that 50% of the outstanding shares of Warren common stock are converted into shares of Banknorth common stock, a maximum of approximately 2,594,033 shares of Banknorth common stock will be issuable upon completion of the merger. The actual total number of shares of Banknorth common stock to be issued, as well as the actual amount of cash to be paid, in the merger will depend on the number of shares of Warren common stock outstanding at the time of the merger and the actual exchange ratio.

        Banknorth has supplied all information contained or incorporated by reference herein relating to Banknorth, and Warren has supplied all such information relating to Warren.

THE SPECIAL MEETING

Time, Date and Place

        A special meeting of shareholders of Warren will be held at 10:00 a.m., local time, on            ,             ,    , 2002 at the Peabody Marriott Hotel, 8A Centennial Drive, Peabody, Massachusetts.

Matters to be Considered

        The purposes of the special meeting are to consider and approve the merger agreement, to consider and approve a proposal to adjourn the special meeting if necessary to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the merger agreement and to consider any other matters that may be properly submitted to a vote at the special meeting. At this time, the Warren board of directors is unaware of any matters, other than set forth in the preceding sentence, that may be presented for action at the special meeting.

Shares Outstanding and Entitled to Vote; Record Date

        The close of business on                , 2002 has been fixed by Warren as the record date for the determination of holders of Warren common stock entitled to notice of and to vote at the special meeting and any adjournment or postponement of the special meeting. At the close of business on the record date, there were            shares of Warren common stock outstanding and entitled to vote. Each share of Warren common stock entitles the holder to one vote at the special meeting on all matters properly presented at the meeting.

How to Vote Your Shares

        Shareholders of record may vote by mail or by attending the special meeting and voting in person. If you choose to vote by mail, simply mark the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided.

        If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote at the special meeting, you must bring a letter from the broker, bank or other nominee confirming that you are the beneficial owner of the shares.

        Any shareholder executing a proxy may revoke it at any time before it is voted by:

  •
  delivering to the clerk of Warren prior to the special meeting a written notice of revocation addressed to Shareholder Relations Department, c/o Susan G. Ouellette, Clerk, Warren Bancorp, Inc., 10 Main Street, Peabody, Massachusetts 01960;

  •
  delivering to Warren prior to the special meeting a properly executed proxy with a later date; or

  •
  attending the special meeting and giving notice of such revocation in person.

Attendance at the special meeting will not, in and of itself, constitute revocation of a proxy.

        Each proxy returned to Warren (and not revoked) by a holder of Warren common stock will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, the proxy will be voted "FOR" approval of the merger agreement and "FOR" the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on the proposal to approve the merger agreement.

        At this time, the Warren board of directors is unaware of any matters, other than set forth above, that may be presented for action at the special meeting. If other matters are properly presented, however, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

Votes Required

        A quorum, consisting of the holders of a majority of the issued and outstanding shares of Warren common stock, must be present in person or by proxy before any action may be taken at the special meeting. Abstentions will be treated as shares that are present for purposes of determining the presence of a quorum but will not be counted in the voting on a proposal.

        The affirmative vote of the holders of a majority of the outstanding shares of Warren common stock, voting in person or by proxy, is necessary to approve the merger agreement on behalf of Warren. The affirmative vote of a majority of the votes cast on the matter at the special meeting is required to approve the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on the proposal to approve the merger agreement and any other matter properly submitted to shareholders for their consideration at the special meeting.

        Any "broker non-votes" submitted by brokers or nominees in connection with the special meeting will not be counted for purposes of determining the number of votes cast on a proposal but will be treated as present for quorum purposes. "Broker non-votes" are shares held by brokers or nominees as to which voting instructions have not been received from the beneficial owners or the persons entitled to vote those shares and the broker or nominee does not have discretionary voting power under the applicable New York Stock Exchange rules. Under these rules, the proposals to approve the merger agreement and to adjourn the special meeting are not items on which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within ten days of the special meeting. Because the proposal to approve the merger agreement is required to be approved by the holders of a majority of the outstanding shares of Warren common stock, abstentions and broker "non-votes" will have the same effect as a vote against the proposal to approve the merger agreement at the special meeting. And for the same reason, the failure of a Warren shareholder to vote by proxy or in person at the special meeting will have the effect of a vote against this proposal. Because of the vote required for the proposal to adjourn the special meeting, abstentions and broker "non-votes" will have no effect on this proposal.

        The directors and executive officers of Warren and their respective affiliates collectively owned approximately 12.9% of the outstanding shares of Warren common stock as of the record date for the special meeting. The directors of Warren, who can cast approximately 11.8% of the votes entitled to be cast at the special meeting, have entered into shareholder agreements with Banknorth pursuant to which they have agreed to vote all of their shares in favor of the merger agreement. See "Certain Beneficial Owners of Warren Common Stock" beginning on page 85 and "The Merger — Shareholder Agreements" on page 57.

        As of the close of business on the record date for the special meeting, neither Banknorth nor, to the knowledge of Banknorth, any of its directors and executive officers, beneficially owned any shares of Warren common stock, except that Alan M. Glick, a director of Banknorth, owns 1,000 shares of Warren common stock.

Solicitation of Proxies

        Warren will bear its costs of mailing this document to its shareholders, as well as all other costs incurred by it in connection with the solicitation of proxies from its shareholders on behalf of its board of directors, except that Banknorth and Warren will share equally the cost of printing this document. In addition to solicitation by mail, the directors, officers and employees of Warren and its subsidiaries may solicit proxies from shareholders of Warren in person or by telephone, telegram, facsimile or other electronic methods without compensation other than reimbursement for their actual expenses.

        Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Warren will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

        Warren has retained                        , a professional proxy solicitation firm, to assist it in the solicitation of proxies. The fee payable to such firm in connection with the merger is $            , plus reimbursement for reasonable out-of-pocket expenses.

Recommendations of the Warren Board of Directors

        The Warren board of directors has approved the merger agreement and the transactions contemplated by the merger agreement. Based on Warren's reasons for the merger described in this document, including the fairness opinion of RBC Capital Markets, the board of directors of Warren believes that the merger is in the best interests of Warren's shareholders and unanimously recommends that you vote "FOR" approval of the merger agreement. See "The Merger — Warren's Reasons for the Merger" beginning on page 26. The Warren board of directors also unanimously recommends that you vote "FOR" approval of the proposal to adjourn the special meeting if necessary to solicit additional proxies to vote in favor of the merger agreement.

THE MERGER
(Proposal 1)

        The following information describes the material aspects of the merger agreement and the merger. This description does not purport to be complete and is qualified in its entirety by reference to the annexes to this document, including the merger agreement. You are urged to carefully read the annexes in their entirety.

General

        Under the terms and conditions set forth in the merger agreement, Warren will be merged with and into Banknorth. At the effective time of the merger each share of common stock of Warren outstanding immediately before the effective time of the merger (except as provided below) will, by virtue of the merger and without any action on the part of the shareholder, be converted into the right to receive $15.75 in cash or a number of whole shares of common stock of Banknorth determined by dividing $15.75 by the average closing price of the Banknorth common stock during the 20 trading-day period preceding consummation of the merger, plus cash in lieu of any fractional share interest. Warren shareholders will have the opportunity to elect the form of consideration to be received for all shares of Warren common stock held by them, subject to allocation procedures set forth in the merger agreement which are intended to ensure that 50% of the outstanding shares of Warren common stock will be converted into the right to receive Banknorth common stock and 50% of the outstanding shares of Warren common stock will be converted into the right to receive cash. Shares of Warren common stock held by Banknorth or Warren, other than in a fiduciary capacity or in satisfaction of a debt previously contracted, or by Warren shareholders who have elected dissenters' rights will not be converted into the right to receive the merger consideration upon consummation of the merger.

Background of the Merger

        As part of their efforts to improve Warren's community banking franchise and enhance shareholder value, Warren's management and board of directors have periodically considered various strategic alternatives, including continuing as an independent institution, growing internally and through acquisitions of branches and of other community banks and entering into a strategic combination with, or being acquired by, another institution. Consistent with these goals and in the ordinary course of business dealings, during the last several years, Stephen G. Kasnet, the chairman of Warren's board of directors, and John R. Putney, Warren's president and chief executive officer, have from time to time had informal conversations with directors and members of management of other banking institutions, including William J. Ryan, the chairman, president and chief executive officer of Banknorth. During some of these conversations, including those with Mr. Ryan, the topic of a potential strategic transaction between the parties was discussed; however, these conversations were always general in nature and did not result in the parties engaging in more significant discussions.

        During a conversation between Mr. Kasnet and Mr. Ryan in February 2002 in which they discussed, among other things, various matters relating to prevailing economic and market conditions affecting banking institutions in the northeast, Mr. Ryan inquired into Warren's willingness to consider a potential strategic transaction with Banknorth in which Warren would be acquired by Banknorth. Following this conversation, Mr. Kasnet had informal discussions with Mr. Putney and the members of the executive committee of Warren's board of directors, which consists of Mr. Kasnet, Arthur E. Holden, Robert F. Fanning, Jr. and Arthur E. McCarthy, to inform them of Mr. Ryan's inquiry. As a result of these conversations, it was decided that the executive committee should discuss Mr. Ryan's inquiry at the executive committee's next regularly scheduled strategic planning meeting to be held on March 19, 2002. At this meeting, the executive committee, with Mr. Putney in attendance at the request of the committee, discussed the various alternatives described above as well as the desirability of engaging in further discussions with Banknorth concerning a possible business combination transaction.

The executive committee concluded that it would be appropriate to further consider the matters discussed at this meeting at a special meeting of the executive committee to be held on April 5, 2002, and that the committee should also inform George W. Phillips, a director and former president and chief executive officer of Warren, of the developments with Banknorth. Following the March 19 meeting, Mr. Kasnet met with Mr. Phillips and informed him of the conversation with Mr. Ryan and the executive committee's meeting.

        At the April 5, 2002 meeting of the executive committee, with Mr. Putney in attendance at the request of the committee, the committee again reviewed strategic alternatives, including whether to pursue further discussions with Banknorth. The committee considered the company's position in the community banking environment in New England, the prevailing economic and market conditions for banks of Warren's size, and the opportunities for internal growth and growth through the acquisition of smaller banking organizations. The executive committee examined these alternatives as well as the possibility of being acquired by a larger institution, such as Banknorth, that has the ability to pay a significant premium to Warren's current per share trading price and a proven track record for successfully completing acquisitions. At the conclusion of this meeting, the executive committee authorized Messrs. Kasnet and Phillips to have additional conversations with Banknorth.

        On April 19, 2002, Messrs. Kasnet and Phillips met with Mr. Ryan in Portsmouth, New Hampshire, to discuss Banknorth's interest in acquiring Warren. While Messrs. Kasnet, Phillips and Ryan did not discuss any specific amount or form of consideration to be paid to Warren's shareholders in any transaction, they did discuss the possibility of Warren merging into Banknorth and the potential benefits to the shareholders and customers of both institutions that could result from such a transaction. Mr. Kasnet and Mr. Phillips emphasized to Mr. Ryan that valuation would be an important factor in any continued discussions with Banknorth. At the conclusion of the meeting, Mr. Kasnet, Mr. Phillips and Mr. Ryan agreed there was a mutuality of interest based on their conversation and that the parties should continue to discuss the merits of such a transaction as well as the terms that might be acceptable to both parties.

        At an informal meeting of the members of the executive committee held on April 26, 2002, with Mr. Putney in attendance at the request of the committee, Mr. Kasnet updated the committee on the results of his and Mr. Phillip's meeting with Mr. Ryan in Portsmouth. The members of the executive agreed that Messrs. Kasnet and Phillips should continue their discussions with Mr. Ryan.

        On April 30, 2002 and May 9, 2002, Mr. Kasnet (and on May 9, Mr. Phillips) met with Warren's outside legal counsel, Goodwin Procter LLP in Boston to discuss the conversations that were held with Mr. Ryan, the various strategic alternatives available to Warren, and the related legal obligations and fiduciary duties implicated by these circumstances.

        On May 21 and May 26, 2002, Mr. Kasnet and Mr. Ryan spoke by phone to discuss potential benefits of a possible transaction between Warren and Banknorth, and to discuss more specific aspects of Warren's and Banknorth's operations. During these conversations, Mr. Kasnet suggested that Mr. Ryan make a presentation to Warren's executive committee of the benefits of a strategic transaction between the parties and to answer questions concerning Banknorth's operations. As a result of these telephone calls, it was agreed that Mr. Ryan would travel to Boston to make a presentation to the executive committee on May 28, 2002.

        On May 28, 2002, Mr. Ryan made a presentation to Warren's executive committee, with Messrs. Phillips and Putney in attendance at the request of the committee, concerning the benefits of a strategic transaction between the parties in which Warren would be acquired by Banknorth and answered various questions concerning Banknorth's operations. This meeting was followed up by a telephone conversation between Mr. Ryan and Mr. Kasnet on May 29, 2002 in which Mr. Kasnet informed Mr. Ryan that the executive committee and Mr. Phillips had viewed Mr. Ryan's presentation favorably and had authorized Mr. Kasnet to suggest that Banknorth deliver a formal proposal as to price and structure of a potential transaction between the parties with specific terms for consideration by Warren.

        In light of the advancing discussions between the parties, on May 30, 2002, Banknorth and Warren entered into a customary confidentiality agreement that pertained to, among other things, the maintenance of confidentiality of information to be exchanged in connection with the parties' consideration of a potential transaction, the nondisclosure of any negotiations, prohibitions on Banknorth contacting or soliciting Warren employees, and prohibitions on Banknorth's ability to engage in certain hostile takeover activities with respect to Warren for a limited period of time.

        During the first two weeks of June, certain members of senior management of Warren responded to various requests by Banknorth for information concerning Warren's operations for the purpose of enabling Banknorth to deliver a proposal to Warren containing greater specificity as to price and structure.

        On June 21, 2002, Mr. Kasnet telephoned Mr. Ryan to inquire as to the status of Banknorth's diligence of Warren. Mr. Ryan indicated to Mr. Kasnet that a more formal and more detailed expression of interest would be forthcoming shortly.

        On June 26, 2002, the executive committee of the board of directors of Warren, with Mr. Phillips in attendance at the request of the committee, met to discuss the progress of the discussions with Banknorth. At this meeting, Mr. Kasnet advised the committee and Mr. Phillips that Banknorth had requested certain information concerning Warren's operations and had conducted other limited financial due diligence on Warren over the past few weeks to enable Banknorth to develop a proposal containing pricing and structure terms. The executive committee also concluded that it would be appropriate for Warren to engage a financial advisor to assist it in evaluating the terms, from a financial point of view, of any proposal made by Banknorth, and to assist Warren in its consideration of other alternatives. In furtherance of this determination, the committee authorized Mr. Kasnet to solicit proposals from various investment banking firms to perform these services for Warren.

        On June 28, 2002, Mr. Ryan telephoned Mr. Kasnet to indicate that Banknorth was prepared to offer consideration consisting of a combination of cash and Banknorth common stock having a value equal to $15.00 for each share of Warren common stock. Mr. Kasnet indicated to Mr. Ryan that he would discuss this proposal with the members of the executive committee.

        On July 1, 2002, the executive committee met, with Messrs. Phillips and Putney in attendance at the request of the committee, to discuss the status of discussions with Banknorth, and specifically, Banknorth's proposal. Mr. Kasnet updated the executive committee members and Messrs. Phillips and Putney as to his conversations with Mr. Ryan during the previous week. Mr. Kasnet also informed the committee and Messrs. Phillips and Putney of his conversations with various investment banking firms and the status of the various fee proposals that he expected to receive from such firms.

        On July 2, 2002, Mr. Kasnet telephoned Mr. Ryan to report the generally favorable reaction by the executive committee and Mr. Phillips to the manner in which the discussions were proceeding and to request that the parties meet in person to discuss Banknorth's initial proposal. Mr. Ryan expressed Banknorth's continued interest in pursuing a transaction with Warren, and he and Mr. Kasnet agreed to meet in Portsmouth, New Hampshire on July 12, 2002.

        On July 12, 2002, Messrs. Kasnet, Phillips and Ryan met again in Portsmouth to discuss in more detail the possible merger of Warren into Banknorth and the initial proposal made by Banknorth. At this meeting, Messrs. Kasnet, Phillips and Ryan discussed pricing in an approximate range of $15.00 to $15.50 for a merger transaction structured with at least 40% of the consideration being in cash and with the remaining amount being in the form of shares of Banknorth common stock having a fixed value, subject to Banknorth completing its due diligence review of Warren. They also discussed other customary transaction terms and continued to discuss synergies that might result from the combination of Warren with Banknorth and other benefits to Warren's customers and employees.

        On July 15, 2002, the executive committee, with Messrs. Phillips and Putney in attendance at the request of the committee, met to discuss the status of the proposed transaction with Banknorth and the results of Messrs. Kasnet's and Phillips' meeting with Mr. Ryan. At this meeting, Messrs. Kasnet and Phillips informed the committee that Banknorth may be prepared to offer a combination of cash and Banknorth common stock having an aggregate fixed value of $15.50. Messrs. Kasnet and Phillips also informed the committee that the parties discussed various other terms, which the parties believed could be resolved to their mutual satisfaction through continued negotiations. The executive committee concluded that, based on Banknorth's current proposed pricing, the full board of directors of Warren should consider Banknorth's proposal and make a determination as to whether to proceed to more formal negotiations.

        On July 17, 2002, Warren's board of directors met to discuss Warren's investigation of strategic alternatives, including the proposal from Banknorth. At this meeting, representatives of Goodwin Procter LLP, reviewed the fiduciary obligations of the board of directors to the shareholders of Warren in connection with the Board's consideration of whether Warren should remain independent or pursue continued negotiations with Banknorth regarding a potential businesses combination transaction. In addition, the executive committee updated the board as to the status of discussions with Banknorth. The board also discussed and evaluated proposals that the executive committee had received from a number of financial advisors, each expressing an interest in assisting Warren in connection with a possible transaction. At the conclusion of the meeting, the board authorized the executive committee to engage RBC Dain Rauscher Inc., a member company of RBC Capital Markets, to serve as financial advisor to Warren in connection with the Board's consideration of various strategic alternatives, including discussions and the possible negotiation of a transaction with Banknorth. The Board further agreed to hold a special meeting on July 19, 2002 to discuss further the merits of Banknorth's proposal and the alternatives available to Warren.

        On July 19, 2002, Warren's board of directors held a special meeting to discuss further Banknorth's proposal and Warren's strategic alternatives. At this meeting, representatives of RBC Capital Markets discussed with the board the present market condition for regional community banks and thrifts, Warren's market position relative to its peers, the proposed terms of Banknorth's current proposal, including the desirability of a combination of cash and stock consideration, various preliminary valuations of Warren's common stock, the analysis of the $15.50 per share price proposed by Banknorth, and an overview of Banknorth, including its business and financial condition. The board then held extensive discussions concerning the information and analyses presented to it by the executive committee, Goodwin Procter LLP and RBC Capital Markets. This discussion included, among other things, the challenge of Warren remaining an independent community banking institution and achieving returns for its shareholders in excess of Banknorth's proposed pricing, the ability of Warren to grow internally and through acquisitions, the ability of Warren to pursue other strategic transactions that would involve the sale of Warren to a third party in view of the proposal presented by Banknorth, the effect of a transaction with Banknorth on Warren's customers, employees and the communities which Warren serves, and the execution risk involved in entering into a transaction with Banknorth. The board also discussed whether a transaction involving all cash, all stock or a combination of cash and stock was desirable. At the conclusion of the meeting, the board of directors authorized the executive committee to continue discussions with Banknorth, with a focus on seeking to increase the proposed pricing being offered by Banknorth, and to proceed with the negotiation of definitive documentation.

        On July 21, 2002, Messrs. Kasnet, Phillips and Ryan again met in Portsmouth, New Hampshire. Mr. Kasnet conveyed to Mr. Ryan the substance of the Warren board's view of the proposal as evidenced in the prior week's board meeting. In response to Mr. Kasnet's proposal that the consideration to Warren shareholders be increased, Mr. Ryan indicated that Banknorth might be willing to increase its proposed price to $15.75 for each Warren share of common stock, 50% of which would be in cash and 50% of which would be in Banknorth common stock, subject to Banknorth's completion of due diligence on Warren. Mr. Ryan and Mr. Kasnet also discussed other aspects of the proposal, focusing on employee benefit issues among other matters. Mr. Ryan indicated that at the beginning of the week of July 22, 2002, he would direct Banknorth's legal counsel to commence the preparation and drafting of definitive documentation with respect to the proposed transaction.

        On July 22, 2002, Mr. Ryan telephoned Mr. Kasnet to inform him that Banknorth was formally increasing its offer to $15.75 per share of Warren common stock.

        On July 26, 2002, first drafts of the proposed merger agreement and certain related documents were forwarded by Banknorth's legal counsel. On July 29 and July 30, 2002, representatives of Banknorth met with representatives of Warren to conduct more specific financial, business, regulatory and legal due diligence on Warren. From July 26, 2002 through August 8, 2002, Warren and Banknorth management and their respective financial and legal advisors facilitated the exchange of business, financial, accounting, tax and legal due diligence and participated in discussions with each other on various issues relating to the proposed transaction. From July 31, 2002 until August 8, 2002, a number of drafts of the merger agreement were negotiated and exchanged between the parties. During this period, the parties discussed and negotiated various issues, including without limitation, the representations and warranties to be made by Warren, the treatment of Warren's employees in the transaction, the conduct of the respective parties' businesses between signing and closing of the transaction, the parties' respective conditions to closing, the rights of the parties to abandon the transaction, and the shareholder's agreement to be entered into by each of the members of the Warren board pursuant to which such members would agree to vote their shares of Warren common stock in favor of the transaction.

        On August 2, 2002, the executive committee met, with Mr. Phillips in attendance at the request of the committee, to discuss the status of the ongoing negotiations at which time Mr. Kasnet informed the committee as to the details of the negotiations at that time, including the issues under discussions and the parties' respective positions.

        On August 6, 2002, the board of directors of Warren met to discuss the status of the negotiations with Banknorth. Mr. Kasnet updated the board as to the events since the previous board meeting on July 19, 2002, including the process undertaken with respect to the conducting of mutual business, financial and legal due diligence of Warren and Banknorth, and negotiations of a definitive agreement with Banknorth. Mr. Kasnet noted that the vast majority of open issues had been resolved, and that management and the executive committee were satisfied with the direction of the negotiations, and believed that significant progress was being made towards having final terms that the board could consider in the next few days. At the meeting, representatives of RBC Capital Markets reviewed the financial aspects of the proposed transaction and further updated the board as to Banknorth's financial results and prospects. Warren's legal counsel reviewed for the board the terms of the merger agreement and the terms of the shareholders agreement to be entered into by each member of the Warren board, indicated the unresolved issues and informed the board as to parties' respective positions with respect to those issues. At the conclusion of the meeting, Mr. Kasnet was directed by the board to continue negotiations with Banknorth, and the board tentatively agreed to convene a meeting on August 8, 2002 to consider the proposed merger with Banknorth provided that all remaining issues were resolved by that time.

        On August 8, 2002, all open issues had been resolved and the board of directors of Warren met to discuss the final terms of the proposed merger with Banknorth. At this meeting, Mr. Kasnet, together with Goodwin Procter LLP, updated the board on the status of the negotiations and the open issues that had been resolved since the prior board meeting, subject to approval by the Warren board. RBC Capital Markets made a presentation to the Warren board of a financial analysis of the proposed merger. In addition, RBC Capital Markets delivered an oral opinion concerning the fairness, from a financial point of view, of the proposed consideration to be received by Warren's shareholders as set forth in the merger agreement, which was later confirmed in writing. The Warren board of directors considered the terms of the merger agreement, the potential advantages and risks associated with the merger, and the financial analyses of RBC Capital Markets. Following discussion, by the unanimous vote of all directors present, the Warren board approved the merger agreement and the transactions contemplated by the merger agreement, authorized management to enter into the merger agreement and other related agreements and recommended that shareholders vote their shares in favor of approving the merger agreement and transactions contemplated by the merger agreement. Following the close of the financial markets on the afternoon of August 8, 2002, Banknorth and Warren executed the merger agreement and related agreements and issued a joint press release publicly announcing the transaction.

Warren's Reasons for the Merger

        After careful consideration, Warren's board of directors determined that the merger agreement is advisable, in the best interests of Warren's shareholders and on terms that are fair to the shareholders of Warren. Accordingly, the Warren board of directors approved the merger agreement and the merger, and unanimously recommends that Warren shareholders vote "FOR" approval of the merger agreement and the merger.

        Warren's board of directors consulted with senior management and Warren's financial and legal advisors and considered a number of factors, including those set forth below, in reaching its decision to approve the merger agreement and the transactions contemplated by the merger agreement and to unanimously recommend that Warren's shareholders vote "FOR" adoption and approval of the merger agreement and approval of the merger.

        The following discussion of Warren's reasons for the merger contains a number of forward-looking statements that reflect the current views of Warren with respect to future events that may have an effect on its future financial performance. Forward-looking statements are subject to risks and uncertainties. Actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Cautionary statements that identify important factors that could cause or contribute to differences in results and outcomes include those discussed under "Cautionary Statements Regarding Forward-Looking Statements" on page 16.

        Status of the Banking Industry.    The Warren board of directors considered the current and prospective economic, regulatory and competitive climate facing Warren and independent community banking organizations generally, including margin pressure, minimal deposit growth, rising expenses, slowing revenue growth, the impact of prolonged maintenance of a historically low Federal funds interest rate, the importance of capitalizing on developing opportunities in the banking and finance industries, the pace and scope of consolidation in the banking industry and competition from larger institutions. The Warren board also considered the challenges facing Warren in remaining an independent community banking institution, the lack of opportunities for growth through acquisitions and the difficulties in increasing shareholder value.

        Review of Prospects of Remaining Independent.    Warren's board of directors considered Warren's financial condition, results of operations and business and earning prospects if it were to remain an independent entity.

        Review of Historical Performances.    Together with management and its financial advisors, the Warren board of directors reviewed and considered the respective businesses, operations, asset quality, financial condition, earnings, strategic business plans, competitive positions and stock price performance of Warren and Banknorth. The Warren board considered Banknorth's ability to pay the merger consideration, its history of successful acquisitions, and its ability to integrate the business and operations of acquired companies. The Warren board also noted the relative illiquidity of the Warren common stock as compared to the Banknorth common stock.

        Compatibility of Cultures.    The Warren board of directors considered the similar community banking cultures and business philosophies of the two companies, particularly with respect to customer service, efficiency, credit quality, product diversification and meeting local banking needs and the companies' compatible management teams. The Warren board of directors was particularly cognizant of Banknorth's focus on providing community banking services.

        Projected Strength of Combined Entity.    The Warren board of directors considered the projected market capitalization and market position of the combined entity (and in particular the increasing importance of economies of scale and access to greater financial resources to capitalize on opportunities in the banking and financial services markets), the diversification of the companies' asset and deposit bases, the introduction of several new products and services not presently offered by Warren, and the ability of the combined company to compete more effectively in New England (and, in particular, the North Shore of Eastern Massachusetts).

        Geographic Fit of Branch Networks.    The Warren Board considered the geographic gap in Banknorth's branch network that is filled by Warren's branch network and would provide Banknorth with the largest market share in Essex County, Massachusetts, and the effect that such complementary geographic coverage would have on the combined enterprise's ability to prosper in its banking market.

        Projected Cost Savings.    The Warren board of directors considered the pro forma financial effects of the proposed transactions, including the potential cost savings (resulting from back office efficiencies, consolidations and other cost savings) and enhanced revenue anticipated from the merger, and the effects of the merger on the risk-based and leverage capital ratios of the combined company and its subsidiary banks.

        Effects on Employees and Customers.    The Warren board of directors considered the likely impact of the proposed merger on the employees and customers of Warren and its subsidiaries, on the communities in which Warren presently conducts its business and on Warren's other constituencies. Considered especially were the expanded range of financial services the combined company would be well situated to offer. In particular, the Warren board of directors considered the potential that a merger with Banknorth might be expected to provide Warren employees with continued employment, career advancement and other benefits that might not be available to the employees if Warren were to remain independent.

        Merger Consideration.    Warren's board considered the amount and form of the consideration offered by Banknorth in relation to the estimated value of Warren's common stock. In particular the Warren board of directors considered the premium represented by the consideration to be offered to the holders of Warren common stock in the merger. (The consideration valuation of $15.75 represented a premium of 38% to the trading price of Warren common stock of $11.41 on August 6, 2002). The Warren Board also considered that the structure of the merger consideration would provide Warren shareholders with the flexibility of choosing to receive either cash or stock consideration, within certain limits; and that those who chose to receive cash would be able to obtain immediate liquidity and those who chose to receive stock would not only have the ability to continue to participate in the growth of the combined company on a tax-deferred basis but also would benefit from the significantly greater liquidity of the trading market for Banknorth common stock. In addition, the Warren board noted that the value of the merger consideration, $15.75, was fixed thereby ensuring that fluctuations in the Banknorth stock price would not affect the value of the overall consideration to be received by the Warren shareholders.

        Advice from Warren's Financial Advisor.    Among other factors considered, Warren's board of directors also considered the presentations made by RBC Capital Markets with respect to the proposed consideration to be offered to the holders of Warren common stock in the merger. The Warren board of directors considered RBC Capital Markets' oral opinion, which was subsequently confirmed in writing, that as of the date of its opinion, the consideration to be received by Warren's shareholders in connection with the merger was fair from a financial point of view. The full text of this opinion is attached to this document as Annex II.

        Certain Terms of the Merger Agreement.    In evaluating the adequacy of the consideration to be received, the Warren board of directors considered the terms of the merger agreement, including the following:

  •
  The provisions providing each Warren shareholder with the flexibility to choose the form of merger consideration (stock or cash) received, within certain limits;

  •
  The provisions providing for a fixed value of the stock consideration payable to the Warren shareholders who elect to receive stock, regardless of changes in the Banknorth stock price prior to the closing of the merger;

  •
  The provisions pertaining to Warren's ability in certain circumstances to withdraw its recommendation of the merger to the Warren shareholders and Warren's ability to recommend another transaction to the Warren shareholders and pursue such transaction in certain circumstances;

  •
  The provisions providing salary and benefits continuation for Warren employees whose employment is terminated following the merger; and

  •
  The provisions providing protection of employee and executive termination benefits.

        The Warren board noted that the termination fee provision of the merger agreement could have the effect of discouraging alternative proposals for a business combination between Warren and a third party. However, the board of directors concluded that the amount of the fee that Warren would be obligated to pay and the circumstances under which it may be payable are typical for transactions of this size and type, are not likely to discourage any such proposals and were necessary to induce Banknorth to enter into the merger agreement.

        Limited Closing Conditions and Likelihood of Obtaining Approval.    The Warren board of directors considered the limited nature of the closing conditions included in the merger agreement and the likelihood of obtaining the regulatory and shareholder approvals that would be required in order to consummate the merger within a reasonable timeframe. The Warren board noted that approval of the merger by Banknorth's shareholders is not required.

        Tax Treatment of Merger.    The Warren board of directors considered the treatment of the merger as a tax-free reorganization for federal income tax purposes. The Warren board also noted that generally Warren common shareholders who receive Banknorth common stock in exchange for shares of Warren common stock are not expected to recognize gain or loss for United States federal income tax purposes in connection with the receipt of such Banknorth common stock, except for taxes payable in respect of cash received instead of fractional shares.

        In considering the opinion of RBC Capital Markets that the consideration to be received by Warren's shareholders in connection with the merger was fair from a financial point of view, the Warren board took into account that the various types of financial analyses ordinarily used to support this type of opinion inevitably have limitations. These limitations were explained to the Warren board by RBC Capital Markets at the time the Warren board considered and approved the merger and the merger agreement.

        The foregoing discussion of the information and factors considered by Warren's board of directors, while not exhaustive, includes the material factors considered by the board of directors. In view of the variety of factors considered in connection with its evaluation of the merger, Warren's board of directors did not find it practicable to, and did not, quantify or otherwise assign relative or specific weight or values to any of these factors, and individual directors may have given different weights to different factors.

Banknorth's Reasons for the Merger

        Banknorth entered into the merger agreement with Warren because, among other things, Banknorth believes the merger is consistent with its expansion strategy within the northeastern United States. The Warren franchise is a natural extension of Banknorth's current operations in Massachusetts, and Banknorth believes the merger will enhance its competitive position in the markets currently served.

Opinion of Warren's Financial Advisor

        Pursuant to an engagement letter dated as of July 31, 2002, Warren retained RBC Dain Rauscher Inc., a member company of RBC Capital Markets, to act as its financial advisor in connection with the merger. On August 8, 2002, the board of directors of Warren held a meeting to evaluate the proposed merger. At this meeting, RBC Capital Markets rendered its oral opinion that, as of that date and based upon and subject to the factors and assumptions set forth in its opinion, the merger consideration was fair, from a financial point of view, to the Warren shareholders. RBC Capital Markets subsequently delivered its opinion in writing on August 8, 2002.

        Warren did not provide specific instructions to, or place any limitation on, RBC Capital Markets with respect to the procedures to be followed or factors to be considered by RBC Capital Markets in performing its analyses or providing its opinion.

        The full text of the RBC Capital Markets opinion, which describes, among other things, the assumptions made, matters considered, and qualifications and limitations on the review undertaken by RBC Capital Markets is attached as Annex II to this document and is incorporated in this document by reference. Warren shareholders are urged to read RBC Capital Markets' opinion carefully and in its entirety.

        RBC Capital Markets' opinion is directed to the board of directors of Warren and addresses only the fairness, from a financial point of view, of the merger consideration to be paid to Warren shareholders. The opinion does not address any other aspect of the merger or any related transaction, constitute a recommendation to any shareholder as to how to vote at the special meeting or comment on the form of consideration received. The summary of the fairness opinion set forth in this document is qualified in its entirety by reference to the full text of the opinion.

        In arriving at its opinion, RBC Capital Markets, among other things:

  •
  reviewed a draft merger agreement dated August 6, 2002;

  •
  reviewed certain historical financial and other information concerning Warren for the three fiscal years ended December 31, 2001 and for the quarter ended June 30, 2002;

  •
  reviewed certain historical financial and other information concerning Banknorth for the three fiscal years ended December 31, 2001;

  •
  held discussions with the senior management of Warren and of Banknorth with respect to their past and current financial performance, financial condition and future prospects;

  •
  reviewed certain internal financial data, projections and other information of Warren, including financial projections approved by Warren's management;

  •
  analyzed certain publicly available information of other financial institutions that RBC Capital Markets deemed comparable or otherwise relevant to its inquiry, and compared Warren from a financial point of view with certain of these institutions;

  •
  compared the consideration to be paid to Warren pursuant to the merger agreement with the consideration paid in other acquisitions of financial institutions that RBC Capital Markets deemed comparable or otherwise relevant to its inquiry;

  •
  reviewed available earnings estimates, historical trading activity and ownership data of Warren's and Banknorth's common stock and considered the prospects for dividends and price movement; and

  •
  considered such other financial studies, analyses and investigations and reviewed such other information as RBC Capital Markets deemed appropriate to enable RBC Capital Markets to render its opinion.

        In RBC Capital Markets' review, it also took into account an assessment of general economic, market and financial conditions and certain industry trends and related matters.

        In rendering its opinion, RBC Capital Markets assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by it for the purposes of its opinion. Warren provided RBC Capital Markets with forecasted financial information only through December 31, 2002. With respect to these financial projections and projected cost savings and synergies resulting from the merger, RBC Capital Markets assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Warren. RBC Capital Markets is not an expert in the evaluation of allowances for loan losses, and neither made an independent evaluation of the adequacy of the allowances for loan losses of Warren or Banknorth, nor reviewed any individual credit files of Warren or Banknorth or was requested to conduct such a review. As a result, RBC Capital Markets has assumed that the respective allowances for loan losses for Warren and Banknorth are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

        For purposes of rendering its opinion, RBC Capital Markets assumed that, in all respects material to its analyses:

  •
  the executed version of the merger agreement did not differ in any material respect from the last draft it reviewed, and the terms of the consideration to be paid to the shareholders of Warren pursuant thereto will be identical to those set forth in the last draft that it reviewed;

  •
  the merger will be consummated in accordance with the terms set forth in the merger agreement; and

  •
  the merger will be treated as a tax-free reorganization for federal income tax purposes with respect to Banknorth's common stock delivered as consideration in the merger.

        In performing its analysis for its opinion, RBC Capital Markets relied upon the closing prices of Warren's common stock and Banknorth's common stock as of August 6, 2002. Accordingly, RBC Capital Markets assumed that the respective closing prices of Warren's common stock and Banknorth's common stock did not materially change as of August 8, 2002.

        RBC Capital Markets did not make any independent valuation or appraisal of the assets or liabilities (contingent or otherwise) of Warren, nor did Warren furnish it with any such appraisals. RBC Capital Markets did not assume any obligation to conduct, and did not conduct, any physical inspection of the property or facilities of Warren or Banknorth. Its opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. RBC Capital Markets did not undertake to reaffirm or revise the opinion or otherwise comment upon any events occurring after the date it was rendered and, except as set forth in its engagement with Warren, do not have any obligation to update, revise or reaffirm this opinion.

        RBC Capital Markets' opinion does not constitute a recommendation to any shareholder of Warren regarding how to vote in the merger, and does not comment on the form of consideration received.

        Analyses of RBC Capital Markets.    In performing its analyses, RBC Capital Markets made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of RBC Capital Markets, Warren and Banknorth. Any estimates contained in the analyses performed by RBC Capital Markets are not necessarily indicative of actual values or future results which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. The RBC Capital Markets opinion was among several factors taken into consideration by Warren's board of directors in making its determination to approve the merger agreement and the merger. In addition, Warren's board did not rely on a single analysis in making its determination. Consequently, the analyses described below should not be viewed as determinative of the decision of Warren's board of directors or management with respect to the fairness of the merger consideration.

        The following is a summary of the material financial analyses presented by RBC Capital Markets to the board of directors of Warren on August 8, 2002 in connection with the rendering of its opinion on that date. The summary is not a complete description of the analyses underlying the RBC Capital Markets opinion or the presentation made by RBC Capital Markets to Warren's board of directors, but summarizes the material analyses performed and presented in connection with its opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description.

        In arriving at its opinion, RBC Capital Markets did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include information presented in tabular format. Accordingly, RBC Capital Markets believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone do not constitute a complete description of the financial analyses.

        Calculation of Transaction Value.    RBC Capital Markets reviewed the terms of the merger and noted that pursuant to the merger agreement, each issued and outstanding share of Warren common stock, will be converted into, following the election of the holder and subject to the limitations set forth in the merger agreement, the right to receive (i) $15.75 in cash, or (ii) the number of Banknorth common stock, which is equal to the quotient determined by dividing (x) $15.75 by (y) the average share price of Banknorth common stock over a twenty day period as more fully described in the merger agreement (plus cash in lieu of any fractional share interest). Holders of Warren common stock may elect to receive the cash consideration, or the stock consideration (as elected, the "merger consideration"), provided that 50% of the aggregate merger consideration to be received by holders of Warren common stock will consist of the stock consideration and 50% of the aggregate merger consideration shall consist of cash consideration.

        RBC Capital Markets noted that the most recent closing price of Warren common stock preceding the Warren board meeting on August 8, 2002 was $10.56. RBC Capital Markets also noted that, based on the per share merger consideration, the transaction had an implied aggregate value of approximately $125.8 million as of August 6, 2002.

        Transaction Pricing Multiple Analysis.    Based on the merger consideration to be paid to Warren shareholders of approximately $125.8 million as of August 6, 2002, RBC Capital Markets calculated the merger consideration value as a multiple of Warren's last twelve months earnings of approximately $6.4 million, Warren's estimated earnings for the year 2002 (based on Warren management estimate as of August 8, 2002 of approximately $6.4 million), and Warren's stated book value and its stated tangible book value (based on financial data for the period ended June 30, 2002). RBC Capital Markets also calculated the premium to the per share closing price of Warren's common stock on August 6, 2002 and to its core deposits. The results of RBC Capital Market's analysis are set forth in the following table.

Merger consideration as a multiple or percentage of, or premium to Warren's:

Multiple of Last twelve months earnings	19.7	x
Premium to Book Value	283.1%
Premium to Tangible Book Value	283.1%
Premium to Warren's Closing Stock Price on August 6, 2002	38.0%
Premium to Core Deposits	29.9%

        Peer Group Stock Trading Analysis — Warren.    RBC Capital Markets compared selected operating and stock market results of Warren to the publicly available corresponding data for the following companies, which are New England-based savings banks and savings institutions, that RBC Capital Markets determined were comparable to Warren:

Abington Bancorp, Inc. Alliance Bancorp of New England, Inc. Bay State Bancorp, Inc. Central Bancorp, Inc. Hingham Institution for Savings LSB Corporation	Mystic Financial, Inc. New Hampshire Thrift Bancshares, Inc. NewMil Bancorp, Inc. Northeast Bancorp Woronoco Bancorp, Inc.

        The following table compares selected financial data of Warren with corresponding median data for the companies selected by RBC Capital Markets which data is based on financial data at or for the year-to-date ended June 30, 2002 and market prices as of August 6, 2002.

Warren	Peer Group Median
Core return on assets	1.36%	0.80%
Core return on equity	14.26%	12.63%
Net interest margin	4.47%	3.43%
Efficiency ratio	59.15%	65.82%
Leverage Ratio	9.63%	8.14%
Non-performing assets / Assets	0.02%	0.03%
Stock price / 52 week high stock price	88.0%	86.4%
Stock price / LTM earnings	13.6	x	13.1	x
Market value / Book value	191.1%	127.5%
Market value / Tangible book value	191.1%	136.6%
Dividend yield — most recent quarter	4.2%	2.2%

        Peer Group Analysis — Banknorth.    RBC Capital Markets also compared selected operating and stock market results of Banknorth to the publicly available corresponding data for the following companies, which are commercial banks, savings banks and savings institutions, that RBC Capital Markets determined were comparable to Banknorth:

Chittenden Corporation Commerce Bancorp, Inc. Fulton Financial Corporation Hudson United Bancorp M&T Bank Corporation Mercantile Bankshares Corporation	North Fork Bancorporation, Inc. Sovereign Bancorp, Inc. Susquehanna Bancshares, Inc. Valley National Bancorp Wilmington Trust Corporation

        The following table compares selected financial data of Banknorth with corresponding median data for the companies selected by RBC Capital Markets which data is based on financial data at or for the year-to-date ended June 30, 2002 and market prices as of August 6, 2002.

	Banknorth		Peer Group Median
Core return on assets	1.39%		1.68%
Core return on equity	16.32%		16.42%
Net interest margin	4.21%		4.55%
Efficiency ratio	52.66%		56.46%
Leverage Ratio	7.75%		7.91%
Non-performing assets / Assets	0.34%		0.33%
Stock price / 52 week high stock price	89.9%		84.4%
Stock price / LTM earnings	13.6	x	15.9	x
Stock price / est. 2002 earnings(1)	12.2	x	14.3	x
Market value / Book value	200.0%		249.6%
Market value / Tangible book value	267.4%		359.9%
Dividend yield — most recent quarter	2.4%		3.2%

(1)
Based on First Call estimates

        Precedent Acquisitions Analysis.    RBC Capital Markets also compared the foregoing analyses to comparable data from selected New England merger transactions in the banking and thrift industry that have occurred since January 1, 2000. The following transactions were reviewed by RBC Capital Markets in this process:

Acquiree
Medford Bancorp Inc.
Massachusetts Fincorp, Inc.
Ipswich Bancshares, Inc.
People's Bancshares, Inc.
American Bank of Connecticut
Andover Bancorp, Inc.
MetroWest Bank
First Coastal Corporation
First Federal Savings and Loan of E. Hartford
Hometown Bank	Acquiror
Citizens Financial Group, Inc.
Abington Bancorp, Inc.
Banknorth Group, Inc.
FIRSTFED AMERICA BANCORP, INC.
American Financial Holdings, Inc.
Banknorth Group, Inc.
Banknorth Group, Inc.
Norway Bancorp, MHC
Connecticut Bancshares, Inc.
Liberty Bank

        RBC Capital Markets further selected those transactions within the aforementioned list of New England merger transactions which RBC Capital Markets considered to be most reasonably similar to the Warren / Banknorth merger. For the transactions selected by RBC Capital Markets, the comparable data used was taken as of the announcement date of those transactions. The results of RBC Capital Markets' analysis are set forth in the following table.

Banknorth / Warren	PreAcq. Median
Price / LTM earnings	19.7	x	15.7	x
Price / Tangible book value	283.1%	255.2%
Price / Deposits	31.9%	25.0%
Price / Assets	27.4%	18.9%
Premium to core deposits	29.9%	16.5%
Premium to market value
— One day prior to announcement	40.0%	22.5%
— Two weeks prior to announcement	28.7%	37.8%
— One month prior to announcement	23.8%	33.6%

        No transaction used in the analysis described above is identical to the Warren / Banknorth transaction. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the merger, public trading or other values of the companies to which they are being compared. In addition, mathematical analyses, such as determining median, are not of themselves meaningful methods of using comparable transaction data or comparable company data.

        Discounted Free Capital Analysis.    RBC Capital Markets performed a discounted free capital analysis to estimate a range of present values per share of Warren common stock assuming Warren operated as a stand-alone entity for a period of five years and then was sold to an acquiror for fair value. This range was determined by adding (1) the present value of future cash flows derived from applying an optimal leverage ratio to the projected financial performance of Warren through December 31, 2007, and (2) the present value of the terminal value, which is a representation of the value of the entity at a specified time in the future, of Warren common stock.

        In calculating a terminal value of Warren common stock, RBC Capital Markets applied two methodologies: (1) applying multiples of 15.0x, 17.2x and 19.3x to year 2007 projected earnings and (2) applying multiples of 212.4%, 237.5% and 262.6% to year 2007 projected tangible book value. Both methodologies assumed Warren operated as a stand-alone entity for five years and then was sold to an acquiror in a change of control transaction. The cash flows and terminal values were then discounted back using discount rates of 12.5%, 13.5% and 14.5%. RBC Capital Markets viewed these rates as the appropriate range of discount rates for a company with Warren's risk characteristics.

        In performing this analysis, RBC Capital Markets collaborated with Warren to project earnings estimates through 2007. RBC Capital Markets determined that the present value range of the Warren common stock, assuming independent operation for a period of five years and then a change of control sale using price to earnings multiples as the basis for terminal value, is from $11.17 to $14.85 per share. In addition, RBC Capital Markets determined that the present value range of the Warren common stock, assuming independent operation for a period of five years and then a change of control sale using multiples of tangible book value as the basis for terminal value, is from $9.25 to $11.69 per share. This compares favorably to the $15.75 value of merger consideration per share of Warren common stock to be received by Warren shareholders in the merger.

        The analysis set forth in the discounted free capital analysis discussion do not necessarily indicate actual values or actual future results and do not purport to reflect the prices at which any securities may trade at the present or at any time in the future. The discount rates applied to Warren referred to in the paragraphs above were based on several factors, including RBC Capital Markets knowledge of

Warren and the industry in which they operate, the business risk of the company and the overall interest rate environment. Discounted free capital analysis is a widely used valuation methodology, but the results of this methodology are highly dependent upon the numerous assumptions that must be made including earnings growth rates, dividend payout rates, terminal values and discount rates.

        Pro Forma Financial Impact.    Based on the per share merger consideration of $15.75, RBC Capital Markets also analyzed the pro forma per share financial impact of the merger on Banknorth's GAAP earnings per share and cash earnings per share for 2002 and 2003. RBC Capital Markets also analyzed the pro forma financial impact of the merger on Banknorth's book value per share, tangible book value per share and leverage ratio. This analysis was based on First Call earnings estimates and estimated pre-tax cost-savings synergies of 25% of Warren's non-interest related expenses. The analysis indicated that the impact of the merger would be marginally dilutive to Banknorth on a GAAP basis for both 2002 and 2003. However, the analysis indicated that the impact of the merger would be accretive, or additive, to Banknorth on a cash earnings per share basis for both 2002 and 2003. The analysis further indicated that the merger would be accretive to Banknorth's book value per share, dilutive to, or decrease, Banknorth's tangible book value per share, and dilutive to Banknorth's leverage ratio. The following table sets forth the results of RBC Capital Markets' analysis.

	Accretion / (Dilution)
Banknorth GAAP EPS Impact
— 2002	(0.1%	)
— 2003	(0.2%	)
Banknorth Cash EPS Impact
— 2002	0.4%
— 2003	0.3%
Banknorth Book Value per share	1.6%
Banknorth Tangible Book Value per share	(2.6%	)
Banknorth Leverage Ratio	(0.2%	)

        The actual operating and financial results achieved by the pro forma combined company may vary from projected results and variations may be material as a result of business and operational risks, the timing, amount and costs associated with achieving cost savings and revenue enhancements, as well as other factors.

        Warren retained RBC Capital Markets based upon its experience and expertise. RBC Capital Markets is a nationally-recognized investment banking and advisory firm. RBC Capital Markets (the global brand name for the corporate and investment banking division of Royal Bank of Canada and its affiliates, including RBC Dain Rauscher Inc.) as part of its investment banking business is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for corporate and other purposes.

        RBC Capital Markets has in the past provided financial advisory, investment banking and other services to Warren and Banknorth and has received fees for the rendering of such services, and may continue to provide such services in the future. In addition, in the ordinary course of its business, RBC Capital Markets may actively trade shares of Warren's common stock and other securities of Warren and its affiliates and shares of Banknorth's common stock and other securities of Banknorth and its affiliates for its own account and the accounts of its customers, and, accordingly, may at any time hold long or short positions in such securities. Arthur E. McCarthy, a director of Warren, is an employee of RBC Dain Rauscher, an affiliate of RBC Capital Markets.

        Pursuant to a letter agreement between Warren and RBC Capital Markets, dated as of July 31, 2002, Warren agreed to pay RBC Capital Markets for financial advisory services rendered through the closing of the merger. Based on the per share merger consideration, the aggregate fee payable to RBC Capital Markets is approximately $575,000, of which $25,000 has been paid as a retainer, $150,000 has been paid for the fairness opinion rendered by RBC Capital Markets, and the balance of which is contingent upon closing of the merger. Warren also agreed, among other things, to reimburse RBC Capital Markets for certain expenses incurred in connection with services provided by RBC Capital Markets, and to indemnify RBC Capital Markets and its affiliates from and against certain liabilities and expenses, which may include certain liabilities under federal securities laws, in connection with its engagement.

Merger Consideration and Election and Exchange Procedures

        Upon consummation of the merger, each outstanding share of Warren common stock (other than shares held by Warren or Banknorth other than in a fiduciary capacity and any dissenting shares) will be converted into the right to receive $15.75 in cash or shares of Banknorth common stock, at the election of each Warren shareholder and subject to the election, allocation and proration procedures set forth in the merger agreement and described below. See "— Merger Consideration," "— Election Procedures" and "— Allocation Procedures" below. No fractional shares of Banknorth common stock will be issued in connection with the merger. Instead, Banknorth will make a cash payment to each Warren shareholder who would otherwise receive a fractional share.

        The form of the consideration ultimately received by you will depend upon the election, allocation and proration procedures described below and the choices of other Warren shareholders. Accordingly, no guarantee can be given that your choice will be honored.

        In addition, because the tax consequences will be dependent on the form of consideration received, you are urged to read carefully the information set forth below under "— Federal Income Tax Consequences" commencing on page 53.

        Merger Consideration.    The merger agreement provides that each share of Warren common stock outstanding immediately prior to the effective time of the merger (except for any (i) shares held by Banknorth or Warren, other than in a fiduciary capacity or in satisfaction of a debt previously contracted, and (ii) dissenting shares) shall be converted into, and shall be cancelled in exchange for, the right to receive either:

  •
  the number of shares of Banknorth common stock which is equal to the quotient (which is known as the exchange ratio) determined by dividing $15.75 by the average share price of the Banknorth common stock (which is referred to as the per share stock consideration), except that cash will be paid for any remaining fractional shares, or

  •
  cash in an amount equal to $15.75 (which is referred to as the per share cash consideration).

        As described under "— Elections" below, you will have the opportunity to elect the form of consideration to be received for all shares of Warren common stock held by you, subject to allocation and proration procedures set forth in the merger agreement which are intended to ensure that 50% of the outstanding shares of Warren common stock will be converted into the right to receive Banknorth common stock and 50% of the outstanding shares of Warren common stock will be converted into the right to receive cash.

        For purposes of the merger agreement, the "average share price" of the Banknorth common stock shall mean the average of the closing sales prices of a share of Banknorth common stock, as reported on the Nasdaq Stock Market's National Market, for the 20 trading-day period ending with the close of business on the business day preceding the effective time of the merger.

        The value of the Banknorth common stock to be received by you will depend on the market price of the Banknorth common stock at the effective time of the merger. The market price of Banknorth common stock is subject to change at all times based on the future financial condition and operating results of Banknorth, future market conditions and other factors. The market price of the Banknorth common stock at the effective time of the merger or at the time that Warren shareholders who receive Banknorth common stock in the merger actually receive stock certificates evidencing those shares may be higher or lower than recent prices. For further information concerning the historical prices of the Banknorth common stock, see "Market for Common Stock and Dividends" on page 61. You are urged to obtain current market prices for the Banknorth common stock in connection with voting your shares on the merger agreement at the special meeting and making your election decision.

        Elections.    No later than five business days after the effective time of the merger, you will be sent an election form which will permit you

  •
  to elect to receive Banknorth common stock in exchange for all shares of Warren common stock held by you, plus cash in lieu of any fractional share interest,

  •
  to elect to receive cash in exchange for all shares of Warren common stock held by you or

  •
  to indicate that you make no election with respect to the consideration to be received by you in exchange for your shares of Warren common stock.

The Warren shares in these three categories are referred to below as stock election shares, cash election shares and no-election shares.

        If you either (i) do not submit a properly completed election form in a timely fashion or (ii) revoke your election form prior to the deadline for the submission of the election form and do not resubmit a properly completed election form by the election form deadline, the shares of Warren common stock held by you will be designated no-election shares.

        Any dissenting shares under Massachusetts law shall be deemed to have made cash elections for all of such shares and under no circumstances will such shares be reallocated as stock election shares pursuant to the allocation procedures described below.

        Election Procedures.    All elections will be required to be made on an election form. To make an effective election with respect to your shares of Warren common stock, you must, in accordance with the election form,

  •
  properly complete and return the transmittal and election forms to be provided to you to the exchange agent designated by Banknorth to receive these materials,

  •
  deliver the transmittal and election forms with your stock certificates representing such shares (or an appropriate guarantee of delivery of such certificates) and

  •
  deliver with the transmittal and election forms any other required documents prior to the deadline for returning these documents.

        It is currently anticipated that the transmittal and election forms will be mailed to you within five days after the merger is completed.

        The deadline for surrendering all documentation required for an effective election (the "election deadline date") will be set forth in the election instructions and will be 20 days following the mailing of the letter of transmittal and election form, although the date may be extended by mutual agreement of Banknorth and Warren.

        You should not return your Warren stock certificates with the enclosed proxy, and stock certificates should not be forwarded to Banknorth, Warren or any other party until you have received the transmittal and election forms.

        If you have a particular preference as to the form of consideration to be received for your shares of Warren common stock, you should make an election because shares as to which an election has been made will be given priority in allocating such consideration over shares as to which no election was made. Neither the Warren board nor its financial advisor makes any recommendation as to whether shareholders should elect to receive the cash consideration or the stock consideration in the merger. You must make your own decision with respect to such election, bearing in mind the tax consequences of the election you choose. See "— Federal Income Tax Consequences" beginning on page 53.

        Even if you have no preference, it is suggested that you return your transmittal and election forms, together with your stock certificate(s), by the election deadline date indicating that you have no preference, so that you may receive the merger consideration allocable to you promptly following completion of the exchange procedures after the merger is consummated. See "— Procedures for Exchanging Warren Common Stock Certificates" beginning on page 40.

        Allocation Procedures.    Your ability to receive all cash or all shares of Banknorth common stock in exchange for your shares of Warren common stock in the merger is subject to allocation procedures which are designed to ensure that the total consideration to all Warren shareholders is payable 50% in Banknorth common stock and 50% in cash. Pursuant to the merger agreement, the aggregate cash consideration shall amount to the product of the number of shares of Warren common stock outstanding immediately prior to the effective time of the merger times .5 times $15.75. The aggregate cash consideration would amount to $            million based on the number of shares of Warren common stock outstanding on the record date for the special meeting and $67.9 million assuming the exercise of all outstanding options to purchase shares of Warren common stock under Warren's stock option plans (exclusive of the exercise price to be paid to Warren upon the exercise of such options).

        If the total cash elections by Warren shareholders are greater, or less, than the aggregate cash consideration, the elections will be reallocated as follows so that the resultant exchange for cash is as close as practicable to the aggregate cash consideration:

  •
  If the cash elections total more than the aggregate cash consideration, all no-election shares will be converted to stock election shares and a sufficient number of shares from among the holders of cash election shares (excluding shares of Warren common stock held by dissenting shareholders) will be converted on a pro rata basis into stock election shares, so that the total cash paid equals as closely as practicable the aggregate cash consideration. This proration will reflect the proportion that the number of cash election shares of each holder of cash election shares bears to the total number of cash election shares.

  •
  If the cash elections total less than the aggregate cash consideration, a sufficient number of shares will be converted into cash election shares, first from among the holders of no-election shares and then, if necessary, from among the holders of stock election shares on a pro rata basis, so that the total cash paid equals as closely as practicable the aggregate cash consideration. This proration will reflect the proportion that the number of stock election shares of each holder of stock election shares bears to the total number of stock election shares.

        Upon consummation of the merger, any shares of Warren common stock that are owned by Warren as treasury stock or that are held directly or indirectly by Banknorth, other than in a fiduciary capacity or in satisfaction of a debt previously contracted, will be canceled and retired and no payment will be made with respect to those shares and such shares will not be considered for purposes of the foregoing allocation procedures.

Procedures for Exchanging of Warren Common Stock Certificates

        Warren shareholders who surrender their stock certificates and complete transmittal and election forms prior to the election deadline date, or any extension of such time period, will automatically receive the merger consideration allocated to them as the result of the merger promptly following completion of the allocation procedures. The exchange agent will complete the allocation within 10 business days after the election deadline date. Other shareholders will receive the merger consideration allocated to them as soon as practicable after their stock certificates have been surrendered with appropriate documentation to the exchange agent or other steps have been taken to surrender the evidence of their stock interest in Warren in accordance with the instructions accompanying the letter of transmittal form.

        Within five business days after the completion of the merger, the exchange agent (which will be a bank or trust company selected by Banknorth), will mail to each holder of record of Warren common stock a letter of transmittal and instructions for use in effecting the surrender of the certificates in exchange for the merger consideration allocated to them. Upon surrender of a stock certificate for Warren common stock for exchange and cancellation to the exchange agent, together with a duly executed letter of transmittal, the holder of such certificate will be entitled to receive such merger consideration allocated to them and the certificate for Warren common stock so surrendered will be canceled. No interest will be paid or accrued on any cash constituting merger consideration (including cash in lieu of fractional shares).

        No stock certificates representing fractional shares of Banknorth common stock will be issued upon the surrender for exchange of Warren stock certificates. In lieu of the issuance of any such fractional share, Banknorth will pay to each former shareholder of Warren who otherwise would be entitled to receive a fractional share of Banknorth common stock an amount in cash determined by multiplying the fraction of a share of Banknorth common stock which such holder would otherwise be entitled to receive pursuant to the merger agreement by the closing sale price of a share of Banknorth common stock on the business day preceding the consummation of the merger.

        If you receive shares of Banknorth common stock in the merger, you will receive dividends on Banknorth common stock or other distributions declared after the completion of the merger only if you have surrendered your Warren stock certificates. Only then will you be entitled to receive all previously withheld dividends and distributions, without interest.

        After completion of the merger, no transfers of Warren common stock issued and outstanding immediately prior to the completion of the merger will be allowed. Warren stock certificates that are presented for transfer after the completion of the merger will be canceled and exchanged for the appropriate merger consideration.

        Banknorth will only issue a Banknorth stock certificate in a name other than the name in which a surrendered Warren stock certificate is registered if you present the exchange agent with all documents required to show and effect the unrecorded transfer of ownership of the shares of Warren common stock formerly represented by such Warren stock certificate, and show that you paid any applicable stock transfer taxes.

        If your Warren stock certificate has been lost, stolen or destroyed, you may be required to deliver an affidavit and a lost certificate bond as a condition to receiving any Banknorth stock certificate to which you may be entitled.

Assumption of Warren Stock Options

        At the effective time of the merger, each option to purchase shares of Warren common stock granted under Warren's stock option plans which is outstanding and unexercised immediately prior thereto, whether or not then vested and exercisable, will cease to represent a right to acquire shares of Warren common stock and will be converted automatically into an option to purchase shares of Banknorth common stock, and Banknorth will assume each Warren stock option, in accordance with the terms of the Warren stock option plan and stock option agreement by which it is evidenced, including without limitation all terms pertaining to the acceleration and vesting of the holder's option exercise rights, except that from and after the effective time of the merger:

  •
  Banknorth and the human resources committee of the board of directors of Banknorth shall be substituted for Warren and the Warren board of directors or duly authorized board committee administering the Warren stock option plans;

  •
  each Warren stock option assumed by Banknorth will be exercisable solely for shares of Banknorth common stock;

  •
  the number of shares of Banknorth common stock subject to such Warren stock option will be equal to the number of shares of Warren common stock subject to such Warren stock option immediately before the effective time of the merger multiplied by the exchange ratio, rounded down to the nearest share; and

  •
  the per share exercise price under each such Warren stock option will be adjusted by dividing the per share exercise price under each such Warren stock option by the exchange ratio, rounded up to the nearest cent.

        Pursuant to the merger agreement, Banknorth agreed to register under the Securities Act of 1933 the shares of Banknorth common stock issuable upon exercise of the substitute stock options to be issued pursuant to the merger agreement within five business days after consummation of the merger.

Conditions to the Merger

        Completion of the merger is subject to the satisfaction of certain conditions set forth in the merger agreement, or the waiver of such conditions by the party entitled to do so, at or before the closing date of the merger. Each of the parties' obligation to consummate the merger under the merger agreement is subject to the following conditions:

  •
  the holders of a majority of the outstanding Warren common stock must have approved the merger agreement and the merger;

  •
  all required regulatory approvals required to consummate the merger and the bank merger by any governmental authority must have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof must have expired, and no required approval can contain any condition, restriction or requirement which Banknorth's board of directors reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the merger and the bank merger to such a degree that Banknorth would not have entered into the merger agreement had such conditions, restrictions or requirements been known as of the date of the merger agreement;

  •
  no statute, rule, regulation, judgment, decree, injunction or other order may have been enacted, issued, promulgated, enforced or entered which prohibits, restricts or makes illegal the consummation of the merger or the bank merger;

  •
  the registration statement of Banknorth of which this document is a part must have become effective under the Securities Act of 1933, and no stop order suspending the effectiveness of such registration statement shall have been issued and no proceedings for that purpose shall have been initiated by the Securities and Exchange Commission and not withdrawn;

  •
  the shares of Banknorth common stock to be issued in connection with the merger must have been approved for listing on the Nasdaq Stock Market's National Market (or on any national securities exchange on which the Banknorth common stock may then be listed); and

  •
  each of Banknorth and Warren must have received an opinion of Elias, Matz, Tiernan & Herrick L.L.P. (or in the absence of this firm's opinion, an opinion of Goodwin Procter LLP) to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and with respect to certain related federal income tax considerations.

        In addition to the foregoing conditions, the obligation of Banknorth to consummate the merger under the merger agreement is subject to the following conditions, which may be waived by Banknorth:

  •
  the representations and warranties of Warren in the merger agreement must be true and correct as of the date of the merger agreement and as of the effective time of the merger, except as to any representation or warranty which specifically relates to an earlier date and except that the representations and warranties of Warren will be deemed true and correct unless the failure or failures of those representations and warranties to be true and correct has had or is reasonably likely to have a material adverse effect on Warren;

  •
  Warren must have performed in all material respects all obligations required to be performed by it at or prior to consummation of the merger;

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  Banknorth must have received a certificate from specified officers of Warren with respect to compliance with the foregoing conditions to the obligations of Banknorth;

  •
  dissenting shares shall not represent 10% or more of the outstanding Warren common stock;

  •
  each director of Warren shall have entered into a shareholder agreement with Banknorth (see "— Shareholder Agreements" beginning on page 57); and

  •
  Banknorth shall have received such certificates of Warren's officers or others and such other documents to evidence fulfillment of the conditions to its obligations as Banknorth may reasonably request.

        In addition to the other conditions set forth above, the obligation of Warren to consummate the merger under the merger agreement is subject to the following conditions, which may be waived by Warren:

  •
  the representations and warranties of Banknorth in the merger agreement must be true and correct as of the date of the merger agreement and as of the effective time of the merger, except as to any representation or warranty which specifically relates to an earlier date and except that the representations and warranties of Banknorth will be deemed true and correct unless the failure or failures of those representations and warranties to be true and correct has had or is reasonably likely to have a material adverse effect on Banknorth;

  •
  Banknorth must have performed in all material respects all obligations required to be performed by it at or prior to consummation of the merger;

  •
  Warren must have received a certificate from specified officers of Banknorth with respect to compliance with the foregoing conditions to the obligations of Warren; and

  •
  Warren shall have received such certificates of Banknorth's officers or others and such other documents to evidence fulfillment of the conditions to its obligations as Warren may reasonably request.

        Under the terms of the merger agreement, a material adverse effect on either Banknorth or Warren is defined to mean any effect that (1) is material and adverse to the financial position, results of operations or business of such entity and its subsidiaries taken as a whole or (2) would materially impair the ability of such entity and its subsidiaries to perform their respective obligations under the merger agreement or the bank merger agreement or otherwise materially impede the consummation of the transactions contemplated by the merger agreement. However, under the terms of the merger agreement, none of the following would be deemed to constitute a material adverse effect on any entity:

  •
  changes in banking and similar laws of general applicability or interpretations of them by governmental authorities;

  •
  changes in United States generally accepted accounting principles or regulatory accounting requirements applicable to banks or their holding companies generally;

  •
  changes in general economic conditions affecting banks and their holding companies generally;

  •
  modifications or changes to valuation policies and practices, or expenses incurred, in connection with the transactions contemplated by the merger agreement or restructuring charges taken in connection with them; and

  •
  with respect to Warren only, the effects of any action or omission taken with the prior consent of Banknorth or as otherwise contemplated by the merger agreement.

Regulatory Approvals

        Consummation of the merger is subject to prior receipt of all required approvals and consents of the merger and the bank merger by all applicable federal and state regulatory authorities.

        Federal Reserve Board.    The merger is subject to the prior approval of or waiver from the Federal Reserve Board under Section 3 of the Bank Holding Company Act of 1956, as amended. Pursuant to the Bank Holding Company Act, the Federal Reserve Board may not approve the merger if:

  •
  such transaction would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States; or

  •
  the effect of such transaction, in any section of the country, may be to substantially lessen competition, or tend to create a monopoly, or in any manner restrain trade,

unless in each case the Federal Reserve Board finds that the anticompetitive effects of the proposed transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. In every case, the Federal Reserve Board is required to consider the financial and managerial resources and future prospects of the bank holding company or companies and the banks concerned and the convenience and needs of the communities to be served. Under the Community Reinvestment Act of 1977, the Federal Reserve Board also must take into account the record of performance of each participating bank holding company in meeting the credit needs of the entire community, including low and moderate-income neighborhoods, served by each bank holding company and its subsidiaries. In addition, the Bank Holding Company Act requires that the Federal Reserve Board take into account the record of compliance of each bank holding company with applicable state community reinvestment laws. Applicable regulations require publication of notice of an application for approval of the merger and an opportunity for the public to comment on the application in writing and to request a hearing.

        Any transaction approved by the Federal Reserve Board may not be completed until 30 days after such approval, during which time the U.S. Department of Justice may challenge such transaction on antitrust grounds and seek divesture of certain assets and liabilities. With the approval of the Federal Reserve Board and the U.S. Department of Justice, the waiting period may be reduced to 15 days.

        Section 225.12(d)(2) of the Federal Reserve Board's Regulation Y provides that the approval of the Federal Reserve Board is not required for certain acquisitions by bank holding companies if the acquisition has a component that will be approved by a federal supervisory agency under the Bank Merger Act and certain other requirements are met. Under this regulation, the acquiring bank holding company must submit a notice to the Federal Reserve Board at least ten days prior to the transaction and no application for approval of the proposed acquisition under the Bank Holding Company Act will be required unless the Federal Reserve Board informs the proposed acquiror to the contrary prior to expiration of this period. Banknorth believes that the proposed merger and bank merger satisfy these requirements and, accordingly, has submitted a notice to the Federal Reserve Board under this regulation.

        OCC.    The parties currently intend to merge Warren's banking subsidiary, Warren Bank, into Banknorth, NA immediately after the merger of Warren into Banknorth. The bank merger is subject to the prior approval of the Office of the Comptroller of the Currency of the United States under the Bank Merger Act. The OCC will review the bank merger under statutory criteria which are substantially the same as those required to be considered by the Federal Reserve Board in evaluating transactions for approval under Section 3 of the Bank Holding Company Act, as discussed above, except that the OCC will not conduct an independent antitrust analysis of the bank merger if the Federal Reserve Board does so. Applicable regulations require publication of notice of the application for approval of the bank merger and an opportunity for the public to comment on the application in writing and to request a hearing.

        Any transaction approved by the OCC may not be completed until 30 days after such approval, during which time the U.S. Department of Justice may challenge such transaction on antitrust grounds and seek divestiture of certain assets and liabilities. With the approval of the OCC and the U.S. Department of Justice, the waiting period may be reduced to 15 days.

        State Approvals and Notices.    The prior approval of the Superintendent of the Bureau of Banking of the State of Maine is required under Section 1015 of Title 9-B of the Maine Revised Statutes for the acquisition by a Maine financial institution holding company such as Banknorth of more than 5% of the voting shares of a financial institution located outside of Maine. Under Maine law, the Maine Superintendent shall not approve an application for such a transaction unless he determines, after a consideration of all relevant evidence, that it would contribute to the financial strength and success of the applicant and promote the convenience and advantage of the public. Banknorth has been advised by a representative of the Maine Superintendent that no approval of the merger by the Maine Superintendent will be required if the proposed merger of Warren Bank with and into Banknorth, NA is consummated immediately following the merger of Warren and Banknorth, as intended.

        The merger is subject to the prior approval of the Massachusetts Board of Bank Incorporation under Section 2 of Chapter 167A of the Massachusetts General Laws. Massachusetts law requires that the Massachusetts Board find that the merger would not unreasonably affect competition among banking institutions and that it would promote public convenience and advantage. In making such a determination, the Massachusetts Board must consider, among other things, a showing of net new benefits, including initial capital investments, job creation plans, consumer and business services, commitments to maintain and open branch offices within the statutorily delineated local communities of Banknorth in Massachusetts and such other matters as the Massachusetts Board may deem necessary or advisable.

        In addition, Massachusetts law provides that the Massachusetts Board cannot approve the merger until it has received notice from the Massachusetts Housing Partnership Fund that arrangements satisfactory to the Fund have been made for the proposed acquiror to make 0.9 percent of its assets located in Massachusetts available for call by the Fund for a period of ten years for purposes of funding various affordable housing programs. Massachusetts law provides that such funds shall bear interest at rates approved by the Massachusetts Commissioner of Banks, which shall be based upon the cost (not to include lost opportunity costs) incurred in making funds available to the Fund.

        Pursuant to Section 39B of Chapter 167 of the Massachusetts General Laws, the bank merger is required to be approved by the Massachusetts Commissioner of Banks.

        Status of Applications and Notices.    Banknorth and Warren have filed all required applications and notices with applicable regulatory authorities in connection with the merger and the bank merger. There can be no assurance that all requisite approvals will be obtained, that such approvals will be received on a timely basis or that such approvals will not impose conditions or requirements which, individually or in the aggregate, would so materially reduce the economic or business benefits of the transactions contemplated by the merger agreement to Banknorth that had such condition or requirement been known Banknorth, in its reasonable judgment, would not have entered into the merger agreement. If any such condition or requirement is imposed, Banknorth may elect not to consummate the merger. See "— Conditions to the Merger" beginning on page 41.

Business Pending the Merger

        The merger agreement contains certain covenants of the parties regarding the conduct of their respective businesses pending consummation of the merger. These covenants, which are contained in Article IV of the merger agreement included as Annex I hereto, are briefly described below.

        Pending consummation of the merger, Warren may not, and will cause each Warren subsidiary not to, among other things, take the following actions without the prior written consent of Banknorth:

  •
  conduct its business other than in the ordinary and usual course consistent with past practice or fail to use reasonable best efforts to preserve its business organization, keep available the present services of its employees and preserve for itself and Banknorth the goodwill of the customers of Warren and its subsidiaries and others with whom business relations exist;

  •
  issue, sell or otherwise permit to become outstanding, or authorize the creation of any additional shares of capital stock or rights to acquire such stock, other than pursuant to stock options outstanding on the date of the merger agreement and disclosed to Banknorth;

  •
  declare any dividend on its capital stock, other than regular quarterly cash dividends on the Warren common stock at a rate not in excess of $0.12 per share and in coordination with the record and payment dates for quarterly dividends on the Banknorth common stock so that holders of Warren common stock and Banknorth common stock do not receive more than one dividend, or fail to receive one dividend, for any single calendar quarter;

  •
  amend its articles of organization and bylaws (or equivalent documents);

  •
  take specified actions with respect to its business, including without limitation enter into or amend an employment, consulting or severance agreement with, or increase the rate of compensation of, its directors, officers or employees; enter into, establish, adopt or amend any employee benefit plan; purchase or sell assets or deposits; make capital expenditures; change its methods of accounting; enter into, amend or modify material contracts; settle litigation claims; enter into new businesses; change its principal policies; enter into derivatives contracts; incur indebtedness; make certain real estate investments; make or modify loans outside of the ordinary course; or acquire any debt security or equity investment of a type or in an amount that is not permissible for a national bank; except in the case of each of the foregoing as permitted by the merger agreement;

  •
  take any action that would prevent or impede the merger from qualifying as a reorganization under the Internal Revenue Code;

  •
  take any action that would result in (1) any of the representations and warranties of Warren not being true and correct in any material respect at or prior to the effective time of the merger, (2) any of the conditions to consummation of the merger set forth in the merger agreement not being satisfied or (3) a material violation of the merger agreement or the bank merger agreement, except in each case as may be required by applicable law and regulation; or

  •
  agree to do any of the foregoing.

        The merger agreement also provides that pending consummation of the merger Banknorth may not, and will cause each subsidiary of Banknorth not to, take the following actions without the prior written consent of Warren:

  •
  take any action that would result in (1) any of the representations and warranties of Banknorth not being true and correct in any material respect at or prior to the effective time of the merger, (2) any of the conditions to the merger set forth in the merger agreement not being satisfied or (3) a material violation of the merger agreement or the bank merger agreement, except in each case as may be required by applicable law and regulation; or

  •
  agree to do any of the foregoing.

Board of Directors' Covenant to Recommend the Merger Agreement

        Pursuant to the merger agreement, the Warren board of directors is required to recommend that Warren shareholders approve the merger agreement at all times prior to and during the meeting of Warren shareholders at which the merger agreement is to be considered by them. However, nothing in the merger agreement prevents the Warren board of directors from withholding, withdrawing, amending or modifying its recommendation if it determines, after consultation with its outside counsel, that such action is legally required in order for the directors of Warren to comply with their fiduciary duties to the Warren shareholders under applicable law, provided that any such action in connection with an "acquisition proposal" must comply with the requirements described under "— No Solicitation" below.

No Solicitation

        The merger agreement provides that neither Warren nor any of its subsidiaries shall, and that Warren shall direct and use its reasonable best efforts to cause its and each such subsidiary's directors, officers, employees, agents and representatives not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or substantially all of the assets of, Warren or more than 10% of the outstanding equity securities of Warren or any of its subsidiaries (any such proposal or offer is hereinafter referred to as an "acquisition proposal"). In the merger agreement, Warren also agreed that neither it nor any of its subsidiaries shall, and that Warren shall direct and use its reasonable best efforts to cause its and each such subsidiary's directors, officers, employees, agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an acquisition proposal, or otherwise facilitate any effort or attempt to make or implement an acquisition proposal. However, nothing in the merger agreement prevents Warren or its board of directors from:

  •
  complying with its disclosure obligations under federal or state law;

  •
  providing information in response to a request therefor by a person who has made an unsolicited bona fide written acquisition proposal if the Warren board of directors receives from the person so requesting such information an executed confidentiality agreement;

  •
  engaging in any negotiations or discussions with any person who has made an unsolicited bona fide written acquisition proposal; or

  •
  recommending such an acquisition proposal to the shareholders of Warren,

if and only to the extent that in each of the last three cases referred to above, (1) the Warren board of directors determines in good faith after consultation with outside legal counsel that such action would be required in order for its directors to comply with their respective fiduciary duties under applicable law and (2) the Warren board of directors determines in good faith after consultation with its financial advisor that such acquisition proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal and would, if consummated, result in a transaction more favorable to Warren's shareholders from a financial point of view than the merger with Banknorth. An acquisition proposal which is received and considered by Warren in compliance with the requirements set forth in the merger agreement and which meets the requirements set forth in the preceding sentence is referred to as a "superior proposal." Warren is required to notify Banknorth if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, Warren or any of its representatives as soon as Warren becomes aware of the same.

Representations and Warranties of the Parties

        Pursuant to the merger agreement, Banknorth and Warren made certain customary representations and warranties relating to their respective companies, subsidiaries, businesses and matters related to the merger. For detailed information concerning these representations and warranties, reference is made to Article V of the merger agreement included as Annex I hereto. Such representations and warranties generally must remain accurate through the completion of the merger unless the fact or facts that caused a breach of a representation and warranty has not had or is not reasonably likely to have a material adverse effect on the party making the representation and warranty. See "— Conditions to the Merger" beginning on page 41.

Effective Time of the Merger

        The merger will become effective upon the filing of articles of merger with the Secretary of State of the State of Maine pursuant to the Maine Business Corporation Act and with the Secretary of State of The Commonwealth of Massachusetts pursuant to the Massachusetts Business Corporation Law, unless a different date and time is specified as the effective time in such documents. Articles of merger will be filed only after the satisfaction or waiver of all conditions to the merger set forth in the merger agreement on a date selected by Banknorth after such satisfaction or waiver which is no later than the later of (A) five business days after such satisfaction or waiver or (B) the first month end following such satisfaction or waiver, or on such other date as Banknorth and Warren may mutually agree upon.

        A closing will take place immediately prior to the effective time of the merger or on such other date as Banknorth and Warren may mutually agree upon.

Amendment of the Merger Agreement

        The parties may amend the merger agreement at any time before the merger actually takes place, and may agree to extend the time within which any action required by the merger agreement is to take place. No amendment may be made after the special meeting which by law requires further approval by the shareholders of Warren without obtaining such approval.

Termination of the Merger Agreement

        The merger agreement may be terminated:

  •
  by mutual consent of the parties;

  •
  by a non-breaching party if the other party (1) breaches any covenants or undertakings contained in the merger agreement or (2) breaches any representations or warranties contained in the merger agreement, in each case if such breach has not been cured within thirty days after notice from the terminating party and which breach would be reasonably expected, individually or in the aggregate with other breaches, to result in a material adverse effect with respect to the breaching party;

  •
  by either Banknorth or Warren if the merger is not consummated by May 31, 2003, unless the failure to consummate the merger is due to a breach by the party seeking such termination of its obligations under the merger agreement or, if Warren is seeking to terminate, by any director of Warren through such director's breach of his or her respective shareholder agreement;

  •
  by either party if any required regulatory approvals for consummation of the merger or the bank merger is not obtained;

  •
  by either party if the shareholders of Warren do not approve the merger agreement at a meeting of the shareholders of Warren duly called for such purpose;

  •
  by Banknorth, prior to the special meeting, if Warren shall have breached the covenants described under "— No Solicitation" on page 46, the Warren board of directors shall have failed to recommend that the shareholders of Warren approve the merger agreement or has withdrawn, modified or changed such recommendation in a manner which is adverse to Banknorth, or Warren breaches its covenants requiring the calling and holding of a meeting of shareholders to consider the merger agreement; and

  •
  by Warren, at any time prior to the special meeting, in order to concurrently enter into an acquisition agreement or similar agreement with respect to an unsolicited "superior proposal," as defined in the merger agreement and under "— No Solicitation" beginning on page 46, which has been received and considered by Warren in compliance with the applicable terms of the merger agreement, provided that Warren has notified Banknorth at least five business days in advance of any such action and given Banknorth the opportunity during such period, if Banknorth elects in its sole discretion, to negotiate amendments to the merger agreement which would permit Warren to proceed with the proposed merger with Banknorth.

Interests of Certain Persons in the Merger

        When you are considering the recommendation of Warren's board of directors with respect to approving the merger agreement and the merger, you should be aware that some directors and executive officers of Warren may be deemed to have interests in the merger in addition to their interests as shareholders generally. The Warren board of directors was aware of these factors and considered them, among other matters, in approving the merger agreement and the merger. These interests are described below.

        Stock Options.    The merger agreement provides that at the effective time of the merger each outstanding and unexercised option to purchase shares of Warren common stock granted pursuant to the Warren stock option plans will cease to represent the right to acquire shares of Warren common stock and will be converted into a specified cash amount or, at the election of an option holder, a right to acquire shares of Banknorth common stock, with the same terms as previously in effect, except that the number of shares subject to such converted options and the exercise price will be adjusted to reflect the exchange ratio. See "— Assumption of Warren Stock Options" beginning on page 41. All outstanding options to purchase Warren common stock that are presently unvested shall become fully vested and exercisable in the event of a change of control, as defined in the relevant plan, which in all cases would include the merger. At the record date for the special meeting, the executive officers of Warren held options to purchase an aggregate of 372,640 shares of Warren common stock, including options to purchase 112,200, 85,740, 5,000, 93,500 and 76,200 shares held by Messrs. Putney, Peduto, John J. Sousa, Jr., Leo C. Donahue and Mark J. Terry, respectively.

        Agreements with Executive Officers of Warren.    Pursuant to the merger agreement Banknorth agreed to honor various employment and/or change-in-control agreements which have been entered into by Warren and its subsidiaries, including the agreements described below.

        Warren and Warren Bank have entered into special termination agreements with John R. Putney, Leo C. Donahue, Paul M. Peduto and Mark J. Terry. Each special termination agreement provides severance pay benefits to the officer if his employment is terminated under certain circumstances following a change in control (which would include consummation of the merger with Banknorth). If there is such a change in control at any time during the term of the agreement, and thereafter the officer's employment were terminated either by Warren or Warren Bank for any reason other than death, disability, deliberate dishonesty of the officer with respect to either Warren or Warren Bank or the conviction of the officer for a crime involving moral turpitude, or by the officer following a significant change in the nature or scope of the officer's responsibilities and duties, the officer's reasonable determination that, as a result of the change in control, the officer is unable to exercise the responsibilities and duties he exercised immediately prior to the change in control or a reduction in the officer's annual compensation, the officer generally would be entitled to receive a lump sum cash payment on the date of termination equal to three times his base amount, as defined in Section 280G of the Internal Revenue Code, less one dollar, in the case of Mr. Putney and two times his base amount, less one dollar, in the case of Messrs. Donahue, Peduto and Terry. Assuming that the merger is consummated in 2002, Messrs. Putney, Donahue, Peduto and Terry would be entitled to receive approximately $588,000, $227,000, $296,000 and $275,000, respectively, pursuant to their special termination agreements in the event that their employment was terminated during the three-year period (in the case of Mr. Putney) or two-year period (in the case of the other officers) following the merger.

        John R. Putney, president and chief executive officer and a director of Warren and Warren Bank, has entered into an employment agreement with Warren Bank, dated as of December 23, 1997. Under the agreement, Mr. Putney is currently paid a base salary of $255,000 per year and Warren Bank provides Mr. Putney with the use of an automobile and certain insurance, retirement and other benefits. The agreement is for an initial two-year term which automatically extends for an additional one-year period on each January 1. The agreement further provides that upon a non-hostile change of control (which would include the consummation of the merger with Banknorth) the term of the employment agreement shall automatically convert to a term of three years from the date of the change of control and automatically extend for an additional one-year period on each anniversary of the change of control. In the event Mr. Putney's employment is terminated by Warren Bank without cause, Warren Bank is required to pay to Mr. Putney upon his termination of employment a lump sum equal to the unpaid portion of his base salary due for the remainder of the term of his employment agreement plus the amount of any bonus specifically determined and approved by the executive committee of the board of directors of Warren Bank but not yet paid. Pursuant to the terms of the employment agreement in the event of termination of his employment by Warren Bank in connection with the merger, Mr. Putney would have the option to select the amount payable to him under such circumstances under either his special termination agreement or his employment agreement. However, no additional amount is expected to be paid to Mr. Putney under his employment agreement in the event of termination of his employment by Warren Bank in connection with the merger because the amount payable to him under such circumstances under his special termination agreement is greater.

        Advisory Board of Directors of Banknorth, NA.    Pursuant to the merger agreement, one non-employee director of Warren as of the date of the merger agreement shall be appointed to the Massachusetts-based board of advisory directors of Banknorth, NA. Such person shall be eligible to receive compensation for services in their capacity as advisory directors in accordance with the policies of Banknorth, NA in effect from time to time. Currently, such persons receive an annual retainer of $4,000, fees for attending meetings of the advisory board and committees thereof of $400 and $300 per meeting, respectively, and an annual grant of options to purchase 2,000 shares of Banknorth common stock with a per share exercise price equal to the fair market value of a share of Banknorth common stock on the date of grant.

        Indemnification and Insurance.    Warren's directors and officers are entitled to continuing indemnification against certain liabilities by virtue of provisions contained in Warren's articles of organization, bylaws and the merger agreement. Pursuant to the merger agreement, Banknorth agreed to indemnify and hold harmless each present and former director, officer and employee of Warren or a Warren subsidiary determined as of the effective time of the merger against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the effective time of the merger, whether asserted or claimed prior to, at or after the effective time of the merger, arising in whole or in part out of or pertaining to the fact that he or she was a director, officer, employee, fiduciary or agent of Warren or a subsidiary of Warren or is or was serving at the request of Warren or a subsidiary of Warren as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including without limitation matters related to the negotiation, execution and performance of the merger agreement or the consummation of any of the transactions contemplated by the merger agreement, to the fullest extent to which such indemnified parties would be entitled under the articles of organization and bylaws of Warren or the equivalent documents of any Warren subsidiary, as applicable, or any agreement, arrangement or understanding disclosed by Warren to Banknorth pursuant to the merger agreement, in each case as in effect on the date of the merger agreement. Pursuant to the merger agreement, Banknorth also generally agreed to honor all limitations on liability existing in favor of these indemnified parties as provided in the articles of organization, bylaws or similar governing instruments of Warren and its subsidiaries as in effect as of the date of the merger agreement with respect to matters occurring prior to the effective time of the merger.

        Pursuant to the merger agreement, Warren shall purchase an extended reporting period endorsement (the "D & O tail coverage") under Warren's existing directors' and officers' liability insurance which covers persons who are currently covered by Warren's directors' and officers' liability insurance that shall provide such directors and officers with coverage for a period of six years after the effective time of the merger on terms no less favorable than those in effect on the date of the merger agreement, provided, however, that (i) Warren shall obtain such D & O tail coverage through an insurance brokerage subsidiary of Banknorth if such coverage is reasonably acceptable to Warren, (ii) Warren may substitute for its existing coverage a policy or policies providing substantially comparable coverage and containing terms and conditions no less favorable than those in effect on the date of the merger agreement if necessary or advisable to obtain such extension of coverage and (iii) the aggregate cost of obtaining such extension of coverage shall not exceed $150,000.

        Other than as set forth above, no director or executive officer of Warren has any direct or indirect material interest in the merger, except insofar as ownership of Warren common stock might be deemed such an interest. See "Certain Beneficial Owners of Warren Common Stock" beginning on page 85.

Certain Employee Matters

        The merger agreement contains certain agreements of the parties with respect to various employee matters, which are briefly described below.

        Pre-Merger Covenants.    Pursuant to the merger agreement, Warren may pay discretionary bonuses in the ordinary course of business and consistent with past practice to employees for services rendered during the period January 1, 2002 to the effective time of the merger and may in its discretion increase the aggregate amount of such bonuses by $150,000. These bonuses will be paid immediately prior to the effective time of the merger, prorated to the extent appropriate and reduced in the case of any individual recipient to the extent necessary to ensure that the bonus, either alone or in combination with the payment of other amounts, would not be nondeductible by Banknorth for federal income tax purposes pursuant to Section 280G of the Internal Revenue Code or subject to the excise tax imposed under Section 4999 of the Code.

        Pursuant to the merger agreement Warren may make cash contributions to its 401(k) Plan for the 2002 calendar year as long as the total amount of such cash contributions do not exceed the amount derived by application of the calendar 2001 formula based on calendar 2002 compensation levels.

        Post-Merger Covenants.    As soon as administratively practicable after the effective time of the merger, Banknorth will take all reasonable action so that employees of Warren and its subsidiaries will be entitled to participate in the Banknorth employee benefit plans of general applicability to the same extent as similarly-situated employees of Banknorth and its subsidiaries. For purposes of determining eligibility to participate in, the vesting of benefits and for all other purposes, other than for accrual of pension benefits, under the Banknorth employee benefit plans, Banknorth will recognize years of service with Warren and its subsidiaries to the same extent as such service was credited for such purpose by Warren.

        If employees of Warren or any of its subsidiaries become eligible to participate in a medical, dental or health plan of Banknorth, Banknorth will cause each such plan to

  •
  waive any preexisting condition limitations to the extent such conditions are covered under the applicable medical, health or dental plans of Banknorth,

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  provide full credit under such plans for any deductibles, co-payment and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation and

  •
  waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the effective time of the merger to the extent such employee had satisfied any similar limitation or requirement under an analogous plan prior to the effective time of the merger.

        All employees of Warren or a Warren subsidiary as of the effective time of the merger will become employees of Banknorth or a Banknorth subsidiary as of such time, and Banknorth or a Banknorth subsidiary will use its best efforts to give such persons (other than any person who is party to an employment agreement, a severance agreement or a special termination agreement) at least four weeks prior written notice of any job elimination during the 90-day period after the effective time of the merger. Subject to such four-week notice requirement, Banknorth or a Banknorth subsidiary will have no obligation to continue the employment of any employee of Warren or a Warren subsidiary and nothing contained in the merger agreement will be deemed to give any employee of Warren or any Warren subsidiary a right to continuing employment with Banknorth or a Banknorth subsidiary after the effective time of the merger. An employee of Warren or a Warren subsidiary (other than an employee who is party to an employment agreement, a severance agreement or a special termination agreement) who is involuntarily terminated other than for cause within six months following the effective time of the merger and does not receive a comparable job offer from Banknorth will be entitled to receive severance payments in accordance with, and to the extent provided in, the Banknorth employee severance plan provided to Warren in connection with the merger.

        For a period of six months following the effective time of the merger, Banknorth will provide job counseling and outplacement services to all employees of Warren and its subsidiaries whose employment was terminated other than for cause, disability or retirement at or following the effective time of the merger. During that period, Banknorth also will notify those former employees who wish to continue to be so notified of opportunities for positions with Banknorth or a Banknorth subsidiary for which Banknorth reasonably believes such persons are qualified and will consider any application for such positions submitted by such persons. However, any decision to offer employment to any such person will be made in the sole discretion of Banknorth.

Bank Merger

        Pursuant to the merger agreement, Warren Bank will be merged with and into Banknorth, NA, a wholly-owned subsidiary of Banknorth, as soon as practicable following consummation of the merger.

Resale of Banknorth Common Stock

        The Banknorth common stock issued pursuant to the merger will be freely transferable under the Securities Act of 1933, except for shares issued to any Warren shareholder who may be deemed to be an affiliate of Banknorth for purposes of Rule 144 promulgated under the Securities Act of 1933 or an affiliate of Warren for purposes of Rule 145 promulgated under the Securities Act of 1933. Affiliates will include persons (generally executive officers, directors and 10% shareholders) who control, are controlled by or are under common control with (1) Banknorth or Warren at the time of the special meeting or (2) Banknorth at or after the effective time of the merger.

        Rule 145 will restrict the sale of Banknorth common stock received in the merger by affiliates and certain of their family members and related interests. Generally speaking, during the year following the effective time of the merger, those persons who are affiliates of Warren at the time of the special meeting, provided they are not affiliates of Banknorth at or following the effective time of the merger, may publicly resell any Banknorth common stock received by them in the merger, subject to certain limitations as to, among other things, the amount of Banknorth common stock sold by them in any three-month period and as to the manner of sale. After the one-year period, such affiliates may resell their shares without such restrictions so long as there is adequate current public information with respect to Banknorth as required by Rule 144. Persons who are affiliates of Banknorth after the effective time of the merger may publicly resell the Banknorth common stock received by them in the merger subject to similar limitations and subject to certain filing requirements specified in Rule 144. At the present time, it is not anticipated that any affiliates of Warren will become affiliates of Banknorth after the merger.

        The ability of affiliates to resell shares of Banknorth common stock received in the merger under Rules 144 or 145 as summarized herein generally will be subject to Banknorth's having satisfied its reporting requirements under the Securities Exchange Act of 1934 for specified periods prior to the time of sale. Affiliates also would be permitted to resell Banknorth common stock received in the merger pursuant to an effective registration statement under the Securities Act of 1933 or another available exemption from the Securities Act of 1933 registration requirements. Neither the registration statement of which this prospectus/proxy statement is a part nor this prospectus/proxy statement cover any resales of Banknorth common stock received by persons who may be deemed to be affiliates of Banknorth or Warren in the merger.

        Warren has agreed in the merger agreement to use its reasonable best efforts to cause each person who may be deemed to be an affiliate of it for purposes of Rule 145 to deliver to Banknorth a letter agreement intended to ensure compliance with the Securities Act of 1933.

Federal Income Tax Consequences

        General.    The following is a description of the material federal income tax consequences of the merger to shareholders of Warren, which is based upon the opinion of Elias, Matz, Tiernan & Herrick L.L.P., special counsel to Banknorth. The federal income tax laws are complex and the tax consequences of the merger may vary depending upon each shareholder's individual circumstances or tax status. Accordingly, this description is not a complete description of all of the consequences of the merger and, in particular, may not address federal income tax considerations that may affect the treatment of shareholders subject to special treatment under United States federal income tax law (including, for example, foreign persons, financial institutions, dealers in securities, traders in securities who elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, holders who acquired their shares of Warren common stock pursuant to the exercise of an employee stock option or right or otherwise as compensation and holders who hold Warren common stock as part of a "hedge," "straddle" or "conversion transaction"). In addition, no opinion is expressed with respect to the tax consequences of the merger under applicable foreign, state or local laws or under any federal tax laws other than those pertaining to the income tax. This description is based on laws, regulations, rulings and judicial decisions as in effect on the date of this prospectus/proxy statement, without consideration of the particular facts or circumstances of any holder of Warren common stock. These authorities are all subject to change and any such change may be made with retroactive effect. No assurance can be given that, after any such change, this description would not be different.

        Tax matters are very complicated, and the tax consequences of the merger to you will depend upon the facts of your particular situation. Accordingly, we strongly urge you to consult your own tax advisor to determine the particular federal, state, local or foreign income or other tax consequences to you of the merger.

        The Merger.    Based on facts and representations and assumptions regarding factual matters that were provided by Warren and Banknorth and that are consistent with the state of facts that Warren and Banknorth believe will be existing as of the effective time of the merger, the opinion of Elias, Matz, Tiernan & Herrick L.L.P. with respect to the material federal income tax consequences of the merger is as follows.

  •
  The merger, when consummated in accordance with the terms of the merger agreement, will constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code and, accordingly, neither Banknorth nor Warren will recognize any taxable gain or loss as a result of the merger.

        The federal income tax consequences of the merger to a Warren shareholder generally will depend on whether the shareholder receives cash, Banknorth common stock or a combination thereof in exchange for the shareholder's shares of Warren common stock.

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  A Warren shareholder who receives solely Banknorth common stock in exchange for all of such shareholder's shares of Warren common stock pursuant to the merger will not recognize gain or loss on the exchange, except to the extent the shareholder receives cash in lieu of a fractional share interest in Banknorth common stock. The shareholder's tax basis in the Banknorth common stock received pursuant to the merger will equal such shareholder's tax basis in the shares of Warren common stock being exchanged, reduced by any amount allocable to a fractional share interest of Banknorth common stock for which cash is received. The holding period of Banknorth common stock received will include the holding period of the shares of Warren common stock being exchanged.

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  A Warren shareholder who receives solely cash in exchange for all of such shareholder's shares of Warren common stock pursuant to the merger generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the shareholder's aggregate tax basis for such shares of Warren common stock, which gain or loss will be long-term capital gain or loss if such shares of Warren common stock were held for more than one year. If, however, any such Warren shareholder constructively owns shares of Warren common stock that are exchanged for shares of Banknorth common stock in the merger or owns shares of Banknorth common stock actually or constructively after the merger, the attribution to the shareholder of stock owned by a related party may prevent the transaction from qualifying for capital gain rates and instead result in any gain being treated as the distribution of a dividend, which is taxed at ordinary income rates. Under the constructive ownership rules under the Internal Revenue Code, a shareholder may be treated as owning stock that is actually owned by another person or entity. Warren shareholders should consult their tax advisors as to the possibility that all or a portion of any cash received in exchange for their shares of Warren common stock will be treated as a dividend.

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  A Warren shareholder who receives both Banknorth common stock and cash consideration in exchange for all of his or her shares of Warren common stock generally will recognize gain, but not loss, to the extent of the lesser of:

  •
  the excess, if any, of (a) the sum of the aggregate fair market value of the Banknorth common stock received (including any fractional share of Banknorth common stock deemed to be received and exchanged for cash) and the amount of cash received (excluding any cash received in lieu of a fractional share of Banknorth common stock) over (b) the shareholder's aggregate tax basis in the shares of Warren common stock exchanged in the merger; and

    •
    the amount of cash received by such shareholder.

        For this purpose, gain or loss must be calculated separately for each identifiable block of shares surrendered in the exchange, and a loss realized on one block of shares may not be used to offset gain realized on another block of shares. Any such gain will be long-term capital gain if the shares of Warren common stock exchanged were held for more than one year, unless the receipt of cash has the effect of a distribution of a dividend under the provisions of the Internal Revenue Code, in which case such gain will be treated as a dividend to the extent of such shareholder's ratable share of the undistributed accumulated earnings and profits of Warren. Warren shareholders should consult their tax advisors as to the possibility that all or a portion of any cash received in exchange for their Warren common stock will be treated as a dividend.

        Such shareholder's aggregate tax basis in the Banknorth common stock received pursuant to the merger will equal such shareholder's aggregate tax basis in the shares of Warren common stock being exchanged, reduced by any amount allocable to a fractional share interest of Banknorth common stock for which cash is received and by the amount of any cash consideration received, and increased by the amount of taxable gain, if any, recognized by such shareholder in the merger (including any portion of such gain that is treated as a dividend).

        Cash in Lieu of Fractional Shares.    No fractional shares of Banknorth common stock will be issued in the merger. A Warren shareholder who receives cash in lieu of such a fractional share will be treated as having received such fractional share pursuant to the merger and then as having exchanged such fractional share for cash in a redemption by Banknorth. A Warren shareholder will generally recognize capital gain or loss on such a deemed redemption of the fractional share in an amount determined by the excess of the amount of cash received and the shareholder's tax basis in the fractional share. Any capital gain or loss will be long-term capital gain or loss if the Warren common stock exchanged was held for more than one year.

        Dissenting Shareholders.    Holders of Warren common stock who dissent with respect to the merger, as discussed under "— Dissenters' Rights" beginning on page 58, and who receive cash in respect of their shares of Warren common stock generally will be treated in the same manner as a holder who exchanges his or her shares of Warren common stock solely for cash in accordance with the above discussion.

        Closing Opinion.    It is a condition precedent to the obligations of Banknorth and Warren to effect the merger that they receive an opinion from Elias, Matz, Tiernan & Herrick L.L.P. (or in the absence of this firm's opinion, an opinion of Goodwin Procter LLP), dated as of the effective time of the merger, with respect to the federal income tax consequences of the merger described under the subheading "— The Merger" above. Such opinion will be based upon facts existing at the effective time of the merger, and in rendering such opinion, counsel will require and rely upon facts, representations and assumptions that will be provided by Banknorth, Warren and others.

        Banknorth and Warren have not and will not seek any ruling from the Internal Revenue Service regarding any matters relating to the merger, and as a result there can be no assurance that the Internal Revenue Service will not disagree with or challenge any of the conclusions described herein.

        Backup Withholding.    Non-corporate holders of Warren common stock may be subject to information reporting and backup withholding on any cash payments they receive. Warren shareholders will not be subject to backup withholding, however, if they:

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  furnish a correct taxpayer identification number and certify that they are not subject to backup withholding on the substitute Form W-9 or successor form included in the election form/letter of transmittal you will receive; or

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  are otherwise exempt from backup withholding.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a Warren shareholder's United States federal income tax liability, provided they furnish the required information to the Internal Revenue Service.

        Reporting Requirements.    Warren shareholders who receive Banknorth common stock as a result of the merger will be required to retain records pertaining to the merger and will be required to file with their United States federal income tax return for the year in which the merger takes place a statement setting forth certain facts relating to the merger.

Accounting Treatment of the Merger

        The merger will be accounted for under the purchase method of accounting under accounting principles generally accepted in the United States of America. Under this method, Warren's assets and liabilities as of the date of the merger will be recorded at their respective fair values and added to those of Banknorth. Any difference between the purchase price for Warren and the fair value of the identifiable net assets acquired (including core deposit intangibles) will be recorded as goodwill. In accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," issued in July 2001, the goodwill resulting from the merger will not be amortized to expense, but instead will be reviewed for impairment at least annually and to the extent goodwill is impaired, its carrying value will be written down to its implied fair value and a charge will be made to earnings. Core deposit and other intangibles with definite useful lives recorded by Banknorth in connection with the merger will be amortized to expense in accordance with the new rules. The financial statements of Banknorth issued after the merger will reflect the results attributable to the acquired operations of Warren beginning on the date of completion of the merger. The unaudited per share pro forma financial information contained herein has been prepared using the purchase method of accounting. See "Summary — Unaudited Comparative Per Share and Selected Financial Data" beginning on page 9.

Expenses of the Merger

        The merger agreement provides that each of Warren and Banknorth will bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by the merger agreement, including fees and expenses of its own financial consultants, accountants and counsel, except that expenses of printing this document will be shared equally between Banknorth and Warren.

Listing of the Banknorth Common Stock

        Banknorth has agreed to use its reasonable best efforts to cause the shares of Banknorth common stock to be issued in the merger to be approved for listing on the Nasdaq National Market, or any national securities exchange on which the Banknorth common stock may then be listed, before the completion of the merger, subject to official notice of issuance.

Termination Fee

        The merger agreement provides that Warren must pay Banknorth a $5.0 million termination fee under the circumstances described below:

  •
  if the merger agreement is terminated by Banknorth for any of the reasons described in the penultimate bullet point under "— Termination of the Merger Agreement" on page 48 or by Warren for the reasons described in the last bullet point in such section, Warren must pay the termination fee to Banknorth concurrently with the termination of the merger agreement; or

  •
  if (x) the merger agreement is terminated by Banknorth pursuant to the second bullet point under "— Termination of the Merger Agreement" on page 48 or by either Banknorth or Warren because the shareholders of Warren have not approved the merger agreement as required, and in the case of any termination referenced in this bullet point an acquisition proposal (as defined under "— No Solicitation" on page 46) shall have been publicly announced or otherwise communicated or made known to the board of directors of Warren (or any person shall have publicly announced, communicated or made known an intention, whether or not conditional, to make an acquisition proposal) at any time after the date of the merger agreement and prior to the time that shareholders of Warren vote on the merger agreement or the date of termination of the merger agreement, as applicable, and (y) within 18 months after such termination Warren or a subsidiary of Warren enters into an agreement with respect to an acquisition proposal or consummates a transaction which is the subject of an acquisition proposal, then Warren shall pay to Banknorth the termination fee on the date of execution of such agreement or consummation of a transaction which is the subject of an acquisition proposal, as applicable, provided that if the date of execution of such agreement is after 12 months but within 18 months after such termination of the merger agreement, the termination fee shall be payable by Warren to Banknorth only upon consummation of a transaction which is the subject of an acquisition proposal, regardless whether such consummation occurs within 18 months after termination of the merger agreement.

        Any termination fee that becomes payable pursuant to the merger agreement shall be paid by wire transfer of immediately available funds to an account designated by Banknorth.

        If Warren fails to timely pay the termination fee to Banknorth, Warren will be obligated to pay the costs and expenses incurred by Banknorth to collect such payment, together with interest.

Shareholder Agreements

        In connection with the execution of the merger agreement, each director of Warren entered into a shareholder agreement with Banknorth pursuant to which each director agreed that at any meeting of the shareholders of Warren, or in connection with any written consent of the shareholders of Warren, the director shall:

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  appear at such meeting or otherwise cause all shares of Warren common stock owned by him or her to be counted as present thereat for purposes of calculating a quorum; and

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  vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, all shares of Warren common stock beneficially owned by him or her or as to which he or she has, directly or indirectly, the right to direct the voting:

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  in favor of adoption and approval of the merger agreement and the merger,

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    against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Warren contained in the merger agreement or of the director contained in the shareholder agreement and

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    against any acquisition proposal (as defined in the merger agreement) or any other action, agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the merger or the shareholder agreement.

        Pursuant to the shareholder agreement, each director also agreed not to, directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the shares of Warren common stock owned by him or her prior to the meeting at which shareholders of Warren will consider the merger agreement.

        The shareholder agreements will remain in effect until the earlier of the effective time of the merger or the termination of the merger agreement in accordance with its terms.

        Warren also agreed to use its reasonable best efforts to cause those persons who may be deemed to be affiliates of Warren pursuant to Rule 145 under the Securities Act of 1933 to deliver to Banknorth prior to the date of the special meeting a written agreement containing certain restrictions on the transfer of shares of Banknorth common stock acquired in the merger which are intended to ensure compliance with applicable federal securities laws in connection with the transfer of such shares. See "— Resale of Banknorth Common Stock" on page 52.

Dissenters' Rights

        The following is a summary of Sections 85 through 98 of the Massachusetts Business Corporation Law, which set forth the procedures that Warren shareholders must follow in order to object to the proposal to approve and adopt the merger agreement and demand statutory appraisal rights. The full text of Sections 85 through 98 is included as Annex III to this document. Failure to follow those provisions exactly could result in the loss of your appraisal rights. See "-Federal Income Tax Consequences" beginning on page 53 for a discussion of the tax consequences of exercising appraisal rights.

        Warren shareholders who desire to exercise their appraisal rights must satisfy each of the applicable conditions of Sections 85 through 98. The shareholder must file with Warren, before the vote on the proposal relating to the merger agreement is taken, a written objection to the proposed merger agreement that states that the shareholder intends to demand payment for his, her or its shares. The written objection should be filed with Susan G. Ouellette, Clerk, Warren Bancorp, Inc., 10 Main Street, Peabody, Massachusetts 01960. The written objection must specify the shareholder's name and mailing address, that the shareholder objects to the proposal regarding the merger agreement and that he, she or it is demanding appraisal of his, her or its shares of Warren common stock.

        Warren shareholders electing to exercise their appraisal rights must not vote for approval of the merger agreement. If a shareholder returns a signed proxy but does not specify a vote against approval of the merger agreement or a direction to abstain, the proxy will be voted "FOR" approval of the merger agreement, which will have the effect of waiving that shareholder's appraisal rights. Also, voting against, abstaining from voting, or failing to vote with respect to the merger agreement alone will not constitute a demand for appraisal for purposes of Massachusetts law.

        Within 10 days after the merger becomes effective, Banknorth, as the surviving corporation, must notify by registered or certified mail each shareholder who has satisfied the requirements for demanding appraisal that the merger has become effective. The notice from Banknorth will not create any rights in its recipient to demand payment for his, her or its shares of Warren common stock.

        If, within 20 days after the date Banknorth mails the notice, any shareholder to whom Banknorth was required to give notice demands in writing payment from Banknorth for his, her or its shares of Warren common stock, Banknorth, within 50 days after the date it mailed the notice, must contact such objecting shareholder regarding the fair value of such objecting shareholder's shares. These written demands may be filed with Banknorth at Banknorth Group, Inc., P.O. Box 9540, Two Portland Square, Portland, Maine 04112-9540, Attention: Carol L. Mitchell, Clerk. If Banknorth and the objecting shareholder are unable to agree upon the value of the Banknorth common stock, either party may, within four months after the expiration of the 50 day period, demand a determination of the value of the shares of Warren common stock of all such objecting shareholders by filing a bill in equity in the superior court in Essex County.

        If Banknorth, as the surviving corporation, files a bill in equity, it must name all shareholders who have demanded payment for his, her or its shares and with whom Banknorth has not yet reached agreement as to the value of the Warren common stock held by them. Any objecting shareholder who decides to file a bill in equity must do so on his, her or its own behalf and on behalf of all other objecting shareholders who have demanded payment for their shares and with whom Banknorth has not reached an agreement as to the value of the shares. Service of the bill must be made upon Banknorth by subpoena with a copy of the bill included. Banknorth must file with its answer a duly verified list of all other objecting shareholders, and the objecting shareholders will then be deemed to have been added as parties to the bill. Banknorth will then give notice in the form, and returnable on the date, ordered by the court to each objecting shareholder by registered or certified mail to the last known address as shown in the records of Banknorth and as the court may order by publication or otherwise as the court deems advisable.

        After a hearing, the court will enter a decree determining the fair value of the Warren common stock owned by the objecting shareholders who have become entitled to the valuation of and payment for their shares and will order Banknorth to make payment, together with interest, if any, to the objecting shareholders entitled thereto upon the transfer by them of the certificates representing their shares of Warren common stock if certificated or, if uncertificated, upon receipt of an instruction to transfer such stock to Banknorth. The value of the shares will be determined as of the day preceding the date of the shareholder vote approving and adopting the merger agreement and will exclude any element of value arising from the expectation or accomplishment of the merger.

        The costs associated with the bill in equity, exclusive of fees of counsel and experts retained by any party, will be taxed upon the parties to the bill as the court deems equitable. All costs associated with giving notice to shareholders, however, will be borne by Warren. Interest will be paid on any award from the date of the vote approving the merger agreement and the court may, upon application of any party, determine the amount of interest to be paid.

        Any objecting shareholder who has demanded payment for his, her or its shares of Warren common stock will not thereafter be entitled to notice of any shareholders' meeting, to vote such shares for any purpose or to receive any dividends or distributions on the stock (except dividends or distributions payable to shareholders of record as of a date before the date of the vote approving the merger agreement) unless:

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  a bill in equity to determine the fair value of the Warren common stock is not filed within the statutory time period;

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  a bill in equity, if filed, has been dismissed as to such shareholder; or

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  such shareholder has, with the written approval of Banknorth, as successor to Warren, delivered a written withdrawal of his, her or its objections and an acceptance of the merger.

        Notwithstanding the above three bullet points, inclusive, the shareholder shall only have the rights of a shareholder who did not demand payment for his, her or its Warren common stock as provided by Sections 85 through 98 of the Massachusetts Business Corporation Law.

        The enforcement by an objecting shareholder of his, her or its right to receive payment for his, her or its shares in this manner will be an exclusive remedy, except that the shareholder may still bring or maintain an appropriate proceeding to obtain relief on the ground that the merger will be or is illegal or fraudulent as to such shareholder.

Operations of Banknorth After the Merger

        Banknorth expects to achieve significant cost savings, revenue enhancements and other operating synergies subsequent to the merger. The cost savings and operating synergies are expected to amount to approximately 30% of Warren's current level of operating expenses and are to be derived primarily from reductions in personnel and the integration of other facilities and back-office operations. In addition, because Warren will be merged with and into Banknorth, the costs associated with Warren operating as a publicly-held entity also will be eliminated. The after-tax cost savings and other operating synergies for 2003 are estimated to amount to approximately $2.6 million. Banknorth also anticipates that it will be able to increase revenues from the Warren franchise by selling products and services to Warren customers that are currently not offered by Warren (e.g., insurance, securities brokerage, asset management and cash management). Banknorth has not estimated these revenue enhancements, however, and did not include them in its financial analysis of the merger.

        Because of the uncertainties inherent in merging two financial institutions, changes in the regulatory environment and changes in economic conditions, no assurances can be given that any particular level of cost savings, revenue enhancements and other operating synergies will be realized, that any such cost savings, revenue enhancements and other operating synergies will be realized over the time period currently anticipated or that such cost savings, revenue enhancements and other operating synergies will not be offset to some degree by increases in other expenses, including expenses related to integrating the two companies.

        Based on the assumptions set forth above, Banknorth anticipates that the acquisition of Warren will increase its earnings by one cent per diluted share in 2003.

        Although management of Banknorth has performed substantial financial analysis of the proposed merger, identification of all cost savings and potential revenue enhancements associated with the merger has not been completed. Moreover, no assurances can be given that cost savings or any revenue enhancements will be realized at any given time in the future.

        The estimated cost savings which are expected to be realized by the combined company do not reflect an estimated $6.2 million of after-tax transaction costs which will be incurred in connection with the merger, a portion of which will be charged to earnings as a special charge and the balance of which will increase Banknorth's goodwill. These costs relate primarily to terminations of employment contracts, change-in-control contracts and severance obligations, professional fees, conversion and integration expenses and exit costs associated with contract terminations, less estimated tax benefits. In evaluating the cost savings and other potential benefits of the merger, the Banknorth board of directors considered the amount of the transaction costs which are necessary to realize future annual savings resulting from consolidation of support functions and economies of scale.

MARKET FOR COMMON STOCK AND DIVIDENDS

        The Banknorth common stock currently is traded on the Nasdaq Stock Market Inc.'s National Market under the symbol "BKNG," and the Warren common stock also is traded on the Nasdaq Stock Market Inc.'s National Market under the symbol "WRNB."

        As of June 30, 2002, there were 147,095,337 shares of Banknorth common stock outstanding, which were held by approximately 15,000 holders of record; and as of the record date for the special meeting, there were                        shares of Warren common stock outstanding, which were held by approximately            holders of record. Such numbers of shareholders do not reflect the number of individuals or institutional investors holding stock in nominee name through banks, brokerage firms and others.

        The following table sets forth during the periods indicated the high and low sales prices of the Banknorth common stock and the Warren common stock as reported on the Nasdaq Stock Market Inc.'s National Market and the dividends declared per share of Banknorth common stock and Warren common stock.

	Banknorth			Warren
	Market Price			Market Price
			Dividends Declared Per Share			Dividends Declared Per Share
	High	Low		High	Low
2002
First Quarter	$26.80	$22.25	$0.135	$13.70	$9.45	$0.120
Second Quarter	27.45	24.96	0.145	12.80	11.06	0.120
Third Quarter (through September 20)	27.40	20.71	0.150	15.70	10.56	0.120
2001
First Quarter	21.06	18.13	0.130	9.50	7.75	0.105
Second Quarter	22.93	19.38	0.130	9.50	8.50	0.115
Third Quarter	24.39	18.93	0.130	10.25	8.50	0.115
Fourth Quarter	22.92	19.78	0.135	9.63	8.90	0.115
2000
First Quarter	16.13	10.38	0.125	7.88	6.00	0.100
Second Quarter	18.00	11.94	0.125	7.75	6.38	0.315	(1)
Third Quarter	18.50	14.88	0.125	8.50	6.75	0.105
Fourth Quarter	21.13	15.56	0.125	8.25	6.88	0.105

(1)
Includes a special dividend of $0.21 per share.

        The following table shows the closing price per share of the Banknorth common stock and the Warren common stock on (1) August 7, 2002, the last trading day preceding public announcement of the merger agreement, and (2)                 , 2002, the last full trading day for which closing prices were available at the time of the printing of this document. The historical prices are as reported on the Nasdaq Stock Market Inc.'s National Market. The following table also includes the equivalent price per share of Warren common stock on those dates. The equivalent per share price reflects the value of the Banknorth common stock which would be received by Warren shareholders who receive shares of

Banknorth common stock in the merger based on an assumed exchange ratio of 0.6021 of a share of Banknorth common stock for each share of Warren common stock.

	Historical Market Value Per Share
Date			Equivalent Market Value Per Share of Warren (1)
	Banknorth	Warren
August 7, 2002	$25.22	$10.56	$15.18
, 2002

(1)
The equivalent prices per share of Warren common stock on the indicated dates were determined by multiplying an assumed exchange ratio of 0.6021 by the closing price per share of the Banknorth common stock on the indicated date. The actual exchange ratio will be determined by dividing $15.75 by the average closing prices of the Banknorth common stock during the 20 trading-day period preceding the effective time of the merger.

        Shareholders are advised to obtain current market quotations for the Banknorth common stock and the Warren common stock. The market price of the Banknorth common stock at the effective time of the merger or at the time shareholders of Warren who receive Banknorth common stock in the merger receive certificates evidencing such shares following the election period to be conducted after the merger is consummated may be higher or lower than the market price at the time the merger agreement was executed, at the date of mailing of this document or at the time of the special meeting.

INFORMATION ABOUT BANKNORTH

General

        Banknorth Group, Inc., is a Maine corporation and a registered bank holding company and financial holding company under the Bank Holding Company Act of 1956, as amended. Banknorth conducts business from its headquarters in Portland, Maine and, as of June 30, 2002, 306 banking offices located in Maine, New Hampshire, Massachusetts, Vermont, New York and Connecticut. At June 30, 2002, Banknorth had consolidated assets of $21.3 billion and consolidated shareholders' equity of $1.8 billion. Based on total assets at that date, Banknorth is one of the 35 largest commercial banking organizations in the United States.

        Banknorth's principal asset is all of the capital stock of Banknorth, NA, a national bank which was initially formed as a Maine-chartered savings bank in the mid-19th century. Effective January 1, 2002, Banknorth consolidated all eight of its other banking subsidiaries and its trust company subsidiary into Banknorth, NA, which was known as "Peoples Heritage Bank" prior to these consolidations. Banknorth, NA operates under the trade name "Peoples Heritage Bank" in Maine, "Bank of New Hampshire" in New Hampshire and "Evergreen Bank" in New York to take advantage of the goodwill associated with the names of these predecessor banks. Banknorth, NA operates under its name elsewhere in its market areas. Through Banknorth, NA, Banknorth offers a full range of banking services and products to individuals, businesses and governments throughout its market areas, including commercial, consumer and trust and investment services.

        The executive offices of Banknorth are located at Two Portland Square, Portland, Maine 04112-9540, and its telephone number is (207) 761-8500.

Acquisitions

        Banknorth's profitability and market share have been enhanced in recent years through internal growth and acquisitions of both financial and nonfinancial institutions. Acquisitions of financial institutions consummated by Banknorth in the last year are briefly noted below.

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  On August 31, 2002, Banknorth completed the acquisition of Bancorp Connecticut, Inc., a bank holding company headquartered in Southington, Connecticut. At this date, Bancorp had total assets of $661.7 million and total shareholders' equity of $61.4 million. Banknorth paid $161.2 million (including $7.0 million paid by Bancorp in consideration for the cancellation of Bancorp stock options) in connection with the acquisition of Bancorp.

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  On July 26, 2002, Banknorth completed the acquisition of Ipswich Bancshares, Inc., a bank holding company headquartered in Ipswich, Massachusetts. At this date, Ipswich had total assets of $318.0 million and total shareholders' equity of $13.9 million. The aggregate merger consideration in this transaction consisted of 844,555 shares of Banknorth common stock (including 2,398 shares issuable upon exercise of Banknorth stock options issued in exchange for Ipswich stock options) and $19.9 million of cash.

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  On October 31, 2001, Banknorth completed the acquisition of Andover Bancorp, Inc., a multi-bank holding company headquartered in Andover, Massachusetts, and MetroWest Bank, a Massachusetts-chartered savings bank headquartered in Framingham, Massachusetts. At October 31, 2001, Andover had total assets of $1.8 billion and total shareholders' equity of $162 million and MetroWest had total assets of $907 million and total shareholders' equity of $62 million. Banknorth issued a total of 16.6 million shares of Banknorth common stock (including 1,018,860 shares issuable upon exercise of Banknorth stock options issued in exchange for Andover stock options) in connection with the acquisition of Andover and paid $166.6 million (including $1.8 million paid in consideration for the cancellation of MetroWest stock options) in connection with the acquisition of MetroWest.

        In addition to the foregoing acquisitions, on July 2, 2002, Banknorth acquired Community Insurance Agencies, Inc., an insurance brokerage agency headquartered in South Glen Falls, New York. During 2001, Community had annual premium volume of $24 million and $4.1 million of insurance commissions. Banknorth issued an aggregate of 213,339 shares of Banknorth common stock in connection with this acquisition.

        Banknorth continually evaluates acquisition opportunities and frequently conducts due diligence in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations frequently take place and future acquisitions involving cash, debt or equity securities can be expected. Acquisitions typically involve the payment of a premium over book and market values, and therefore, some dilution of Banknorth's book value and net income per common share may occur in connection with any future transactions. Moreover, acquisitions commonly result in significant one-time charges against earnings, although cost-savings, annually incident to in-market acquisitions, frequently are anticipated.

Pending Acquisition

        In addition to the proposed acquisition of Warren, on August 22, 2002 Banknorth announced that it had entered into an agreement to acquire American Financial Holdings, Inc.

        American is a Delaware-chartered bank holding company headquartered in New Britain, Connecticut which owns all of the outstanding capital stock of American Savings Bank, a Connecticut-

chartered savings bank. American Savings Bank has 34 banking offices in Hartford, Middlesex, Tolland, New Haven and Litchfield Counties, Connecticut. At June 30, 2002, American had $2.9 billion of consolidated assets, including $1.7 billion of net loans; $2.5 billion of consolidated liabilities, including $1.9 billion of deposits, and $443.6 million of shareholders' equity. American's net income amounted to $16.0 million and $14.7 million during the six months ended June 30, 2002 and 2001, respectively, and $28.6 million, $31.1 million and $2.8 million during the years ended December 31, 2001, 2000 and 1999, respectively.

        The agreement between Banknorth and American sets forth the terms and conditions pursuant to which American would be merged with and into Banknorth and American Savings Bank subsequently would be merged with and into Banknorth, NA. The agreement provides, among other things, that as a result of the combination, each outstanding share of common stock of American (subject to certain exceptions) will be converted into the right to receive either $32.00, without interest, or 1.22 shares of Banknorth common stock, plus cash in lieu of any fractional share interest, subject to election and allocation procedures which are intended to ensure that at least 50% of the outstanding shares of American common stock are converted into shares of Banknorth common stock. Based on the 21,364,545 shares of American common stock and options to purchase 2,862,292 shares of American common stock outstanding on the date of the merger agreement between Banknorth and American, the maximum amount of cash payable and the maximum number of shares of Banknorth common stock issuable in connection with this transaction are $387.6 million and 14.78 million shares, respectively. Consummation of the acquisition of American is subject to a number of customary conditions, including (1) the approval of the merger agreement between Banknorth and American by the shareholders of American and (2) the receipt of requisite regulatory approvals. Banknorth's acquisition of American is expected to be completed in the first quarter of 2003.

Management and Additional Information

        Certain information relating to executive compensation, benefit plans, voting securities and the principal holders thereof, certain relationships and related transactions and other related matters as to Banknorth is incorporated by reference or set forth in Banknorth's annual report on Form 10-K for the year ended December 31, 2001 and its quarterly reports on Form 10-Q for the three months ended March 31, 2002 and June 30, 2002, which are incorporated herein by reference. Shareholders desiring copies of such documents may contact Banknorth at its address or telephone number indicated under "Where You Can Find More Information" beginning on page 88.

INFORMATION ABOUT WARREN

General

        Warren is a Massachusetts corporation and a registered bank holding company under the Bank Holding Company Act of 1956, as amended. Warren conducts business from its main office in Peabody, Massachusetts and six full-service branch offices located in Peabody and Beverly, Massachusetts. Warren's principal asset is all of the capital stock of Warren Bank, a Massachusetts-chartered savings bank which operates under the name Warren Five Cents Savings Bank. The principal business of Warren is attracting deposits from the general public and using these deposits to fund the origination of commercial real estate loans and, to a lesser extent, single-family residential loans, commercial business loans and consumer loans. At June 30, 2002, Warren had consolidated assets of $459.7 million and consolidated shareholders' equity of $44.4 million. Warren's executive offices are located at 10 Main Street, Peabody, Massachusetts 01960, and its telephone number is (978) 531-7400.

Management and Additional Information

        Certain information relating to executive compensation, benefit plans, voting securities and the principal holders thereof, certain relationships and related transactions and other related matters as to Warren is set forth herein or is incorporated by reference from Warren's annual report on Form 10-K for the year ended December 31, 2001 and its quarterly reports on Form 10-Q for the three months ended March 31, 2002 and June 30, 2002, which are incorporated herein by reference. Shareholders desiring copies of such documents may contact Warren at its address or telephone number indicated under "Where You Can Find More Information" beginning on page 88.

SUPERVISION AND REGULATION OF BANKNORTH AND WARREN

General

        Banknorth, as a registered bank holding company and financial holding company, and Warren, as a registered bank holding company, under the Bank Holding Company Act of 1956, as amended, are subject to the supervision of, and to regular inspection by, the Federal Reserve Board. Banknorth also is regulated as a Maine financial holding company under Maine law. Banknorth, NA, Banknorth's wholly-owned banking subsidiary, is a national bank subject to regulation, supervision and examination by the Office of the Comptroller of the Currency ("OCC"). Warren Five Cents Savings Bank, Warren's wholly-owned banking subsidiary, is a Massachusetts-chartered bank subject to regulation, supervision and examination by the Commissioner of Banks of the Commonwealth of Massachusetts and the Federal Deposit Insurance Corporation ("FDIC"). The following discussion summarizes certain aspects of those federal banking laws and regulations that affect Banknorth, Warren and their subsidiaries.

Activities and Other Limitations

        Bank holding companies are required to obtain the prior approval of the Federal Reserve Board before acquiring more than 5% of any class of voting stock of any bank that is not already majority owned by the bank holding company. Pursuant to the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, a bank holding company generally may acquire banks in states other than its home state beginning September 29, 1995, without regard to the permissibility of such acquisitions under state law, but subject to any state requirement that the bank has been organized and operating for a minimum period of time, not to exceed five years, and the requirement that the bank holding company, prior to or following the proposed acquisition, controls no more than 10% of the total amount of deposits of insured depository institutions in the United States and less than 30% of such deposits in that state (or such lesser or greater amount set by state law). Generally, bank holding companies are required to obtain prior approval of the Federal Reserve Board to engage in any new activity or to acquire more than 5% of any class of voting stock of any company.

        Unless a bank holding company elects to become a financial holding company under amendments to the Bank Holding Company Act effected by the Gramm-Leach-Bliley Act, the activities of a bank holding company and those of companies that it controls or in which it holds more than 5% of the voting stock are limited to banking, managing or controlling banks, furnishing services to or performing services for their subsidiaries or any other activity that the Federal Reserve Board had determined to be so closely related to banking or managing or controlling banks as to be a proper incident thereto as of November 11, 1999, the day before the date of enactment of the Gramm-Leach-Bliley Act.

        Effective March 11, 2000, the Gramm-Leach-Bliley Act permits bank holding companies to become financial holding companies and thereby affiliate with securities firms and insurance companies and engage in other activities that are financial in nature. A bank holding company may become a financial holding company if each of its subsidiary banks is well capitalized under the prompt corrective action provisions in federal laws and regulations, is well managed and has at least a satisfactory rating under the Community Reinvestment Act by filing a declaration with the Federal Reserve Board that the bank holding company seeks to become a financial holding company. Banknorth became a financial holding company under the Bank Holding Company Act effective January 25, 2002, and Warren has not made such an election.

        No regulatory approval is required for a financial holding company to acquire a company, other than a bank or savings association, engaged in activities that are financial in nature or incidental to activities that are financial in nature, as determined by the Federal Reserve Board. The Gramm-Leach-Bliley Act defines "financial in nature" to include securities underwriting, dealing and market making; sponsoring mutual funds and investment companies; insurance underwriting and agency; merchant banking activities; and activities that the Federal Reserve Board has determined to be closely related to banking. A national bank also may engage, subject to limitations on investment, in activities that are financial in nature, other than insurance underwriting, insurance company portfolio investment, real estate development and real estate investment, through a financial subsidiary of the bank, if the bank is well capitalized, well managed and has at least a satisfactory Community Reinvestment Act rating. Subsidiary banks of a financial holding company or national banks with financial subsidiaries, such as Banknorth, NA, which owns financial subsidiaries engaged in insurance brokerage activities, must continue to be well capitalized and well managed in order for the financial holding company or the national back to continue to engage in activities that are financial in nature without regulatory actions or restrictions, which could include divestiture of the financial in nature subsidiary or subsidiaries. In addition, a financial holding company or a bank may not acquire a company that is engaged in activities that are financial in nature unless each of the subsidiary banks of the financial holding company or the bank has a Community Reinvestment Act rating of satisfactory or better.

Capital and Operational Requirements

        The Federal Reserve Board, the OCC and the FDIC have issued substantially similar risk-based and leverage capital guidelines applicable to U.S. banking organizations. In addition, those regulatory agencies may from time to time require that a banking organization maintain capital above the minimum levels, whether because of its financial condition or actual or anticipated growth. The Federal Reserve Board risk-based guidelines define a three-tier capital framework. "Tier 1 capital" generally consists of common and qualifying preferred shareholders' equity, less certain intangibles and other adjustments. "Tier 2 capital" and "Tier 3 capital" generally consist of subordinated and other qualifying debt, preferred stock that does not qualify as Tier 1 capital and the allowance for credit losses up to 1.25% of risk-weighted assets.

        The sum of Tier 1, Tier 2 and Tier 3 capital, less investments in unconsolidated subsidiaries, represents qualifying "total capital," at least 50% of which must consist of Tier 1 capital. Risk-based capital ratios are calculated by dividing Tier 1 capital and total capital by risk-weighted assets. Assets and off-balance sheet exposures are assigned to one of four categories of risk weights, based primarily on relative credit risk. The minimum Tier 1 capital ratio is 4% and the minimum total capital ratio is 8%. At June 30, 2002, Banknorth's Tier 1 and total risk-based capital ratios under these guidelines were 10.64% and 13.23%, respectively, and Warren's were 11.83% and 13.08%, respectively.

        The "leverage ratio" requirement is determined by dividing Tier 1 capital by adjusted average total assets. Although the stated minimum ratio is 3%, most banking organizations are required to maintain ratios of at least 100 to 200 basis points above 3%. At June 30, 2002, Banknorth's and Warren's leverage ratios were 7.75% and 9.63%, respectively.

        Federal bank regulatory agencies require banking organizations that engage in significant trading activity to calculate a capital charge for market risk. Significant trading activity means trading activity of at least 10% of total assets or $1 billion, whichever is smaller, calculated on a consolidated basis for bank holding companies. Federal bank regulators may apply the market risk measure to other banks and bank holding companies as the agency deems necessary or appropriate for safe and sound banking practices. Each agency may exclude organizations that it supervises that otherwise meet the criteria under certain circumstances. The market risk charge will be included in the calculation of an organization's risk-based capital ratios. Neither Banknorth nor Warren is currently subject to this annual capital charge.

        The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), among other things, identifies five capital categories for insured depository institutions (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized) and requires the respective U.S. federal regulatory agencies to implement systems for "prompt corrective action" for insured depository institutions that do not meet minimum capital requirements within such categories. FDICIA imposes progressively more restrictive constraints on operations, management and capital distributions, depending on the category in which an institution is classified. Failure to meet the capital guidelines could also subject a banking institution to capital raising requirements. An "undercapitalized" bank must develop a capital restoration plan and its parent holding company must guarantee that bank's compliance with the plan. The liability of the parent holding company under any such guarantee is limited to the lesser of 5% of the bank's assets at the time it became undercapitalized or the amount needed to comply with the plan. Furthermore, in the event of the bankruptcy of the parent holding company, such guarantee would take priority over the parent's general unsecured creditors. In addition, FDICIA requires the various regulatory agencies to prescribe certain non-capital standards for safety and soundness related generally to operations and management, asset quality and executive compensation and permits regulatory action against a financial institution that does not meet such standards.

        The various federal bank regulatory agencies have adopted substantially similar regulations that define the five capital categories identified by FDICIA, using the total risk-based capital, Tier 1 risk-based capital and leverage capital ratios as the relevant capital measures. Such regulations establish various degrees of corrective action to be taken when an institution is considered undercapitalized. Under the regulations, a "well capitalized" institution must have a Tier 1 capital ratio of at least 6%, a total risk-based capital ratio of at least 10% and a leverage ratio of at least 5% and not be subject to a capital directive order. An "adequately capitalized" institution must have a Tier 1 capital ratio of at least 4%, a total risk-based capital ratio of at least 8% and a leverage ratio of at least 4%, or 3% in some cases. Under these guidelines, each of the banking subsidiaries of Banknorth and Warren is considered "well capitalized."

        The federal bank regulatory agencies also have adopted regulations which mandate that regulators take into consideration concentrations of credit risk and risks from non-traditional activities, as well as an institution's ability to manage those risks, when determining the adequacy of an institution's capital. That evaluation will be made as part of the institution's regular safety and soundness examination. Banking agencies also have adopted final regulations requiring regulators to consider interest rate risk (when the interest rate sensitivity of an institution's assets does not match the sensitivity of its liabilities or its off-balance sheet position) in the determination of a bank's capital adequacy. Concurrently, banking agencies have proposed a methodology for evaluating interest rate risk. The banking agencies do not intend to establish an explicit risk-based capital charge for interest rate risk but will continue to assess capital adequacy for interest rate risk under a risk assessment approach based on a combination of quantitative and qualitative factors and have provided guidance on prudent interest rate risk management practices.

Distributions

        Banknorth and Warren both derive funds for cash distributions to their respective shareholders primarily from dividends received from their respective banking subsidiaries. Each of their banking subsidiaries is subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain capital above regulatory minimums. The appropriate federal and state regulatory authorities are authorized to determine under certain circumstances relating to the financial condition of the bank or bank holding company that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof.

        In addition to the foregoing, the ability of Banknorth, Warren and their respective banking subsidiaries to pay dividends may be affected by the various minimum capital requirements and the capital and non-capital standards established under FDICIA, as described above. The right of Banknorth, Warren and their respective shareholders and creditors to participate in any distribution of the assets or earnings of the respective subsidiaries of Banknorth and Warren is further subject to the prior claims of creditors of such subsidiaries.

"Source of Strength" Policy

        According to Federal Reserve Board policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support. Similarly, under the cross-guarantee provisions of the Federal Deposit Insurance Act, in the event of a loss suffered or anticipated by the FDIC — either as a result of default of a banking or savings institution subsidiary of a bank holding company or related to FDIC assistance provided to a subsidiary in danger of default — the other banking subsidiaries of such bank holding company, if any, may be assessed for the FDIC's loss, subject to certain exceptions.

Sarbanes-Oxley Act of 2002

        On July 30, 2002, President George W. Bush signed into law the Sarbanes-Oxley Act of 2002, which generally establishes a comprehensive framework to modernize and reform the oversight of public company auditing, improve the quality and transparency of financial reporting by those companies and strengthen the independence of auditors. Certain of the new legislation's more significant reforms are noted below.

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  The new legislation creates a public company accounting oversight board which is empowered to set auditing, quality control and ethics standards, to inspect registered public accounting firms, to conduct investigations and to take disciplinary actions, subject to SEC oversight and review. The new board will be funded by mandatory fees paid by all public companies. The new legislation also improves the Financial Accounting Standards Board, giving it full financial independence from the accounting industry.

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  The new legislation strengthens auditor independence from corporate management by, among other things, limiting the scope of consulting services that auditors can offer their public company audit clients.

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  The new legislation heightens the responsibility of public company directors and senior managers for the quality of the financial reporting and disclosure made by their companies. Among other things, the new legislation provides for a strong public company audit committee that will be directly responsible for the appointment, compensation and oversight of the work of the public company auditors.

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  The new legislation contains a number of provisions to deter wrongdoing. CEOs and CFOs will have to certify that company financial statements fairly present the company's financial condition. If a misleading financial statement later resulted in a restatement, the CEO and CFO must forfeit and return to the company any bonus, stock or stock option compensation received in the twelve months following the misleading financial report. The new legislation also prohibits any company officer or director from attempting to mislead or coerce an auditor. Among other reforms, the new legislation empowers the SEC to bar certain persons from serving as officers or directors of a public company; prohibits insider trades during pension fund "blackout periods;" directs the SEC to adopt rules requiring attorneys to report securities law violations; and requires that civil penalties imposed by the SEC go into a disgorgement fund to benefit harmed investors.

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  The new legislation imposes a range of new corporate disclosure requirements. Among other things, the new legislation requires public companies to report all off-balance-sheet transactions and conflicts, as well as to present any pro forma disclosures in a way that is not misleading and in accordance with requirements to be established by the SEC. The new legislation also accelerated the required reporting of insider transactions, which now generally must be reported by the end of the second business day following a covered transaction; requires that annual reports filed with the SEC include a statement by management asserting that it is responsible for creating and maintaining adequate internal controls and assessing the effectiveness of those controls; and requires companies to disclose whether or not they have adopted an ethics code for senior financial officers, and, if not, why not, and whether the audit committee includes at least one "financial expert," a term which is to be defined by the SEC in accordance with specified requirements. The new legislation also requires the SEC, based on certain enumerated factors, to regularly and systematically review corporate filings.

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  The new legislation contains provisions which generally seek to limit and expose to public view possible conflicts of interest affecting securities analysts.

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  Finally, the new legislation imposes a range of new criminal penalties for fraud and other wrongful acts, as well as extends the period during which certain types of lawsuits can be brought against a company or its insiders.

DESCRIPTION OF BANKNORTH CAPITAL STOCK

        Banknorth is authorized to issue up to 400,000,000 shares of Banknorth common stock and up to 5,000,000 shares of preferred stock. The capital stock of Banknorth does not represent or constitute a deposit account and is not insured by the FDIC.

        The following description of the Banknorth capital stock does not purport to be complete and is qualified in all respects by reference to Banknorth's articles of incorporation, as amended, and bylaws, the Banknorth shareholder rights plan and the Maine Business Corporation Act.

Banknorth Common Stock

        General.    Each share of Banknorth common stock has the same relative rights and is identical in all respects with each other share of Banknorth common stock. The Banknorth common stock is not subject to call for redemption and, upon receipt by Banknorth of the shares of Warren common stock surrendered in exchange for Banknorth common stock, each share of Banknorth common stock offered hereby will be fully paid and non-assessable.

        Voting Rights.    Except as provided in any resolution or resolutions adopted by the Banknorth board of directors establishing any series of Banknorth preferred stock, the holders of Banknorth common stock possess exclusive voting rights in Banknorth. Each holder of Banknorth common stock is entitled to one vote for each share held on all matters voted upon by shareholders, and shareholders are not permitted to cumulate votes in elections of directors.

        Dividends.    Subject to the rights of the holders of any series of Banknorth preferred stock, the holders of the Banknorth common stock are entitled to such dividends as may be declared from time to time by the Banknorth board of directors out of funds legally available therefor.

        Preemptive Rights.    Holders of Banknorth common stock do not have any preemptive rights with respect to any shares which may be issued by Banknorth in the future; thus, Banknorth may sell shares of Banknorth common stock without first offering them to the then holders of the Banknorth common stock.

        Liquidation.    In the event of any liquidation, dissolution or winding up of Banknorth, the holders of the Banknorth common stock would be entitled to receive, after payment of all debts and liabilities of Banknorth, all assets of Banknorth available for distribution, subject to the rights of the holders of any Banknorth preferred stock which may be issued with a priority in liquidation or dissolution over the holders of the Banknorth common stock.

Banknorth Preferred Stock

        The Banknorth board of directors is authorized to issue Banknorth preferred stock and to fix and state voting powers, designations, preferences or other annual rights and the qualifications, limitations and restrictions of these shares. The Banknorth preferred stock may be issued in distinctly designated series, may be convertible into Banknorth common stock and may rank prior to the Banknorth common stock as to dividend rights, liquidation preferences, or both.

        The authorized but unissued shares of Banknorth preferred stock, as well as the authorized but unissued and unreserved shares of Banknorth common stock, are available for issuance in future mergers or acquisitions, in a future public offering or private placement or for other general corporate purposes. Except as otherwise required to approve the transaction in which the additional authorized shares of Banknorth preferred stock, as well as Banknorth common stock, would be issued, shareholder approval generally would not be required for the issuance of these shares. Depending on the circumstances, however, shareholder approval may be required pursuant to the requirements for continued listing of the Banknorth common stock on the Nasdaq Stock Market's National Market or the requirements of any exchange on which the Banknorth common stock may then be listed.

Banknorth Rights

        Banknorth is party to an amended and restated rights agreement, dated as of July 25, 2000, with American Stock Transfer & Trust Company, as rights agent. The following description of the terms of the Banknorth rights agreement does not purport to be complete and is qualified in its entirety by reference thereto, a copy of which is attached as an exhibit to the Form 8-A/A filed by Banknorth with the Securities and Exchange Commission on July 25, 2000.

        Pursuant to the Banknorth rights agreement, each share of Banknorth common stock has attached to it one preferred stock purchase right (a "Banknorth right"). Each Banknorth right entitles the registered holder to purchase from Banknorth a unit consisting of one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share, of Banknorth at a purchase price of $80, subject to adjustment.

        The Banknorth rights will not separate from the Banknorth common stock, be distributed and become exercisable until a date (the "distribution date") which will occur upon the earlier of:

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  10 days following a public announcement that a person or group of affiliated or associated persons, other than employee benefit plans of Banknorth (an "acquiring person"), has acquired beneficial ownership of 15% or more of the outstanding shares of Banknorth common stock (the "stock acquisition date"); or

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  10 business days (or such later date as may be determined by action of the Banknorth board of directors prior to such time as any person becomes an acquiring person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the outstanding shares of Banknorth common stock.

        Until a distribution date, the Banknorth rights will be evidenced by the Banknorth common stock certificates and will be transferred with and only with such Banknorth common stock certificates, and the surrender for transfer of any certificates for Banknorth common stock outstanding also will constitute the transfer of the Banknorth rights associated with the Banknorth common stock represented by such certificate. The Banknorth rights are not exercisable until a distribution date and will expire at the close of business on September 25, 2009, unless earlier redeemed by Banknorth, as described below.

        Unless the Banknorth rights are earlier redeemed or expire in accordance with their terms, in the event that any person or group of affiliated or associated persons, other than employee benefit plans of Banknorth, acquires beneficial ownership of 15% or more of the outstanding shares of Banknorth common stock, each holder of a Banknorth right, other than rights beneficially owned by an acquiring person (which will thereafter be null and void), will thereafter have the right to receive upon exercise that number of shares of Banknorth common stock having a market value of two times the exercise price of the Banknorth right. In addition, unless the Banknorth rights are earlier redeemed or expire in accordance with their terms, in the event that Banknorth is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group acquires beneficial ownership of 15% or more of the outstanding shares of Banknorth common stock, each holder of a Banknorth right, other than rights beneficially owned by an acquiring person (which will be null and void), will thereafter have the right to receive that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Banknorth right.

        At any time after a person becomes an acquiring person, Banknorth may exchange all or part of the Banknorth rights (other than Banknorth rights which previously have been voided as set forth above) for shares of Banknorth common stock at an exchange ratio of one share per Banknorth right, as such may be appropriately adjusted to reflect any stock split or similar transaction.

        At any time until 10 days following the stock acquisition date, Banknorth may redeem the Banknorth rights in whole, but not in part, at a price of $.01 per Banknorth right. Immediately upon the action of the Banknorth board of directors ordering redemption of the Banknorth rights, the Banknorth rights will terminate and the only right of the holders of Banknorth rights will be to receive the redemption price.

        The Banknorth rights may have certain anti-takeover effects. The Banknorth rights would cause substantial dilution to a person or group that acquires 15% or more of the outstanding shares of Banknorth common stock if a triggering event thereafter occurs without the Banknorth rights having been redeemed. However, the Banknorth rights should not interfere with any merger or other business combination approved by the Banknorth board of directors because the Banknorth rights are redeemable under certain circumstances.

Other Provisions

        The articles of incorporation and bylaws of Banknorth contain a number of provisions that may have the effect of discouraging or delaying attempts to gain control of Banknorth, including provisions:

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  classifying the Banknorth board of directors into three classes to serve for three years with one class being elected annually;

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  authorizing the Banknorth board of directors to fix the size of the Banknorth board of directors between three and 25 directors;

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  authorizing directors to fill vacancies in the Banknorth board of directors;

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  increasing the vote for removal of directors by shareholders;

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  increasing the amount of stock required to be held by shareholders seeking to call a special meeting of shareholders; and

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  requiring an increased vote of shareholders to approve specified business combinations unless certain price and procedural requirements are met or the Banknorth board of directors approves the business combination in the manner provided therein.

The provisions in the bylaws of Banknorth include specific conditions under which persons may be nominated for election as directors of Banknorth at a special meeting of shareholders and business may be transacted at a special meeting of shareholders.

        In addition to the foregoing, in certain instances the issuance of authorized but unissued shares of Banknorth common stock or Banknorth preferred stock may have an anti-takeover effect by making it more difficult and/or expensive to acquire Banknorth. Sections 611-A and 910 of the Maine Business Corporation Act also may have the same anti-takeover effects. See "Comparison of the Rights of Shareholders — State Anti-takeover Statutes" beginning on page 81.

Transfer Agent

        The transfer agent and registrar for the Banknorth common stock is American Stock Transfer & Trust Company.

COMPARISON OF THE RIGHTS OF SHAREHOLDERS

        Banknorth is a Maine corporation subject to the provisions of the Maine Business Corporation Act and Warren is a Massachusetts corporation subject to the provisions of the Massachusetts Business Corporation Law. When the merger is completed, shareholders of Warren who receive shares of Banknorth common stock in exchange for their shares of Warren common stock will become shareholders of Banknorth and their rights as shareholders of Banknorth will be governed by the articles of incorporation and bylaws of Banknorth and the Maine Business Corporation Act.

        Recently, the Maine legislature adopted a new Maine Business Corporation Act which generally is intended to bring the Act into conformity with the Model Business Corporation Act. Under the new legislation, the current Maine Business Corporation Act, which is located at Title 13-A of the Maine Revised Statutes, would be repealed and replaced, effective July 1, 2003, by a new Maine Business

Corporation Act located at Title 13-C of the Maine Revised Statutes. Where appropriate, differences between the current and the new Maine Business Corporation Act are noted in the discussion below.

        Under the new Maine Business Corporation Act, the validity of any provision of the articles of incorporation or the bylaws of a Maine corporation existing on July 1, 2003 can be determined by reference to the law that was in effect at the time when the provision was adopted or with reference to the new law, whichever supports the validity of such provision. A provision of a corporation's articles of incorporation or bylaws that was valid under the law in existence at the time the provision was adopted remains in effect, notwithstanding a contrary provision of the new law, until repealed or amended by voluntary act of the corporation. As a result, provisions in the articles of incorporation or bylaws of Banknorth which were adopted pursuant to the current Maine Business Corporation Act will continue to be valid even if they could not be adopted pursuant to the new Maine Business Corporation Act.

        The following summary is not intended to be a complete statement of the differences affecting the rights of Warren shareholders who become Banknorth shareholders, but rather summarizes the more significant differences affecting the rights of such shareholders and certain important similarities; the summary is qualified in its entirety by reference to the articles of organization and bylaws of Warren, the articles of incorporation and bylaws of Banknorth and applicable laws and regulations.

Authorized Capital Stock

        Warren.    Warren's articles of organization authorize the issuance of up to 20,000,000 shares of Warren common stock, $0.10 par value per share, of which                        shares were outstanding as of the record date for the special meeting, and up to 10,000,000 shares of preferred stock, $0.10 par value per share, of which no shares are issued and outstanding. The Warren preferred stock is issuable in series, each series having such rights and preferences as the Warren board of directors may fix and determine by resolution.

        Banknorth.    Banknorth's articles of incorporation authorize the issuance of up to 400,000,000 shares of Banknorth common stock, $0.01 par value per share, of which 147,095,337 shares were outstanding as of June 30, 2002, and up to 5,000,000 shares of Banknorth preferred stock, $0.01 par value per share, of which no shares are issued and outstanding. The Banknorth preferred stock is issuable in series, each series having such rights and preferences as the Banknorth board of directors may fix and determine by resolution.

Issuance of Capital Stock

        Warren.    Under the articles of organization of Warren and the Massachusetts Business Corporation Law, Warren may issue shares of Warren capital stock and rights or options for the purchase of shares of capital stock of Warren on such terms and for such consideration as may be determined by the Warren board of directors. Neither the Massachusetts Business Corporation Law nor Warren's articles of organization and bylaws require shareholder approval of any such actions. However, Warren is subject to the requirements of the National Association of Securities Dealers, Inc., which generally require corporations, such as Warren, with securities which are traded on the Nasdaq National Market to obtain shareholder approval of certain issuances of common stock and most stock compensation plans for directors, officers and key employees. Warren also may elect to seek shareholder approval of stock-related compensation plans in certain instances in order to qualify such plans for favorable federal income tax and securities law treatment under current laws and regulations. Holders of Warren capital stock do not have preemptive rights with respect to any shares of Warren capital stock which may be issued.

        Banknorth.    Under the current Maine Business Corporation Act, Banknorth may issue shares of Banknorth capital stock and rights or options for the purchase of shares of capital stock of Banknorth on such terms and for such consideration as may be determined by the Banknorth board of directors. Neither the current Maine Business Corporation Act nor Banknorth's articles of incorporation and bylaws require shareholder approval of any such actions, except that pursuant to the current Maine Business Corporation Act such rights or options to purchase Banknorth capital stock may be issued to directors, officers or employees of Banknorth or its subsidiaries only if the issuance or plan pursuant to which they are issued is approved by the holders of a majority of the outstanding shares of Banknorth capital stock entitled to vote thereon. The new Maine Business Corporation Act eliminates the current requirement of shareholder approval for stock options granted to directors, officers or employees. However, Banknorth also is subject to the requirements of the National Association of Securities Dealers, Inc., which as noted above generally require corporations, such as Banknorth, with securities which are listed on the Nasdaq Stock Market Inc.'s National Market to obtain shareholder approval of certain issuances of common stock and most stock compensation plans for directors, officers and key employees. Banknorth also may elect to seek shareholder approval of stock-related compensation plans in certain instances in order to qualify such plans for favorable federal income tax and securities laws treatment under current laws and regulations. Holders of Banknorth capital stock do not have preemptive rights with respect to any shares of Banknorth capital stock which may be issued.

Voting Rights

        Warren.    Each share of Warren common stock is entitled to one vote per share on all matters properly presented at meetings of shareholders of Warren, and shareholders of Warren do not have the right to cumulate votes in an election of directors.

        Banknorth.    Each share of Banknorth common stock is entitled to one vote per share on all matters properly presented at meetings of shareholders of Banknorth, and shareholders of Banknorth do not have the right to cumulate votes in an election of directors.

Classification and Size of Board of Directors

        Warren.    The bylaws of Warren provide that the number of directors of Warren shall be fixed by resolution duly adopted from time to time by the board of directors of Warren. Currently, the number of directors of Warren is 15.

        Pursuant to the articles of organization and bylaws of Warren, the Warren board of directors, other than those who may be elected by the holders of any class or series of preferred stock, is divided into three classes as nearly equal in number as possible and one-third of the directors are elected annually to serve staggered, three-year terms.

        Banknorth.    The articles of incorporation of Banknorth provide that the Banknorth board of directors may increase or decrease the number of directors of Banknorth by resolution, and that the shareholders of Banknorth may increase or decrease the number of directors by the affirmative vote of the holders of at two-thirds of the shares entitled to vote generally in an election of directors, provided in each case that the minimum number of directors shall be three and the maximum number of directors shall be 25, and further provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Currently, the number of directors of Banknorth is 15.

        Pursuant to the articles of incorporation and bylaws of Banknorth, the Banknorth board of directors is divided into three classes as nearly equal in number as possible and one-third of the directors are elected annually to serve three-year terms.

Director Vacancies and Removal of Directors

        Warren.    Pursuant to Warren's bylaws, any vacancy occurring in the board of directors of Warren, including any newly-created directorships resulting from an increase in the number of directors or any vacancy resulting from the death, resignation, disqualification or removal of a director, shall be filled solely by the affirmative vote of a majority of the directors then in office, even if less than a quorum. A director elected to fill such a vacancy shall hold office for the remainder of the full term of the class in which the vacancy occurred or the new directorship was created and until such director's successor has been elected and qualified.

        Pursuant to Warren's bylaws, shareholders of Warren may remove a director only with cause, as defined in Warren's bylaws, and only by the affirmative vote of at least 80% of the total votes which would be eligible to be cast by shareholders in the election of such director. In addition, under Warren's bylaws a director may be removed, with or without cause, as defined in Warren's bylaws, by vote of a majority of the directors then in office.

        Banknorth.    Any vacancy occurring in the Banknorth board of directors by reason of an increase in the number of directors may be filled by the Banknorth board of directors, and any directors so chosen shall hold office until the next election of directors by the shareholders of Banknorth. Any other vacancy in the Banknorth board of directors, whether by reason of death, resignation, removal or otherwise, may be filled by the remaining directors of Banknorth, or by a sole remaining director, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors are elected and qualified.

        Pursuant to Banknorth's articles of incorporation, directors of Banknorth may be removed, with or without cause, by the holders of two-thirds of the shares entitled to vote for directors at a meeting of shareholders called expressly for such purpose. Directors of Banknorth also can be removed for cause in a judicial proceeding commenced by Banknorth under provisions of the current and the new Maine Business Corporation Act.

Exculpation of Directors and Officers

        Warren.    Warren's articles of organization provide that no director of Warren shall be personally liable to Warren or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to Warren or its shareholders, (2) for acts or omissions which are not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under certain provisions of the Massachusetts Business Corporation Law dealing with illegal distributions and loans to directors and officers, or (4) with respect to any transaction from which the director derived an improper personal benefit. Any amendment or repeal of this provision of Warren's articles of organization shall not adversely affect the rights and protection granted each director under this provision for acts and omissions that occurred prior to such amendment or repeal. Furthermore, Warren's articles of organization also provide that if the Massachusetts Business Corporation Law is amended to further eliminate or limit the personal liability of directors or to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of each director of Warren shall be eliminated or limited to the extent permitted by the Massachusetts Business Corporation Law, as so amended.

        Banknorth.    The current Maine Business Corporation Act provides that a director of a Maine corporation will not be held personally liable for monetary damages for failure to discharge any duty as a director unless the director is found not to have acted honestly or in the reasonable belief that the action was in or not opposed to the best interests of the corporation or its shareholders.

        The new Maine Business Corporation Act provides that the articles of incorporation of a Maine corporation incorporated prior to July 1, 2003, such as Banknorth, are automatically deemed to include a provision eliminating the personal liability of directors for monetary damages to the fullest extent permitted under the new law unless and until such provision is repealed or restricted by the corporation and its shareholders. Under the new law, a director of such a corporation will not be liable to the corporation or its shareholders for monetary damages for an action taken or a failure to take an action as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the corporation or its shareholders, (3) a violation of the provision of the new law dealing with unlawful distributions by a corporation and (4) an intentional violation of criminal law.

Indemnification of Directors and Officers

        Warren.    The Massachusetts Business Corporation Law generally permits a corporation to indemnify directors, officers, employees and other agents of the corporation to the extent specified in or authorized by the articles of organization, a bylaw adopted by shareholders or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors, provided that no indemnification shall be provided for any person with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the corporation.

        Warren's bylaws generally provide that Warren shall indemnify directors and officers of Warren against all liabilities incurred by such persons in connection with any brought or threatened proceeding in which such person is involved by reason of the fact that he or she is or was a director or officer of Warren, provided that no indemnification shall be provided to any indemnified person to the extent that such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that the action of such person was in the best interest of Warren.

        Warren's bylaws provide that in the event Warren does not assume the defense, or unless and until Warren assumes the defense, of any proceeding which involves a claim for indemnification by an indemnified person under Warren's bylaws, the right to indemnification shall include the right to be paid by Warren for expenses the indemnified person incurs in defending the proceeding in advance of its final disposition, provided that the indemnified party delivers to Warren an undertaking to repay all amounts advanced if it is adjudicated or determined that he or she is not entitled to be indemnified by Warren under Warren's bylaws.

        Banknorth.    Under the current Maine Business Corporation Act, a corporation may indemnify its directors, officers, employees and agents against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in their capacities as such, provided that no indemnification may be provided with respect to any matter where such person has been finally adjudicated (i) not to have acted honestly or in the reasonable belief that such action was in or not opposed to the best interests of the corporation or its shareholders, or (ii) with respect to any criminal action, to have had reasonable cause to believe such conduct was unlawful. A corporation may not indemnify a person with respect to any action or matter by or in the right of the corporation as to which that person is finally adjudicated to be liable to the corporation unless the court in which the action was brought determines that, in view of all the circumstances, that person is fairly and reasonably entitled to indemnity for such amounts as the court deems reasonable. To the extent such person has been successful on the merits or otherwise in defense of such action, that person shall be indemnified against expenses actually and reasonably incurred in connection therewith.

        The provisions of the new Maine Business Corporation Act are similar in substance to the current provisions of the Maine Business Corporation Act.

        Banknorth's bylaws provide that Banknorth shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of Banknorth to the fullest extent provided by the Maine Business Corporation Act, provided that Banknorth shall not be liable for any amount which may be due to any person in connection with a settlement of any action or proceeding effected without its prior written consent or any action or proceeding initiated by an indemnified person without its prior written consent, other than an action or proceeding seeking indemnification from Banknorth.

        Banknorth's bylaws provide that Banknorth shall pay the expenses incurred by an indemnified person in advance of a final disposition of an action or proceeding upon receipt by Banknorth of (1) a written undertaking by or on behalf of the indemnified person to repay such amount if the indemnified person is ultimately determined not to have acted in the manner required under the Maine Business Corporation Act in order to permit indemnification and (2) a written affirmation by the indemnified person that the person has met the requisite standard of conduct for indemnification.

Special Meetings of Shareholders

        Warren.    Pursuant to the bylaws of Warren, special meetings of the shareholders of Warren may be called only by the board of directors of Warren or by the clerk of Warren (or in certain circumstances another officer of Warren) upon written application of shareholders who hold at least 66?% in interest of the voting stock of Warren or such lesser percentage above 40%, if any, as shall be determined to be the maximum percentage which Warren is permitted by applicable law to establish for the call of such a meeting. Under the Massachusetts Business Corporation Law, special meetings of shareholders of Warren also may be called on application to a court by certain holders entitled to vote at the meeting when none of the Warren officers are able and willing to call such a special meeting.

        Banknorth.    Pursuant to Banknorth's articles of incorporation, special meetings of shareholders of Banknorth may be called by the chairman, the president or a majority of the Banknorth board of directors, and shall be called by the chairman, the president or the clerk upon the written request of the holders of not less than 50% of the issued and outstanding capital stock of Banknorth entitled to vote on the matter for which the meeting is called, voting together as a single class, provided, however, that under the current and new Maine Business Corporation Act special meetings of shareholders of Banknorth also may be called by the Superior Court of Cumberland County, Maine upon the petition of certain holders entitled to vote at the meeting.

Shareholder Nominations

        Warren.    Warren's bylaws generally provide that nominations by shareholders of candidates for election as directors must be made in writing and delivered to or received by the clerk of Warren not less than 60 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting, provided, however, that in the event that the annual meeting is scheduled to be held on a date more than 30 days before the anniversary date or more than 60 days after the anniversary date, a shareholder's notice shall be timely if delivered to, or mailed and received by, Warren not later than the close of business on the later of the 60th day prior to the scheduled date of such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by Warren. Each such notice shall set forth information concerning the nominee, the nominating shareholder and other information specified in Warren's bylaws.

        Banknorth.    Banknorth's bylaws provide that nominations by shareholders for election as a director must be made in writing and delivered or mailed to the clerk of Banknorth not later than (1) 90 days prior to the anniversary date of the immediately preceding annual meeting, and (2) with respect to an election of directors to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth information concerning the nominee the nominating shareholder and other information specified in Banknorth's bylaws.

Shareholder Proposals

        Warren.    Warren's bylaws provide that a proposal by shareholders for submission to a vote of shareholders at an annual meeting must be delivered to or received by the clerk of Warren not less than 60 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting, provided, however, that in the event that the annual meeting is scheduled to be held on a date more than 30 days before the anniversary date or more than 60 days after the anniversary date, a shareholder's notice shall be timely if delivered to, or mailed and received by, Warren not later than the close of business on the later of the 60th day prior to the scheduled date of such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by Warren. Each such notice shall set forth information concerning the proposal, the proposing shareholder and other information specified in Warren's bylaws. Warren's bylaws also require that all shareholder proposals be submitted in compliance with the notice and other requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

        Banknorth.    Banknorth's bylaws provide that a proposal by shareholders for submission to a vote of shareholders at an annual meeting must be made in writing and delivered or mailed to the clerk of Banknorth not less than 90 days prior to the anniversary date of the immediately preceding annual meeting. Each such notice shall set forth information concerning the proposal, the proposing shareholder and the information specified in Banknorth's bylaws.

Shareholder Action without a Meeting

        Warren.    The articles of organization and bylaws of Warren provide that any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting if all shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of shareholders.

        Banknorth.    The bylaws of Banknorth provide that any action to be taken or which may be taken at any annual or special meeting of shareholders may be taken without a meeting if a consent in writing, setting forth the actions so taken, is given by the holders of all outstanding shares of capital stock of Banknorth entitled to vote thereon.

Shareholder's Right to Examine Books and Records

        Warren.    Pursuant to the Massachusetts Business Corporation Law, Warren's articles of organization, bylaws, records of meetings of shareholders and stock and transfer records shall be kept in Massachusetts for inspection by shareholders at Warren's principal office or at an office of its transfer agent, its clerk or its resident agent. Under the statute, Warren may refuse to make such books and records available for inspection if the purpose is to secure a list of shareholders or other information for the purpose of selling such list or information or other than in the interest of the shareholder relative to the affairs of Warren.

        The articles of organization of Warren provide that except as otherwise provided by law, no shareholder of Warren shall have any right to examine any property or any books, accounts or other writings of Warren if the board of directors of Warren determines that there is reasonable ground for belief that such examination will for any reason be adverse to the interests of Warren.

        Banknorth.    The bylaws of Banknorth provide that a list of shareholders will be available for inspection by any shareholder entitled to vote for a period of not less than 10 days before and during each meeting of shareholders. The current Maine Business Corporation Act provides that a record shareholder of a Maine corporation, such as Banknorth, who has been such for at least six months or owns of record 10% or more of the corporation's outstanding shares may, for any proper purpose, and subject to the provision, if requested, of specified affidavits, inspect the corporation's books and records of account, minutes of meetings and list or record of shareholders. The current Maine Business Corporation Act authorizes a shareholder of a Maine corporation which refuses to permit an authorized inspection to bring a legal action for an order directing the corporation to permit such inspection and, if successful, to be awarded costs and in certain circumstances specified punitive damages.

        Under the new Maine Business Corporation Act, a shareholder of a Maine corporation (including in all cases a shareholder who holds shares in a voting trust or through a nominee) may inspect and copy at the corporation's principal or registered office, during regular business hours, the following records of the corporation if a written request is provided to the corporation at least five business days before the desired inspection date: articles of incorporation, bylaws, resolutions of the board of directors establishing a class or series of stock, minutes of all shareholders' meetings and other actions by shareholders in the last three years, all written communications to shareholders generally in the last three years, a list of the names and business addresses of the corporation's current directors and officers and the corporation's most recent annual report under Maine law. In addition, a shareholder of a corporation who meets the requirements set forth below generally is entitled to inspect and copy during regular business hours at a reasonable location specified by the corporation, following the provision of the same five days written notice to the corporation, the following records: (1) minutes of meetings of the board of directors, records of any committee of the board while acting in place of the board on behalf of the corporation, minutes of any meeting of the shareholders of the corporation and records of any action taken by directors and shareholders without a meeting, (2) accounting records of the corporation and (3) the record of shareholders. A shareholder generally may inspect and copy the records set forth in the preceding sentence only if (1) the shareholder's demand is for a proper purpose, (2) the shareholder describes with reasonable particularity such purpose and the records the shareholder desires to inspect and (3) the records are directly connected with the shareholder's purpose. The new Maine Business Corporation Act authorizes a shareholder of a Maine corporation which refuses to permit an authorized inspection to bring a legal action for a court order directing the corporation to permit such inspection and, if successful, to be awarded costs, including reasonable counsel fees, incurred to obtain the order unless the corporation proves that it refused inspection in good faith because it had a reasonable basis for doubt about the right of the shareholder to inspect the records demanded.

Amendment of Governing Instruments

        Warren.    The articles of organization of Warren provide that they may be amended at any annual meeting of shareholders, or special meeting of shareholders called for such purpose, by the affirmative vote of at least two-thirds of the total votes eligible to be cast on such amendment by the holders of Warren's voting stock, voting together as a single class, provided, however, that if the board of directors of Warren recommends that shareholders approve such amendment, such amendment shall only require the affirmative vote of a majority of the total votes eligible to be cast on such amendment by holders of Warren's voting stock, voting together as a single class.

        The articles of organization of Warren provide that the bylaws of Warren may be amended or repealed by (1) the affirmative vote of a majority of the board of directors of Warren, except as otherwise required by law, or (2) at any annual meeting of shareholders or special meeting of shareholders called for such purpose, by the affirmative vote of at least 80% of the total votes eligible to be cast on such amendment or repeal by the holders of Warren's voting stock, voting together as a single class, provided, however, that if the board of directors of Warren recommends that shareholders approve such amendment or repeal, such amendment or repeal shall only require the affirmative vote of a majority of the total votes eligible to be cast on such amendment or repeal by holders of Warren's voting stock, voting together as a single class.

        Banknorth.    No amendment to the articles of incorporation of Banknorth generally may be made unless it is first adopted by the affirmative vote of a majority of the board of directors of Banknorth then in office and thereafter approved by the holders of at least a majority of all outstanding shares entitled to vote thereon, provided that the affirmative vote of the holders of at least 75% of the shares of Banknorth entitled to vote generally in an election of directors, voting together as a single class, is required to approve any amendment to the provisions in the Banknorth articles of incorporation dealing with preemptive rights, convertible debt securities, actions by shareholders, bylaws, the required vote for business combinations involving a "related person" and amendments to the articles of incorporation unless the amendment is approved by the affirmative vote of at least two thirds of the whole Banknorth board of directors (the total number of directors that Banknorth would have if there were no vacancies) and a majority of the Banknorth directors who are not affiliated with a "related person" (which generally is defined in the articles of incorporation to mean any person which holds 10% or more of the voting shares of Banknorth). In addition, the "fair price" provision in the articles of incorporation of Banknorth may not be amended except in the manner set forth therein. See "— Mergers, Consolidations and Sales of Assets" below.

        The articles of incorporation and bylaws of Banknorth provide that the Banknorth board of directors shall have the exclusive power to adopt, amend or repeal the bylaws of Banknorth.

Mergers, Consolidations and Sales of Assets

        Warren.    The Massachusetts Business Corporation Law generally provides that an agreement of merger or consolidation or a sale, lease or exchange of all or substantially all of the property and assets of a Massachusetts corporation such as Warren must be approved by the holders of two-thirds of the shares of each class of stock outstanding and entitled to vote thereon, unless a corporation's articles of organization designate a lower percentage (but not less than a majority). Warren's articles of organization similarly require this affirmative two-thirds vote but provide that if the board of directors of Warren recommends that shareholders approve such merger or consolidation or sale, lease or exchange the transaction need only be approved by the affirmative vote of a majority of the total votes eligible to be cast on such transaction by holders of Warren's voting stock, voting together as a single class.

        Banknorth.    The current Maine Business Corporation Act generally requires the approval of the Banknorth board of directors and the holders of at least a majority of the outstanding Banknorth common stock for mergers and consolidations in which Banknorth is a participating corporation and for sales of all or substantially all of Banknorth's property and assets. The new Maine Business Corporation Act has the same requirements, but allows the board of directors of a Maine corporation to require a greater vote, as well as provides that the corporation's articles of incorporation may provide that a plan of merger or a plan of share exchange (a new form of authorized business transaction) may be approved by a lesser vote, but in no case less than a majority of the votes cast at a meeting at which there exists a quorum of at least a majority of the votes to be cast on the plan by the voting group entitled to vote on the plan.

        The articles of incorporation of Banknorth contain a provision which requires that mergers and certain other business combinations with a "related person," as defined in the articles, be approved by the holders of not less than 80% of the outstanding voting stock of Banknorth and an "independent majority of shareholders," as defined in the articles, unless certain price and procedural requirements are met or the Banknorth board, including a majority of the "continuing directors," as defined, approves the merger or other business combination in the manner provided therein. A "related person" generally is defined to include any person, firm or entity which is the beneficial owner of 10% or more of the voting shares of Banknorth, and a "continuing director" generally is defined as any director who was a director of Banknorth prior to the time the "related person" became such and who is not an affiliate or associate of a "related person."

State Anti-takeover Statutes

        Warren.    Under Chapter 110F of the General Laws of Massachusetts, a Massachusetts corporation such as Warren is prohibited from engaging in certain business combinations (defined by the statute to include certain mergers and consolidations, dispositions of assets and issuances of securities, as well as certain other transactions) with an interested shareholder (defined by the statute to include holders of 5% or more of the outstanding stock of the corporation) for a period of three years following the date that such shareholder became an interested shareholder, except under certain circumstances, which include prior approval by the board of directors of the business combination or the transaction which resulted in the shareholder becoming an interested shareholder, or subsequent approval of the business combination by the board of directors and by a vote of at least two thirds of the outstanding voting stock which is not owned by the interested shareholder. The statute includes an exception to the prohibitions of the statute if, upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the shareholder owned at least 90% of the voting stock of the corporation.

        Under Chapter 110D of the General Laws of Massachusetts, any person (hereinafter, the "acquiror") who makes a bona fide offer to acquire, or acquires, shares of stock of a Massachusetts corporation that, when combined with shares already owned, would increase the acquiror's ownership to at least 20%, 33.33% or a majority of the voting stock of such corporation, must obtain the approval of a majority of shares held by all shareholders except the acquiror and the officers and inside directors of the corporation in order to vote the shares acquired. The statute permits a Massachusetts corporation to elect not to be governed by its provisions by including in its articles of organization or bylaws a provision pursuant to which the corporation "opts out" of the statute. Warren has included such a provision in its bylaws and, as a result, Warren is not subject to the requirements of Chapter 110D of the General Laws of Massachusetts.

        Banknorth.    Section 910 of the current Maine Business Corporation Act generally provides shareholders of a Maine corporation which has a class of voting shares registered or traded on a national securities exchange or registered under the Securities Exchange Act of 1934, such as Banknorth, with the right to demand payment of an amount equal to the fair value of each voting share in the corporation held by the shareholder from a person or group of persons which become a "controlling person," which generally is defined to mean an individual, firm or entity (or group thereof) which has voting power over at least 25% of the outstanding voting shares of the corporation. Such a demand must be submitted to the "controlling person" within 30 days after the "controlling person" provides required notice to the shareholders of the acquisition or transactions which resulted in such person or group becoming a "controlling person." Section 910 could be interpreted to provide that a person or group of persons could become a "controlling person" for purposes of such section by soliciting and acquiring revocable proxies to vote at least 25% of the voting shares of a corporation.

        Section 611-A of the current Maine Business Corporation Act generally provides that a Maine corporation which has a class of voting stock registered or traded on a national securities exchange or under the Securities Exchange Act of 1934 may not engage in any business combination for five years following an "interested stockholder's" "stock acquisition date" unless the business combination is (1) approved by the corporation's board of directors prior to that "interested stockholder's" "stock acquisition date" or (2) approved, subsequent to that "interested stockholder's" "stock acquisition date," by the board of directors of the Maine corporation and authorized by the holders of a majority of the outstanding voting stock of the corporation not beneficially owned by that "interested stockholder" or any affiliate or associate thereof or by persons who are either directors or officers and also employees of the corporation. An "interested stockholder" is defined to include any person, firm or entity that is directly or indirectly the beneficial owner of 25% or more of the outstanding voting stock of the corporation, other than by reason of a revocable proxy given in response to a proxy solicitation conducted in accordance with the Securities Exchange Act 1934 which is not then reportable on a Schedule 13D under the Securities Exchange Act of 1934, and "stock acquisition date" is defined to mean the date that any person, firm or entity first becomes an "interested stockholder" of that corporation.

        The new Maine Business Corporation Act generally preserves the application of existing Sections 611-A and 910 in Sections 1109 and 1110 of new Title 13-C, respectively.

Dissenters' Rights of Appraisal

        Warren.    Under the Massachusetts Business Corporation Law, a shareholder of a Massachusetts corporation such as Warren generally has the right to dissent from, and obtain payment of the fair value of his shares in the event of, a statutory merger or consolidation, an amendment to the articles of organization which adversely affects the rights of shareholders or a sale, lease or exchange of all or substantially all of a corporation's property and assets, subject in each case to specified procedural requirements. Such appraisal rights are not available when the corporation is to be the surviving corporation and no vote of its shareholders is required for the merger. For a detailed description of the dissenters' rights of shareholders of Warren in connection with the merger, see "The Merger — Dissenters' Rights" beginning on page 58.

        Banknorth.    Under the current Maine Business Corporation Act, a shareholder of a Maine corporation such as Banknorth generally has the right to dissent from, and obtain the fair value of his shares in the event of, a merger or consolidation in which the corporation is participating or sale of all or substantially all of the assets of the corporation, subject to specified procedural requirements. The current Maine Business Corporation Act generally does not confer appraisal rights, however, if the corporation's stock is either (1) registered or traded on a national securities exchange or (2) registered with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as is the Banknorth common stock. Even if a corporation's stock meets the foregoing requirements, however, the current Maine Business Corporation Act provides that appraisal rights generally will be permitted if shareholders of the corporation are required to accept for their stock in any merger, consolidation or similar transaction anything other than (1) shares of the surviving or new corporation resulting from the transaction, or such shares plus cash in lieu of fractional shares, or (2) shares, or shares plus cash in lieu of fractional shares, of any other corporation unless such shares are registered or traded on a national securities exchange or held of record by not less than 2,000 shareholders, or any combination of the foregoing.

        Under the new Maine Business Corporation Act, a shareholder of a Maine corporation such as Banknorth generally has the right to dissent from, and obtain the fair value of his shares in the event of, a merger, share exchange, disposition of assets required to be approved by shareholders and other specified circumstances, subject to specified procedural requirements. The new Maine Business

Corporation Act generally does not confer appraisal rights, however, with respect to any class of shares that (1) is listed on the New York Stock Exchange or the American Stock Exchange or is designated as a national market stock on the Nasdaq National Market or (2) has at least 2,000 shareholders and a market value of at least $20 million, exclusive of shares held by the corporation's subsidiaries, senior executives, directors and shareholders who beneficially own more than 10% of such shares. Even if a corporation's stock meets either of the foregoing requirements, however, the new Maine Business Corporation Act provides that appraisal rights will be permitted if shareholders are required to accept for their stock, by the terms of a corporate action requiring appraisal rights, anything other than cash or shares of a corporation that satisfies either of the requirements set forth in the preceding sentence at the time that the corporate action becomes effective, as well as under other specified circumstances.

Shareholder Rights Plans

        Warren.    Each share of Warren common stock has attached to it one preferred stock purchase right (a "Warren right") issued pursuant to the rights agreement, dated as of April 21, 1999, between Warren and Registrar and Transfer Company, as rights agent. Each Warren right entitles the registered holder to purchase from Warren a unit consisting of one-thousandth of a share of Warren's Series B Junior Cumulative Participating Preferred Stock at a purchase price of $35 per unit, subject to adjustment. Initially, the Warren rights are not exercisable and are attached to and trade with all shares of Warren common stock. The Warren rights will separate from the common stock and will be come exercisable on a "distribution date," which will occur at the earliest of:

  •
  10 calendar days following the first public announcement that a person or group of affiliated or associated persons, other than Warren or any subsidiary thereof and subject to certain other exceptions (an "acquiring person"), has acquired beneficial ownership of 15% or more of the outstanding shares of Warren common stock (the "share acquisition date");

  •
  10 business days (or such later date as may be determined by the Warren board of directors in its sole discretion) following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of such outstanding shares of Warren common stock; or

  •
  a determination by the Warren board of directors that any person is an "adverse person," as defined in the Warren rights agreement.

        Until the distribution date, the Warren rights will be evidenced by the Warren common stock certificates and will be transferred with and only with such Warren common stock certificates, and the surrender for transfer of any certificate for Warren common stock outstanding also will constitute the transfer of the Warren rights associated with the Warren common stock represented by such certificate. The Warren rights are not exercisable until the distribution date and will expire at the close of business on April 21, 2009, unless earlier redeemed or exchanged by Warren.

        In the event that a share acquisition date occurs or the board of directors determines that a person is an adverse person, proper provision will be made so that each holder of a Warren right (other than an acquiring person, an adverse person or their associates or affiliates, whose rights shall become null and void) will thereafter have the right to receive upon exercise that number of units of Warren's Series B preferred stock having a market value of two times the exercise price of the right (such right being referred to as the "subscription right"). In the event that, at any time following the stock acquisition date, (1) Warren consolidates with, or merges with and into, any other person, and Warren is not the continuing or surviving corporation, (2) any person consolidates with Warren, or merges with and into Warren and Warren is the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the shares of Warren's common stock are changed into or exchanged for stock or other securities of any other person or cash or any other property, or (3) 50% or more of Warren's assets or earning power is sold, mortgaged or otherwise transferred, each holder of a right shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a market value equal to two times the exercise price of the right (such right being referred to as the "merger right"). The holder of a Warren right will continue to have the merger right whether or not such holder has exercised the subscription right. Rights that are or were beneficially owned by an acquiring person or an adverse person may (under certain circumstances specified in the rights agreement) become null and void.

        At any time after a person becomes an acquiring person or Warren's board of directors determines that a person is an adverse person, the board of directors may, at its option, exchange all or any part of the then outstanding and exercisable Warren rights for shares of Warren common stock on a one-for-one basis, subject to adjustment as provided in the rights agreement. Notwithstanding the foregoing, Warren's board of directors generally will not be empowered to effect such an exchange at any time after any person becomes the beneficial owner of 50% or more of the common stock of Warren.

        In connection with the execution of the merger agreement, Warren and the Warren rights agent amended the Warren rights agreement to provide that none of the execution and delivery of the merger agreement or the consummation of the transactions contemplated thereby shall have any consequences for purposes of the Warren rights agreement.

        Banknorth.    Banknorth has adopted a shareholder rights plan, which is described under "Description of Banknorth Capital Stock — Banknorth Rights" beginning on page 70.

ADJOURNMENT OF THE SPECIAL MEETING
(Proposal Two)

        In the event that there are not sufficient votes to constitute a quorum or approve the adoption of the merger agreement at the time of the special meeting, the merger agreement could not be approved unless the meeting was adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by Warren at the time of the special meeting to be voted for an adjournment, if necessary, Warren has submitted the question of adjournment to its shareholders as a separate matter for their consideration. The board of directors of Warren unanimously recommends that shareholders vote "FOR" the adjournment proposal. If it is necessary to adjourn the special meeting, no notice of the adjourned meeting is required to be given to shareholders, other than an announcement at the special meeting of the hour, date and place to which the special meeting is adjourned.

CERTAIN BENEFICIAL OWNERS OF WARREN COMMON STOCK

        The following table sets forth, to the best knowledge and belief of Warren, certain information regarding the beneficial ownership of the Warren common stock as of September 3, 2002 by (1) each person known to Warren to be the beneficial owner of more than 5% of the outstanding Warren common stock, (2) each director and certain named executive officers of Warren and (3) all of Warren's directors and executive officers as a group.

Directors, Named Executive Officers and 5% Shareholders	Shares Beneficially Owned(1)		Percent of Class(2)
The Banc Funds	582,900	(3)	7.82%
Dimensional Fund Advisors, Inc.	520,700	(4)	6.98%
Franklin Mutual Advisers, LLC	415,300	(5)	5.57%
Peter V. Bent	35,026	(6)	*
Stephen J. Connolly, IV	166,226	(7)	2.23%
Francis L. Conway	31,826	(8)	*
Leo C. Donahue	157,149	(9)	2.09%
Robert R. Fanning, Jr.	27,426	(10)	*
Arthur E. Holden	41,226	(11)	*
Stephen R. Howe	57,026	(12)	*
Stephen G. Kasnet	119,303	(13)	1.60%
Linda Lerner	28,826	(14)	*
Arthur E. McCarthy	79,426	(15)	1.06%
Paul M. Peduto	175,247	(16)	2.33%
George W. Phillips	153,326	(17)	2.06%
John R. Putney	181,245	(18)	2.41%
William F. Scanlon, Jr.	1,766	(19)	*
John D. Smidt	58,194	(20)	*
John J. Sousa, Jr.	1,000	(21)	*
Mark J. Terry	56,449	(22)	*
John H. Womack	21,526	(23)	*
All directors and executive officers as a group (18 persons)	1,392,213		17.65%

*
Less than 1%

(1)
Beneficial ownership of Warren common stock has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. For purposes of this table a person is deemed to be the beneficial owner of Warren common stock if that person has or shares voting power or investment power in respect of such Warren common stock or has the right to acquire ownership within 60 days after September 3, 2002. Accordingly, the amounts shown on the table do not purport to represent beneficial ownership for any purpose other than compliance with the reporting requirements of the Securities Exchange Act of 1934. Further, beneficial ownership as determined in this matter does not necessarily bear on the economic incidents of ownership of Warren common stock. Voting power or investment power with respect to shares reflected on the table is not shared with others except as otherwise indicated.

(2)
Percentages as reported are based on the number of shares issued and outstanding at September 3, 2002, unless otherwise indicated.

(3)
Based on information contained in Amendment No. 1 to a Schedule 13G filed jointly by Banc Fund III L.P., an Illinois Limited Partnership, Bank Fund III Trust, Banc Fund IV L.P., an Illinois Limited Partnership, and Banc Fund V L.P., an Illinois Limited Partnership, with the Securities

  Exchange Commission on February 13, 2002. The address of The Banc Funds is 208 South LaSalle Street, Suite 1680, Chicago, Illinois 60604.

(4)
Based on information contained in Amendment No. 10 to a Schedule 13G filed with the Securities Exchange Commission on January 30, 2002, Dimensional Fund Advisors, Inc., a registered investment advisor, is deemed to have beneficial ownership of 520,700 shares of Warren common stock as of December 31, 2001, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust Company, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors, Inc. serves as investment manager. Dimensional Fund Advisors, Inc. disclaims beneficial ownership of all such shares. The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, Suite 650, Santa Monica, California 90401.

(5)
Based on information contained in Amendment No. 1 to a Schedule 13G filed with the Securities Exchange Commission on January 19, 2001 by Franklin Mutual Advisers, LLC and certain affiliated persons and entities, reporting beneficial ownership as of December 31, 2001. This Schedule 13G indicates that Franklin Mutual Advisers, LLC, registered under the Investment Company Act of 1940, is the beneficial owner of 415,300 shares of Warren common stock outstanding as a result of acting as an investment adviser to several investment companies registered under Section 8 of the Investment Company Act of 1940. The address of Franklin Mutual Advisers, LLC is 777 Mariners Island Boulevard, P.O. Box 7777, San Mateo, California 94404-7777.

(6)
Includes 4,200 shares held in a retirement trust for Mr. Bent. Also includes 10,000 shares held in a residuary trust of which Mr. Bent is a one-third beneficiary. Also includes options presently exercisable or exercisable within 60 days to purchase 17,226 under the Warren Bancorp, Inc. 1995 and 1998 Incentive and Nonqualified Stock Option Plans and the Warren Bancorp, Inc. 2002 Stock Option and Incentive Plan.

(7)
Includes 95,600 shares owned in the name of Connolly Brothers, Inc., of which Mr. Connolly is President and sole shareholder. Also includes 46,000 shares owned by Taygeta Corp. of which Mr. Connolly is a director, officer and shareholder. Also includes options presently exercisable or exercisable within 60 days to purchase 14,626 shares under the Warren Bancorp, Inc. 1986, 1995 and 1998 Incentive and Nonqualified Stock Option Plans and the Warren Bancorp, Inc. 2002 Stock Option and Incentive Plan.

(8)
Includes 12,000 shares as to which Mr. Conway shares voting and investment power with his wife. Also includes options presently exercisable or exercisable within 60 days to purchase 19,826 shares under the Warren Bancorp, Inc. 1986, 1995 and 1998 Incentive and Nonqualified Stock Option Plans and the Warren Bancorp, Inc. 2002 Stock Option and Incentive Plan.

(9)
Includes 72,640 shares as to which Mr. Donahue shares voting and investment power with his wife. Also includes options presently exercisable or exercisable within 60 days to purchase 78,620 shares under the Warren Bancorp, Inc. 1986, 1995, and 1998 Incentive and Nonqualified Stock Option Plans. Also includes 5,889 shares beneficially owned by Mr. Donahue under Warren Bank's 401(k) Savings Plans.

(10)
Includes 14,400 shares as to which Mr. Fanning shares voting and investment power with his wife. Also includes options presently exercisable or exercisable within 60 days to purchase 13,026 shares under the Warren Bancorp, Inc. 1995 and 1998 Incentive and Nonqualified Stock Option Plans and the Warren Bancorp, Inc. 2002 Stock Option and Incentive Plan.

(11)
Includes 31,200 shares as to which Mr. Holden shares voting and investment power with his wife. Also, includes option presently exercisable or exercisable within 60 days to purchase 10,026 shares under the Warren Bancorp, Inc. 1995 and 1998 Incentive and Nonqualified Stock Option Plans and the Warren Bancorp, Inc. 2002 Stock Option and Incentive Plan.

(12)
Includes options presently exercisable or exercisable within 60 days to purchase 14,626 shares under the Warren Bancorp, Inc. 1986, 1995 and 1998 Incentive and Nonqualified Stock Option Plans and the Warren Bancorp, Inc. 2002 Stock Option and Incentive Plan. Does not include 8,800 shares held by a testamentary trust of which Mr. Howe is the sole beneficiary and to which he disclaims beneficial ownership.

(13)
Includes 86,677 shares as to which Mr. Kasnet shares voting rights with his wife. Also includes 22,000 shares held in retirement trust for the benefit of Mr. Kasnet. Also includes options presently exercisable or exercisable within 60 days to purchase 10,626 shares under the Warren Bancorp, Inc. 1995 and 1998 Incentive and Nonqualified Stock Option Plans and the Warren Bancorp, Inc. 2002 Stock Option and Incentive Plan.

(14)
Includes options presently exercisable or exercisable within 60 days to purchase 20,826 shares under the Warren Bancorp, Inc. 1995 and 1998 Incentive and Nonqualified Stock Option Plans and the Warren Bancorp, Inc. 2002 Stock Option and Incentive Plan.

(15)
Includes options presently exercisable or exercisable within 60 days to purchase 16,426 shares under the Warren Bancorp, Inc. 1986, 1995 and 1998 Incentive and Nonqualified Stock Option Plans and the Warren Bancorp, Inc. 2002 Stock Option and Incentive Plan. Mr. McCarthy's wife owns an additional 30,000 shares as to which he disclaims beneficial ownership.

(16)
Includes 99,360 shares as to which Mr. Peduto shares voting and investment power with his wife. Also includes options presently exercisable or exercisable within 60 days to purchase 64,540 shares under the Warren Bancorp, Inc. 1986, 1991, 1995 and 1998 Incentive and Nonqualified Stock Option Plans. Also includes 6,947 shares beneficially owned by Mr. Peduto under Warren Bank's 401(k) Savings Plan.

(17)
Includes options presently exercisable or exercisable within 60 days to purchase 1,626 shares under the Warren Bancorp, Inc. 1998 Incentive and Nonqualified Stock Option Plan and the Warren Bancorp, Inc. 2002 Stock Option and Incentive Plan.

(18)
Includes 95,600 shares as to which Mr. Putney shares voting and investment power with his wife. Also includes 6,400 shares held in retirement trust for the benefit of Mr. Putney. Also includes options presently exercisable or exercisable within 60 days to purchase 75,520 shares under the Warren Bancorp, Inc. 1995 and 1998 Incentive and Nonqualified Stock Option Plans. Also includes 3,725 shares beneficially owned by Mr. Putney under Warren Bank's 401(k) Savings Plan.

(19)
Includes options presently exercisable or exercisable within 60 days to purchase 426 shares under the Warren Bancorp, Inc. 2002 Stock Option and Incentive Plan.

(20)
Includes 39,500 shares as to which Mr. Smidt shares voting and investment power with his wife. Also includes 12,868 shares held in retirement trust for the benefit of Mr. Smidt. Also includes options presently exercisable or exercisable within 60 days to purchase 5,826 shares under the Warren Bancorp, Inc. 1995 and 1998 Incentive and Nonqualified Stock Option Plans and the Warren Bancorp, Inc. 2002 Stock Option and Incentive Plan. Mr. Smidt's wife owns an additional 1,000 shares in a retirement trust as to which he disclaims beneficial ownership.

(21)
Includes options presently exercisable or exercisable within 60 days to purchase 1,000 shares under the Warren Bancorp, Inc. 1998 Incentive and Nonqualified Stock Option Plan.

(22)
Includes options presently exercisable within 60 days to purchase 53,320 shares under the Warren Bancorp, Inc. 1995 and 1998 Incentive and Nonqualified Stock Option Plans. Also includes 3,129 shares beneficially owned by Mr. Terry under Warren Bank's 401(k) Savings Plan.

(23)
Includes options presently exercisable or exercisable within 60 days to purchase 12,826 shares under the Warren Bancorp, Inc. 1986, 1995 and 1998 Incentive and Nonqualified Stock Option Plans and the Warren Bancorp, Inc. 2002 Stock Option and Incentive Plan.

LEGAL OPINION

        The validity of the Banknorth common stock to be issued in the merger will be passed upon for Banknorth by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C.

EXPERTS

        The consolidated financial statements of Banknorth as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001 have been incorporated by reference herein from Banknorth's annual report on Form 10-K for the year ended December 31, 2001 in reliance on the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of Warren as of December 31, 2001 and 2000 and for each of the years in the three-year period ended December 31, 2001 incorporated by reference herein from Warren's annual report on Form 10-K for the year ended December 31, 2001 were audited by Arthur Andersen LLP, independent certified public accountants. Arthur Andersen LLP has not consented to the inclusion of its report on the foregoing financial statements of Warren in this document, and the requirement to file its consent has been dispensed with in reliance upon Rule 437a under the Securities Act. Because Arthur Andersen LLP has not consented to the inclusion of its report in this document, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in the consolidated financial statements of Warren audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

PROPOSALS FOR THE 2003 ANNUAL MEETING

        Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, the deadline for the submission of proposals by shareholders for inclusion in the proxy statement and form of proxy to be used by Warren in connection with the next annual meeting of shareholders of Warren, which will be held only if the merger is not consummated before the time of such meeting, is November 28, 2002. In addition, Warren's bylaws provide that any director nominations and new matters submitted by shareholders must be filed with the Clerk of Warren not less than 60 days nor more than 150 days before the date of such meeting. For next year's annual meeting, any such nomination or proposal must be received by Warren not earlier than November 30, 2002 and not later than February 28, 2003. Any such nominations or proposals should be mailed to: Clerk, Warren Bancorp, Inc., 10 Main Street, Peabody, Massachusetts 01960.

WHERE YOU CAN FIND MORE INFORMATION

        Each of Banknorth and Warren files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, proxy statements or other information filed by Banknorth and Warren at the Commission's public reference room in Washington, D.C., which is located at the following address: Public Reference Room, Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

        You can request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Commission's public reference rooms. Banknorth's and Warren's Commission filings are also available to the public from document retrieval services and at the Commission's Internet website (http://www.sec.gov).

        Banknorth has filed with the Commission a registration statement on Form S-4 under the Securities Act and the rules and regulations thereunder. This document is a part of that registration statement. As permitted by the Commission's rules, this document does not contain all of the information you can find in the registration statement. The registration statement is available for inspection and copying as set forth above.

        The Commission allows Banknorth and Warren to "incorporate by reference" into this document, which means that Banknorth and Warren can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this document, except for any information superseded by information contained in later filed documents incorporated by reference in this document. Each of Banknorth and Warren incorporates by reference the respective documents filed by them with the Commission listed below and any future filings made by it with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the election deadline date.

Banknorth SEC Filings (File No. 000-16947)	Period/Date
Annual Report on Form 10-K	Year ended December 31, 2001
Quarterly Report on Form 10-Q	Three Months Ended March 31, 2002 and June 30, 2002
Current Reports on Form 8-K	Filed on January 22, 2002, February 22 and 28, 2002, April 11 and 12, 2002, July 29, 2002, August 13, 14 and 27, 2002 and September 3, 2002
Warren SEC Filings (File No. 000-17222)	Period/Date
Annual Report on Form 10-K	Year ended December 31, 2001
Quarterly Report on Form 10-Q	Three Months Ended March 31, 2002 and June 30, 2002
Current Reports on Form 8-K	Filed on May 20, 2002 and August 15, 2002

        You may request a copy of documents incorporated by reference in this document but not otherwise accompanying this document, at no cost, by writing or telephoning the appropriate company at the following addresses:

Banknorth Group, Inc. P.O. Box 9540 Two Portland Square Portland, Maine 04112-9540 Attention: Brian S. Arsenault (207) 761-8517	Warren Bancorp, Inc. 10 Main Street Peabody, Massachusetts 01960 Attention: Susan G. Ouellette (978) 531-7400

        To obtain timely delivery, you should request desired information no later than five business days prior to the date of the special meeting, or by                            , 2002.

        You should rely only on the information contained or incorporated by reference in this document. Neither Banknorth nor Warren has authorized anyone else to provide you with information that is different from that which is contained in this document. Moreover, neither Banknorth nor Warren is making an offer to sell or soliciting an offer to buy any securities other than the Banknorth common stock to be issued by Banknorth in the merger, and neither Banknorth nor Warren is making an offer of such securities in any state where the offer is not permitted. The information contained in this document speaks only as of its date unless the information specifically indicates that another date applies.

ANNEX I

AGREEMENT AND PLAN OF MERGER

DATED AS OF AUGUST 8, 2002

BETWEEN

BANKNORTH GROUP, INC.,

AND

WARREN BANCORP, INC.

I

RECITALS

I-i

6.10.	Nasdaq Listing	I-33
6.11.	Indemnification	I-33
6.12.	Benefit Plans	I-35
6.13.	Bank Merger	I-36
6.14.	Coordination of Dividends	I-36
6.15.	Advisory Board	I-36
6.16.	Notification of Certain Matters	I-36
ARTICLE VII CONDITIONS TO CONSUMMATION OF THE MERGER
7.01.	Conditions to Each Party's Obligation to Effect the Merger	I-36
7.02.	Conditions to Obligation of the Company	I-37
7.03.	Conditions to Obligation of Parent	I-38
ARTICLE VIII TERMINATION
8.01.	Termination	I-38
8.02.	Effect of Termination and Abandonment	I-39
ARTICLE IX MISCELLANEOUS
9.01.	Survival	I-40
9.02.	Waiver; Amendment	I-40
9.03.	Counterparts	I-40
9.04.	Governing Law	I-40
9.05.	Expenses	I-40
9.06.	Notices	I-41
9.07.	Entire Understanding; No Third Party Beneficiaries	I-41
9.08.	Severability	I-42
9.09.	Enforcement of the Agreement	I-42
9.10.	Interpretation	I-42
9.11.	Assignment	I-42
9.12.	Alternative Structure	I-42

ANNEX A	Form of Shareholder Agreement	I-44
ANNEX B	Form of Amendment to Company Rights Agreement	—

I-ii

        AGREEMENT AND PLAN OF MERGER, dated as of August 8, 2002 (this "Agreement"), between Banknorth Group, Inc. ("Parent") and Warren Bancorp, Inc. (the "Company").

RECITALS

        A.    The Company.    The Company is a Massachusetts corporation, having its principal place of business in Peabody, Massachusetts.

        B.    Parent.    Parent is a Maine corporation, having its principal place of business in Portland, Maine.

        C.    Intention of the Parties.    It is the intention of the parties to this Agreement that the Merger provided for herein be treated as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

        D.    Board Action.    The respective Boards of Directors of each of Parent and the Company have determined that it is in the best interests of their respective companies and their shareholders to consummate the Merger provided for herein.

        E.    Shareholder Agreements.    As a material inducement to Parent to enter into this Agreement, and simultaneously with, the execution of this Agreement, each Shareholder (as defined herein) is entering into an agreement, in the form of Annex A hereto (collectively, the "Shareholder Agreements") pursuant to which they have agreed, among other things, to vote their shares of Company Common Stock (as defined herein) in favor of this Agreement.

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

        1.01.    Certain Definitions.    The following terms are used in this Agreement with the meanings set forth below:

          "Acquisition Proposal" has the meaning set forth in Section 6.08.

          "Aggregate Cash Consideration" has the meaning set forth in Section 3.01(c)(2)(i).

          "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

          "Articles of Merger" has the meaning set forth in Section 2.02.(a)

          "Average Share Price" has the meaning set forth in Section 3.01(c)(2)(ii).

          "Bank Insurance Fund" means the Bank Insurance Fund maintained by the FDIC.

          "Bank Merger Agreement" has the meaning set forth in Section 6.13.

          "Bank Merger" has the meaning set forth in Section 6.13.

          "Bank Secrecy Act" means the Bank Secrecy Act of 1970, as amended.

          "Benefit Plans" has the meaning set forth in Section 5.03(m).

          "Business Day" means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. Government or any day on which banking institutions in the State of Maine or the Commonwealth of Massachusetts are authorized or obligated to close.

          "Cash Election Shares" has the meaning set forth in Section 3.02(a).

          "Certificate" means any certificate which immediately prior to the Effective Time represented shares of Company Common Stock.

          "Closing" and "Closing Date" have the meanings set forth in Section 2.02(b).

          "Code" has the meaning set forth in the recitals to this Agreement.

          "Community Reinvestment Act" means the Community Reinvestment Act of 1977, as amended.

          "Company" has the meaning set forth in the preamble to this Agreement.

          "Company Affiliates" has the meaning set forth in Section 6.07.

          "Company Articles" means the Articles of Organization of the Company, as amended.

          "Company Bank" means Warren Five Cents Savings Bank, a Massachusetts savings bank.

          "Company Board" means the Board of Directors of the Company, as amended.

          "Company Bylaws" means the Bylaws of the Company, as amended.

          "Company Common Stock" means the common stock, $0.10 par value per share, of the Company and, unless the context otherwise requires, related Company Rights.

          "Company 401(k) Plan" means the Warren Five Cent Savings Bank 401(k) Savings Plan.

          "Company Group" means any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that includes the Company and its Subsidiaries or any predecessor of or any successor to the Company (or to another such predecessor or successor).

          "Company Loan Property" has the meaning set forth in Section 5.03(o)(i).

          "Company Meeting" has the meaning set forth in Section 6.02.

          "Company Preferred Stock" means the preferred stock, $0.10 par value per share, of the Company.

          "Company Stock" means, collectively, the Company Common Stock and the Company Preferred Stock.

          "Company Options" means the options to acquire Company Common Stock issued under the Company Stock Option Plans.

          "Company Regulatory Authorities" has the meaning set forth in Section 5.03(i).

          "Company Rights" means the rights attached to shares of Company Common Stock pursuant to the Company Rights Agreement.

          "Company Rights Agreement" means the Shareholder Rights Agreement between the Company and Registrar and Transfer Company, as Rights Agent, dated as of April 21, 1999.

          "Company Stock Option Plans" means (i) the Company 1986 Incentive and Nonqualified Stock Option Plan, as amended, (ii) the Company 1991 Incentive and Nonqualified Stock Option Plan, as amended, (iii) the Company 1995 Incentive and Nonqualified Stock Option Plan, (iv) the Company 1998 Incentive and Nonqualified Stock Option Plan and (v) the Company 2002 Stock Option and Incentive Plan.

          "Depositors Insurance Fund" means the Depositors Insurance of the Commonwealth of Massachusetts.

          "Derivatives Contract" has the meaning set forth in Section 5.03(q).

          "Disclosure Schedule" has the meaning set forth in Section 5.01.

          "Dissenting Shares" has the meaning set forth in Section 3.06.

          "Effective Date" has the meaning set forth in Section 2.02(a).

          "Effective Time" has the meaning set forth in Section 2.02(a).

          "Election Deadline" has the meaning set forth in Section 3.02(b).

          "Employees" has the meaning set forth in Section 5.03(m).

          "Environmental Laws" has the meaning set forth in Section 5.03(o).

          "Equal Credit Opportunity Act" means the Equal Credit Opportunity Act, as amended.

          "Equity Investment" means (i) an Equity Security; and (ii) an ownership interest in any company or other entity, any membership interest that includes a voting right in any company or other entity, any interest in real estate; and any investment or transaction which in substance falls into any of these categories even though it may be structured as some other form of investment or transaction.

          "Equity Security" means any stock (other than adjustable-rate preferred stock, money market (auction rate) preferred stock or other instrument determined by the OCC to have the character of debt securities), certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, or voting-trust certificate; any security convertible into such a security; any security carrying any warrant or right to subscribe to or purchase any such security; and any certificate of interest or participation in, temporary or interim certificate for, or receipt for any of the foregoing.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" has the meaning set forth in Section 5.03(m)(iii).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          "Exchange Agent" has the meaning set forth in Section 3.02(a).

          "Exchange Ratio" has the meaning set forth in Section 3.01(c)(1)(i), subject to adjustment pursuant to Sections 3.02(f) and 3.07.

          "Fair Housing Act" means the Fair Housing Act, as amended.

          "FDIC" means the Federal Deposit Insurance Corporation.

          "Federal Reserve Act" means the Federal Reserve Act, as amended.

          "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

          "GAAP" means accounting principles generally accepted in the United States of America.

          "Governmental Authority" means any federal, state or local court, administrative agency or commission or other governmental authority or instrumentality.

          "Hazardous Substance" has the meaning set forth in Section 5.03(o).

          "Indemnified Parties" and "Indemnifying Party" have the meanings set forth in Section 6.11(a).

          "Insurance Amount" has the meaning set forth in Section 6.11(c).

          "Insurance Policies" has the meaning set forth in Section 5.03(w).

          "Liens" means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance.

          "Loans" has the meaning set forth in Section 4.01(r).

          "Maine Superintendent" means the Superintendent of the Bureau of Banking of the State of Maine.

          "Massachusetts Bank Commissioner" means the Commissioner of Banks of The Commonwealth of Massachusetts.

          "Massachusetts Board" means the Massachusetts Board of Bank Incorporation.

          "Material Adverse Effect" means, with respect to Parent or the Company any effect that (i) is material and adverse to the financial position, results of operations or business of Parent and its Subsidiaries taken as a whole or the Company and its Subsidiaries taken as a whole, as the case may be, or (ii) would materially impair the ability of any of Parent and its Subsidiaries or the Company and its Subsidiaries to perform their respective obligations under this Agreement or the Bank Merger Agreement or otherwise materially impede the consummation of the Transactions; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by Governmental Authorities, (b) changes in GAAP or regulatory accounting requirements applicable to banks and their holding companies generally, (c) changes in general economic conditions affecting banks and their holding companies generally, (d) any modifications or changes to valuation policies and practices, or expenses incurred, in connection with the Transactions or restructuring charges taken in connection with the Transactions, in each case in accordance with GAAP, and (e) with respect to the Company, the effects of any action or omission taken with the prior consent of Parent or as otherwise contemplated by the Agreement.

          "Material Contracts" has the meaning set forth in Section 5.03(k)(i).

          "MBCA" means the Maine Business Corporation Act, as amended.

          "MBCL" means the Massachusetts Business Corporation Law, as amended.

          "Merger" has the meaning set forth in Section 2.01(a).

          "Merger Consideration" means the number of whole shares of Parent Common Stock, plus cash in lieu of any fractional share interest, and/or the amount of cash into which shares of Company Common Stock shall be converted pursuant to the provisions of Article III.

          "MHPF" means the Massachusetts Housing Partnership Fund.

          "Nasdaq" means The Nasdaq Stock Market, Inc.'s National Market or such national securities exchange on which the Parent Common Stock may be listed.

          "National Bank Act" means the National Bank Act, as amended.

          "National Labor Relations Act" means the National Labor Relations Act, as amended.

          "No-Election Shares" has the meaning set forth in Section 3.02(a).

          "OCC" means the Office of the Comptroller of the Currency.

          "OREO" means other real estate owned.

          "Parent" has the meaning set forth in the preamble to this Agreement.

          "Parent Articles" means the Amended and Restated Articles of Incorporation of Parent, as amended.

          "Parent Benefits Plans" has the meaning set forth in Section 6.12(a).

          "Parent Board" means the Board of Directors of Parent.

          "Parent Bylaws" means the Bylaws of Parent, as amended.

          "Parent Common Stock" means the common stock, $0.01 par value per share, of Parent and, unless the context otherwise requires, related Parent Rights.

          "Parent Bank" means Banknorth, National Association and any successor thereto.

          "Parent Preferred Stock" means the preferred stock, $0.01 par value per share, of Parent.

          "Parent Rights" means the rights attached to shares of Parent Common Stock pursuant to the Parent Rights Agreement.

          "Parent Rights Agreement" means the Stockholder Rights Agreement, dated as of September 12, 1989 and amended and restated as of July 27, 1999 and as of July 25, 2000, between Parent and American Stock Transfer & Trust Company, as Rights Agent.

          "Parent Regulatory Authorities" has the meaning set forth in Section 5.04(k).

          "Pension Plan" has the meaning set forth in Section 5.03(m)(ii).

          "Person" means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company or unincorporated organization.

          "Per Share Cash Consideration" has the meaning set forth in Section 3.01(c)(1)(ii).

          "Per Share Stock Consideration" has the meaning set forth in Section 3.01(c)(1)(i).

          "Previously Disclosed" by a party shall mean information set forth in a section of its Disclosure Schedule corresponding to the section of this Agreement where such term is used.

          "Proxy Statement" has the meaning set forth in Section 6.03(a).

          "Reallocated Cash Shares" has the meaning set forth in Section 3.02(d)(i)(3).

          "Reallocated Stock Shares" has the meaning set forth in Section 3.02(d)(ii)(2).

          "Registration Statement" has the meaning set forth in Section 6.03(a).

          "Rights" means, with respect to any Person, warrants, options, rights, convertible securities and other arrangements or commitments which obligate the Person to issue or dispose of any of its capital stock or other ownership interests.

          "SEC" means the Securities and Exchange Commission.

          "SEC Documents" has the meaning set forth in Sections 5.03(g) and 5.04(g) in the case of the Company and Parent, respectively.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          "Shareholder Agreements" has the meaning set forth in the recitals to this Agreement.

          "Shareholders" means each director of the Company.

          "Stock Election Shares" has the meaning set forth in Section 3.02(a).

          "Subsidiary" and "Significant Subsidiary" have the meanings ascribed to those terms in Rule 1-02 of Regulation S-X of the SEC.

          "Superior Proposal" has the meaning set forth in Section 6.08.

          "Surviving Corporation" has the meaning set forth in Section 2.01(a).

          "Tax" and "Taxes" mean all federal, state, local or foreign income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, custom duties, unemployment or other taxes of any kind whatsoever, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties.

          "Tax Returns" means any return, declaration or other report (including elections, declarations, schedules, estimates and information returns) with respect to any Taxes.

          "Termination Fee" has the meaning set forth in Section 8.02(b).

          "Transactions" means the Merger and the Bank Merger and any other transaction contemplated by this Agreement.

          "Treasury Stock" means shares of Company Stock held by the Company or any of its Subsidiaries or by Parent or any of its Subsidiaries, in each case other than in a fiduciary (including custodial or agency) capacity or as a result of debts previously contracted in good faith.

ARTICLE II

THE MERGER

        2.01.    The Merger.

        (a)    The Merger.    Subject to the terms and conditions of this Agreement, at the Effective Time, the Company shall merge with and into Parent in accordance with the applicable provisions of the MBCA and the MBCL (the "Merger"), the separate corporate existence of the Company shall cease and Parent shall survive and continue to exist as a corporation incorporated under the MBCA (Parent, as the surviving corporation in the Merger, sometimes being referred to herein as the "Surviving Corporation").

        (b)    Name.    The name of the Surviving Corporation shall be "Banknorth Group, Inc."

        (c)    Articles and Bylaws.    The articles of incorporation and bylaws of Parent immediately after the Merger shall be the Parent Articles and the Parent Bylaws as in effect immediately prior to the Merger.

        (d)    Directors and Officers of the Surviving Corporation.    The directors and officers of Parent immediately after the Merger shall be the directors and officers of Parent immediately prior to the Merger, until such time as their successors shall be duly elected and qualified.

        (e)    Authorized Capital Stock.    The authorized capital stock of the Surviving Corporation upon consummation of the Merger shall be as set forth in the Parent Articles immediately prior to the Merger.

        (f)    Effect of the Merger.    At the Effective Time, the effect of the Merger shall be as provided in Section 905 of the MBCA and Chapter 156B, Section 80 of the MBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

        (g)    Additional Actions.    If, at any time after the Effective Time, the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, the Company, and its proper officers and directors, shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Surviving Corporation or otherwise to take any and all such action.

        2.02    Effective Date and Effective Time; Closing.

        (a)  Subject to the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the consummation of the Merger, but subject to the fulfillment or waiver of those conditions), the parties shall cause articles of merger relating to the Merger (the "Articles of Merger") to be filed with the Secretary of State of the State of Maine pursuant to the MBCA and the Secretary of State of the Commonwealth of Massachusetts pursuant to the MBCL on (i) a date selected by Parent after such satisfaction or waiver which is no later than the later of (A) five Business Days after such satisfaction or waiver or (B) the first month end following such satisfaction or waiver, or (ii) such other date to which the parties may mutually agree in writing. The Merger provided for herein shall become effective upon such filings or on such date as may be specified therein. The date of such filings or such later effective date is herein called the "Effective Date." The "Effective Time" of the Merger shall be the time of such filings or as set forth in such filings.

        (b)  A closing (the "Closing") shall take place immediately prior to the Effective Time at 10:00 a.m., Eastern Time, at the principal offices of Parent in Portland, Maine, or at such other place, at such other time, or on such other date as the parties may mutually agree upon (such date, the "Closing Date"). At the Closing, there shall be delivered to Parent and the Company the opinions, certificates and other documents required to be delivered under Article VII hereof.

ARTICLE III

CONSIDERATION; ELECTION AND EXCHANGE PROCEDURES

        3.01.    Conversion of Shares.    At the Effective Time, by virtue of the Merger and without any action on the part of a holder of shares of Company Common Stock:

        (a)  Each share of Parent Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall be unchanged by the Merger.

        (b)  Each share of Company Common Stock held as Treasury Stock immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

        (c)  (1) Subject to Sections 3.02, 3.05, 3.06 and 3.07, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 3.01(b)) shall be converted into, and shall be canceled in exchange for, the right to receive, at the election of the holder thereof:

          (i)    the number of shares of Parent Common Stock which is equal to the quotient (the "Exchange Ratio") determined by dividing (x) $15.75 by (y) the Average Share Price of the Parent Common Stock (the "Per Share Stock Consideration"), or

          (ii)  a cash amount equal to $15.75 per share of Company Common Stock (the "Per Share Cash Consideration").

        (2)  For purposes of this Agreement:

          (i)    the "Aggregate Cash Consideration" shall amount to the product of the number of shares of Company Common Stock (other than Treasury Stock) outstanding immediately prior to the Effective Time times .5 times $15.75; and

          (ii)  the "Average Share Price" of the Parent Common Stock shall mean the average of the closing sales price of a share of Parent Common Stock, as reported on Nasdaq (as reported by an authoritative source), for the 20 trading-day period ending with the close of business on the Business Day preceding the Effective Time.

        3.02.    Election Procedures.

        (a)  Parent shall designate an exchange agent to act as agent (the "Exchange Agent") for purposes of conducting the election procedure and the exchange procedure described in Sections 3.01 and 3.02. Provided that the Company has delivered, or caused to be delivered, to the Exchange Agent all information which is necessary for the Exchange Agent to perform its obligations as specified herein, the Exchange Agent shall, no later than five (5) Business Days after the Effective Date, mail or make available to each holder of record of a Certificate or Certificates (i) a notice and letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates theretofore representing shares of Company Common Stock shall pass, only upon proper delivery of the Certificates to the Exchange Agent) advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such Certificate or Certificates in exchange for the consideration set forth in Section 3.01(c) hereof deliverable in respect thereof pursuant to this Agreement and (ii) an election form in such form as Parent and the Company shall mutually agree (the "Election Form"). Each Election Form shall permit the holder (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation) (i) to elect to receive Parent Common Stock with respect to all of such holder's Company Common Stock as hereinabove provided (the "Stock Election Shares"), (ii) to elect to receive cash with respect to all of such holder's Company Common Stock as hereinabove provided (the "Cash Election Shares"), or (iii) to indicate that such holder makes no such election with respect to such holder's shares of Company Common Stock (the "No-Election Shares"). Nominee record holders who hold Company Common Stock on behalf of multiple beneficial owners shall indicate how many of the shares held by them are Stock Election Shares, Cash Election Shares and No-Election Shares. If a shareholder either (i) does not submit a properly completed Election Form in a timely fashion or (ii) revokes an Election Form prior to the Election Deadline and does not resubmit a properly completed Election Form prior to the Election Deadline, the shares of Company Common Stock held by such shareholder shall be designated No-Election Shares. Any Dissenting Shares shall be deemed to be Cash Election Shares, and with respect to such shares the holders thereof shall in no event be classified as holders of Reallocated Stock Shares.

        (b)  The term "Election Deadline" shall mean 5:00 p.m., Eastern Time, on the 20th day following but not including the date of mailing of the Election Form or such other date as Parent and the Company shall mutually agree upon.

        (c)  Any election to receive Parent Common Stock or cash shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form will be properly completed only if accompanied by Certificates representing all shares of Company Common Stock covered thereby, subject to the provisions of paragraph (c) of Section 3.03. Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such written notice is actually received by the Exchange Agent at or prior to the Election Deadline. The Certificate or Certificates representing Company Common Stock relating to any revoked Election Form shall be promptly returned without charge to the person submitting the Election Form to the Exchange Agent. The Exchange Agent shall have reasonable discretion to determine when any election, modification or revocation is received, whether any such election, modification or revocation has been properly made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither Parent nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

        (d)  Within ten (10) Business Days after the Election Deadline, the Exchange Agent shall effect the allocation among holders of Company Common Stock of rights to receive Parent Common Stock or cash in the Merger in accordance with the Election Forms as follows:

          (i)    If the number of Cash Election Shares times the Per Share Cash Consideration is less than the Aggregate Cash Consideration, then:

            (1)  all Cash Election Shares (subject to Section 3.06 with respect to Dissenting Shares) shall be converted into the right to receive cash,

            (2)  No-Election Shares shall then be deemed to be Cash Election Shares to the extent necessary to have the total number of Cash Election Shares times the Per Share Cash Consideration equal the Aggregate Cash Consideration. If less than all of the No-Election Shares need to be treated as Cash Election Shares, then the Exchange Agent shall select which No-Election Shares shall be treated as Cash Election Shares in such manner as the Exchange Agent shall determine, and all remaining No-Election Shares shall thereafter be treated as Stock Election Shares,

            (3)  If all of the No-Election Shares are treated as Cash Election Shares under the preceding subsection and the total number of Cash Election Shares times the Per Share Cash Consideration is less than the Aggregate Cash Consideration, then the Exchange Agent shall convert on a pro rata basis as described below in Section 3.02(e) a sufficient number of Stock Election Shares into Cash Election Shares ("Reallocated Cash Shares") such that the sum of the number of Cash Election Shares plus the number of Reallocated Cash Shares times the Per Share Cash Consideration equals the Aggregate Cash Consideration, and all Reallocated Cash Shares will be converted into the right to receive cash, and

            (4)  the Stock Election Shares which are not Reallocated Cash Shares shall be converted into the right to receive Parent Common Stock.

          (ii)  If the number of Cash Election Shares times the Per Share Cash Consideration is greater than the Aggregate Cash Consideration, then:

            (1)  all Stock Election Shares and all No-Election Shares shall be converted into the right to receive Parent Common Stock,

            (2)  the Exchange Agent shall convert on a pro rata basis as described below in Section 3.02(e) a sufficient number of Cash Election Shares (excluding any Dissenting Shares)("Reallocated Stock Shares") such that the number of remaining Cash Election Shares (including Dissenting Shares) times the Per Share Cash Consideration equals the Aggregate

    Cash Consideration, and all Reallocated Stock Shares shall be converted into the right to receive Parent Common Stock, and

            (3)  the Cash Election Shares (subject to Section 3.06 with respect to Dissenting Shares) which are not Reallocated Stock Shares shall be converted into the right to receive cash.

          (iii)  If the number of Cash Election Shares times the Per Share Cash Consideration is equal to the Aggregate Cash Consideration, then subparagraphs (d)(i) and (ii) above shall not apply and all No-Election Shares and all Stock Election Shares will be converted into the right to receive Parent Common Stock.

        (e)  In the event that the Exchange Agent is required pursuant to Section 3.02(d)(i)(3) to convert some Stock Election Shares into Reallocated Cash Shares, each holder of Stock Election Shares shall be allocated a pro rata portion of the total Reallocated Cash Shares. In the event the Exchange Agent is required pursuant to Section 3.02(d)(ii)(2) to convert some Cash Election Shares into Reallocated Stock Shares, each holder of Cash Election Shares shall be allocated a pro rata portion of the total Reallocated Stock Shares.

        (f)    If at the time of the Closing, the aggregate value of the shares of Parent Common Stock to be exchanged for shares of Company Common Stock is less than fifty percent (50%) of the aggregate value of the Merger Consideration, then Parent shall direct the Exchange Agent to convert a minimum number of No-Election Shares, and to the extent necessary a minimum number of Cash Election Shares, into Stock Election Shares so that the aggregate value of the shares of Parent Common Stock exchanged for shares of Company Common Stock (other than cash in lieu of fractional shares) constitutes fifty percent (50%) of the aggregate value of the Merger Consideration. For purposes of this Section 3.02(f) only, the value of a share of Parent Common Stock will be the value as of the time of the Closing as determined for federal income tax purposes.

        3.03.    Exchange Procedures.

        (a)  At the Effective Time, for the benefit of the holders of Certificates, (i) Parent shall deliver to the Exchange Agent certificates evidencing the number of shares of Parent Common Stock issuable and (ii) Parent shall deliver, or cause Parent Bank to deliver, to the Exchange Agent the Aggregate Cash Consideration payable, pursuant to this Article III in exchange for Certificates representing outstanding shares of Company Common Stock. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Parent Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto.

        (b)  After completion of the allocation referred to in paragraph (d) of Section 3.02, each holder of an outstanding Certificate or Certificates who has surrendered such Certificate or Certificates to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of whole shares of Parent Common Stock and/or the amount of cash into which the aggregate number of shares of Company Common Stock previously represented by such Certificate or Certificates surrendered shall have been converted pursuant to this Agreement and, if such holder's shares of Company Common Stock have been converted into Parent Common Stock, any other distribution theretofore paid with respect to Parent Common Stock issuable in the Merger, in each case without interest. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Each outstanding Certificate which prior to the Effective Time represented Company Common Stock and which is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent be deemed to evidence ownership of the number of shares of Parent Common Stock or the right to receive the amount of cash into which such

Company Common Stock shall have been converted. After the Effective Time, there shall be no further transfer on the records of the Company of Certificates representing shares of Company Common Stock and if such Certificates are presented to the Company for transfer, they shall be cancelled against delivery of certificates for Parent Common Stock or cash as hereinabove provided. No dividends which have been declared will be remitted to any person entitled to receive shares of Parent Common Stock under Section 3.02 until such person surrenders the Certificate or Certificates representing Company Common Stock, at which time such dividends shall be remitted to such person, without interest.

        (c)  The Exchange Agent and Parent, as the case may be, shall not be obligated to deliver cash and/or a certificate or certificates representing shares of Parent Common Stock to which a holder of Company Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the Certificate or Certificates representing the shares of Company Common Stock for exchange as provided in this Section 3.03, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond in an amount as may be reasonably required in each case by Parent. If any certificates evidencing shares of Parent Common Stock are to be issued in a name other than that in which the Certificate evidencing Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

        (d)  Any portion of the shares of Parent Common Stock and cash delivered to the Exchange Agent by Parent pursuant to Section 3.03(a) that remains unclaimed by the shareholders of the Company for six months after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to Parent. Any shareholders of Company who have not theretofore complied with Section 3.03(b) shall thereafter look only to Parent for the consideration deliverable in respect of each share of Company Common Stock such shareholder holds as determined pursuant to this Agreement without any interest thereon. If outstanding Certificates for shares of Company Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such shares of Parent Common Stock or cash would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Parent (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Parent and the Exchange Agent shall be entitled to rely upon the stock transfer books of the Company to establish the identity of those persons entitled to receive the consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Parent and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

        (e)  Notwithstanding anything in this Agreement to the contrary, Certificates surrendered for exchange by any Company Affiliate shall not be exchanged for certificates representing shares of Parent Common Stock to which such Company Affiliate may be entitled pursuant to the terms of this Agreement until Parent has received a written agreement from such person as specified in Section 6.07.

        3.04.    Rights as Shareholders; Stock Transfers.    At the Effective Time, holders of Company Stock shall cease to be, and shall have no rights as, shareholders of the Company other than to receive the consideration provided under this Article III. After the Effective Time, there shall be no transfers on the stock transfer books of the Company or the Surviving Corporation of shares of Company Stock.

        3.05.    No Fractional Shares.    Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of Parent Common Stock shall be issued in the Merger. Each holder of Company Common Stock who otherwise would have been entitled to a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the closing price of a share of Parent Common Stock on Nasdaq on the Business Day preceding the Effective Time (as reported in The Wall Street Journal, or if not reported therein, in another authoritative source), rounded to the nearest whole cent. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

        3.06.    Dissenting Shares.    Each outstanding share of Company Common Stock the holder of which has perfected his right to dissent under the MBCL and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares") shall not be converted into or represent a right to receive shares of Parent Common Stock or cash hereunder, and the holder thereof shall be entitled only to such rights as are granted by the MBCL. The Company shall give Parent prompt notice upon receipt by the Company of any such written demands for payment of the fair value of such shares of Company Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the MBCL. If any holder of Dissenting Shares shall fail to perfect or shall have effectively withdrawn or lost the right to dissent at or prior to the Effective Time and shall have delivered a properly completed Election Form to the Exchange Agent by the Election Deadline, the Dissenting Shares held by such holder shall be converted into a right to receive Company Common Stock and/or cash in accordance with the applicable provisions of this Agreement; and if any such holder of Dissenting Shares shall not have delivered a properly completed Election Form to the Exchange Agent by the Election Deadline, the Dissenting Shares held by such holder shall be designated No-Election Shares. If any holder of Dissenting Shares shall have effectively withdrawn or lost the right to dissent (through failure to perfect or otherwise) after the Effective Time, the Dissenting Shares held by such holder shall be converted on a share by share basis into either the right to receive Parent Common Stock and/or cash in accordance with the applicable provisions of this Agreement as Parent or the Exchange Agent shall determine. Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation.

        3.07.    Anti-Dilution Provisions.    If, between the date hereof and the Effective Time, the shares of Parent Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the Exchange Ratio shall be adjusted accordingly.

        3.08.    Withholding Rights.    Parent (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent is required under the Code or any state, local or foreign tax law or regulation thereunder to deduct and withhold with respect to the making of such payment. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of which such deduction and withholding was made by Parent.

        3.09.    Company Options.

        (a)  At the Effective Time, each Company Option which is then outstanding, whether or not exercisable, shall become fully vested and exercisable, and shall cease to represent a right to acquire shares of Company Common Stock and shall be converted automatically into an option to purchase shares of Parent Common Stock, and Parent shall assume each Company Option, in accordance with the terms of the applicable Company Stock Option Plan and stock option or other agreement by which it is evidenced, except that from and after the Effective Time, (i) Parent and the Human Resources Committee of its Board of Directors shall be substituted for the Company (or the Company Bank) and the committee of the Board of Directors of the Company or the Company Bank (including, if applicable, the entire Board of Directors of the Company) administering such Company Stock Option Plan, (ii) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (iii) the number of shares of Parent Common Stock subject to such Company Option shall be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, provided that any fractional shares of Parent Common Stock resulting from such multiplication shall be rounded down to the nearest share, and (iv) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under each such Company Option by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent. Notwithstanding clauses (iii) and (iv) of the preceding sentence, each Company Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code. Parent and the Company agree to take all necessary steps to effect the foregoing provisions of this Section 3.09(a).

        (b)  Within five Business Days after the Effective Time, Parent shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Parent Common Stock subject to the options referred to in paragraph (a) of this Section 3.09 and shall use its reasonable efforts to maintain the current status of the prospectus or prospectuses contained therein for so long as such options remain outstanding in the case of a Form S-8 or, in the case of a Form S-3, until the shares subject to such options may be sold without a further holding period under Rule 144 under the Securities Act.

ARTICLE IV

ACTIONS PENDING ACQUISITION

        4.01.    Forbearances of the Company.    From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement or as Previously Disclosed, without the prior written consent of Parent, the Company will not, and will cause each of its Subsidiaries not to:

        (a)    Ordinary Course.    Conduct its business other than in the ordinary and usual course consistent with past practice or fail to use reasonable best efforts to preserve its business organization, keep available the present services of its employees and preserve for itself and Parent the goodwill of the customers of the Company and its Subsidiaries and others with whom business relations exist.

        (b)    Capital Stock.    Other than pursuant to Rights set forth on Schedule 4.01(b) of the Company's Disclosure Schedule and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of stock or any Rights or (ii) permit any additional shares of stock to become subject to grants of employee or director stock options or other Rights.

        (c)    Dividends; Etc.    (a) Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of Company Stock, other than (A) subject to Section 6.14 hereof, regular quarterly cash dividends at a rate not in excess of $0.12 per share on the Company Common Stock and (B) dividends from wholly-owned Subsidiaries to the Company or another wholly-owned Subsidiary of the Company or (b) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

        (d)    Compensation; Employment Agreements; Etc.    Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of the Company or its Subsidiaries or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, provided that no such increase shall result in an annual adjustment of more than 4%, (ii) for other changes that are required by applicable law, (iii) to satisfy contractual obligations existing as of the date hereof and set forth in Schedule 4.01(d) of the Company's Disclosure Schedule, (iv) for grants of awards to newly-hired employees consistent with past practice and (v) discretionary bonuses in the ordinary course of business and consistent with past practice to employees of the Company or the Company Bank for services rendered during the period January 1, 2002 to the Effective Time, which bonuses may be increased in the discretion of management of the Company by an aggregate of $150,000 from the aggregate amount which otherwise would be payable to such employees in the ordinary course of business consistent with past practice, and which bonuses shall be (x) paid immediately prior to the Effective Time, (y) prorated to the extent appropriate and (z) reduced in the case of any individual recipient to the extent necessary to ensure that payment of the bonus, either alone or in combination with the payment of other amounts payable to the recipient in the event his or her employment is terminated following the Merger, would not be nondeductible by the Company or the Company Bank (or their successors) under Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code, in each case as reasonably determined by Parent prior to the payment of any bonuses by the Company or Company Bank. Notwithstanding anything to the contrary set forth in this Agreement, prior to the Closing Date, the Company and its Subsidiaries shall be permitted to make cash contributions to the Company 401(k) Plan for the 2002 calendar year as long as the total amount of such cash contributions do not exceed the amount derived by application of the calendar 2001 formula based on calendar 2002 compensation levels.

        (e)    Hiring.    Hire any person as an employee of the Company or any of its Subsidiaries or promote any employee, except (i) to satisfy contractual obligations existing as of the date hereof and set forth on Schedule 4.01(e) of the Company's Disclosure Schedule and (ii) persons hired to fill any vacancies arising after the date hereof and whose employment is terminable at the will of the Company or a Subsidiary of the Company, as applicable, other than any person to be hired who would have a base salary, including any guaranteed bonus or any similar bonus, considered on an annual basis of more than $50,000.

        (f)    Benefit Plans.    Enter into, establish, adopt or amend (except (i) as may be required by applicable law or (ii) to satisfy contractual obligations existing as of the date hereof and set forth on Schedule 4.01(f) of the Company's Disclosure Schedule) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of the Company or its Subsidiaries or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

        (g)    Dispositions.    Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business consistent with past practice and in a transaction that, together with all other such transactions, is not material to the Company and its Subsidiaries taken as a whole.

        (h)    Acquisitions.    Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of the assets, business, deposits or properties of any other entity.

        (i)    Capital Expenditures.    Make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $50,000 individually or $250,000 in the aggregate.

        (j)    Governing Documents.    Amend the Company Articles or Company Bylaws or the articles of incorporation or bylaws (or equivalent documents) of any Subsidiary of the Company.

        (k)    Accounting Methods.    Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by changes in laws or regulations or GAAP.

        (l)    Contracts.    Except in the ordinary course of business consistent with past practice or as otherwise permitted under this Section 4.01, enter into or terminate any Material Contract or amend or modify in any material respect any of its existing Material Contracts.

        (m)    Claims.    Enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which the Company or any of its Subsidiaries is or becomes a party after the date of this Agreement, which settlement, agreement or action involves payment by the Company and its Subsidiaries of an amount which exceeds $50,000 and/or would impose any material restriction on the business of the Company or create precedent for claims that are reasonably likely to be material to the Company and its Subsidiaries taken as a whole.

        (n)    Banking Operations.    Enter into any new material line of business; change its material lending, investment, underwriting, risk and asset liability management and other material banking and operating policies, except as required by applicable law, regulation or policies imposed by any Governmental Authority; or file any application or make any contract with respect to branching or site location or branching or site relocation.

        (o)    Derivatives Contracts.    Enter into any Derivatives Contract, except in the ordinary course of business consistent with past practice.

        (p)    Indebtedness.    Incur any indebtedness for borrowed money (other than deposits, federal funds purchased, cash management accounts, borrowings from the Federal Home Loan Bank of Boston and securities sold under agreements to repurchase, in each case in the ordinary course of business consistent with past practice) or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, other than in the ordinary course of business consistent with past practice.

        (q)    Investment Securities.    Acquire (other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) (i) any debt security or Equity Investment of a type or in an amount that is not permissible for a national bank or (ii) any other debt security other than in the ordinary course of business consistent with past practice.

        (r)    Loans.    Make, renew or otherwise modify any loan, loan commitment, letter of credit or other extension of credit (collectively, "Loans") other than in the ordinary course of business consistent with past practice.

        (s)    Investments in Real Estate.    Make any investment or commitment to invest in real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice).

        (t)    Adverse Actions.    (i) Take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (ii) take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article VII not being satisfied or (z) a material violation of any provision of this Agreement or the Bank Merger Agreement, except, in each case, as may be required by applicable law or regulation.

        (u)    Commitments.    Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

        4.02.    Forbearances of Parent.    From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement, without the prior written consent of the Company, Parent will not, and will cause each of its Subsidiaries not to:

        (a)    Adverse Actions.    (i) Take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (ii) take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article VII not being satisfied or (z) a material violation of any provision of this Agreement or the Bank Merger Agreement, except, in each case, as may be required by applicable law or regulation.

        (b)    Commitments.    Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

        5.01.    Disclosure Schedules.    On or prior to the date hereof, Parent has delivered to the Company a schedule and the Company has delivered to Parent a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.03 or 5.04 or to one or more of its covenants contained in Article IV; provided, however, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 5.02 and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that, absent such inclusion in the Disclosure Schedule, such item is or would be reasonably likely to result in a Material Adverse Effect.

        5.02.    Standard.    No representation or warranty of the Company or Parent contained in Sections 5.03 or 5.04, respectively, shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.03 or 5.04, has had or is reasonably likely to have a Material Adverse Effect on the party making such representation or warranty.

        5.03.    Representations and Warranties of the Company.    Subject to Sections 5.01 and 5.02 and except as Previously Disclosed, the Company hereby represents and warrants to Parent:

        (a)    Organization, Standing and Authority.    The Company is duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts. The Company is duly qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. The Company has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as now conducted.

        (b)    Company Capital Stock.    The authorized capital stock of the Company consists solely of 20,000,000 shares of Company Common Stock, of which 7,446,311 shares are outstanding as of the date hereof, and 10,000,000 shares of Company Preferred Stock, of which no shares are outstanding. As of the date hereof, 648,103 shares of the Company Common Stock were held in treasury by the Company or otherwise directly or indirectly owned by the Company. The outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of the outstanding shares of Company Common Stock have been issued in violation of the preemptive rights of any Person. Section 5.03(b) of the Company's Disclosure Schedule sets forth for each Company Stock Option, the name of the grantee, the date of the grant, the type of grant, the status of the option grant as qualified or non-qualified under Section 422 of the Code, the number of shares of Company Common Stock subject to each option, the number of shares of Company Common Stock subject to options that are currently exercisable and the exercise price per share. Except as set forth in the preceding sentence, there are no shares of Company Stock reserved for issuance, the Company does not have any Rights issued or outstanding with respect to Company Stock (other than the Company Rights) and the Company does not have any commitment to authorize, issue or sell any Company Stock or Rights.

        (c)    Subsidiaries.

          (i)    (A) The Company has Previously Disclosed a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (B) the Company owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (C) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to the Company) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which any of its Subsidiaries is or may be bound to sell or otherwise transfer any of its equity securities (other than to the Company or any of its wholly-owned Subsidiaries), (E) there are no contracts, commitments, understandings, or arrangements relating to the Company's rights to vote or to dispose of such securities and (F) all the equity securities of the Company's Subsidiaries held by the Company or its Subsidiaries are fully paid and nonassessable and are owned by the Company or its Subsidiaries free and clear of any Liens.

          (ii)  Except for securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted, the Company does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person or any interest in a partnership or joint venture of any kind other than its Subsidiaries and stock in the Federal Home Loan Bank of Boston.

          (iii)  Each of the Company's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

          (iv)  The deposit accounts of the Company Bank are insured by the Bank Insurance Fund and the Depositors Insurance Fund in the manner and to the maximum extent provided by applicable law, and the Company Bank has paid all deposit insurance premiums and assessments required by applicable laws and regulations.

        (d)    Corporate Power.    Each of the Company and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and the Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions, subject to receipt of all necessary approvals of Governmental Authorities and the approval of the Company's shareholders of this Agreement.

        (e)    Corporate Authority.    Subject to the approval of this Agreement by the holders of the outstanding Company Common Stock, this Agreement and the Transactions have been authorized by all necessary corporate action of the Company and the Company Board on or prior to the date hereof. The Company has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by Parent, this Agreement is a valid and legally binding obligation of the Company, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

        (f)    Regulatory Approvals; No Defaults.

          (i)    No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by the Company or any of its Subsidiaries in connection with the execution, delivery or performance by the Company or the Company Bank of this Agreement and the Bank Merger Agreement, as applicable, or to consummate the Transactions, except for (A) filings of applications or notices with, and approvals or waivers by, the Federal Reserve Board, the OCC, the Massachusetts Bank Commissioner, the Depositors Insurance Fund, the Maine Superintendent, the Massachusetts Board and the MHPF, as required, (B) filings with the SEC and state securities authorities, as applicable, in connection with the submission of this Agreement for the approval of the holders of Company Common Stock and the issuance of Parent Common Stock in the Merger, (C) the filing of Articles of Merger with the Secretary of State of the State of Maine pursuant to the MBCA and the Secretary of State of The Commonwealth of Massachusetts pursuant to the MBCL, (D) the approval of this Agreement by the holders of the outstanding shares of Company Common Stock and (E) such corporate approvals and such consents or approvals of, or waivers by, or filings or registrations with, certain of the foregoing federal and state banking agencies in connection with the Bank Merger. As of the date hereof, the Company is not aware of any reason why the approvals set forth above and referred to in Section 7.01(b) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

          (ii)  Subject to receipt, or the making, of the consents, approvals, waivers and filings referred to in the preceding paragraph and the expiration of related waiting periods, the execution, delivery and performance of this Agreement and the Bank Merger Agreement by the Company and the Company Bank, as applicable, and the consummation of the Transactions do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries or any of their respective properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of association or bylaws (or similar governing documents) of the Company or any of its Subsidiaries or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

        (g)    Financial Reports; Undisclosed Liabilities.

          (i)    The Company's Annual Reports on Form 10-K for the fiscal years ended December 31, 2001, December 31, 2000 and December 31, 1999 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it subsequent to December 31, 1999 with the SEC (collectively, the Company's "SEC Documents"), as of the date filed or to be filed and as amended prior to the date hereof, (A) complied or will comply in all material respects as to form with the applicable securities regulations of the SEC as the case may be and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date; and each of the balance sheets contained in any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the consolidated financial position of the Company and its Subsidiaries as of its date, and each of the consolidated statements of income and changes in shareholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the consolidated results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of the Company and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein.

          (ii)  Since March 31, 2002, neither the Company nor any of its Subsidiaries has incurred any liability other than in the ordinary course of business consistent with past practice (excluding the incurrence of expenses related to this Agreement and the transactions contemplated hereby).

          (iii)  Since March 31, 2002, (A) the Company and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding the incurrence of expenses related to this Agreement and the transactions contemplated hereby) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to the Company.

          (iv)  No agreement pursuant to which any loans or other assets have been or shall be sold by the Company or its Subsidiaries entitled the buyer of such loans or other assets, unless there is material breach of a representation or covenant by the Company or its Subsidiaries, to cause the Company or its Subsidiaries to repurchase such loan or other asset or the buyer to pursue any other form of recourse against the Company or its Subsidiaries. Except for regular quarterly cash dividends on the Company Common Stock and a special dividend of $0.21 per share on the Company Common Stock during the second quarter of 2000, since December 31, 1999, no cash, stock or other dividend or any other distribution with respect to the stock of the Company or any of its Subsidiaries have been declared, set aside or paid. No shares of the stock of the Company have been purchased, redeemed or otherwise acquired, directly or indirectly, by the Company since March 31, 2002, and no agreements have been made to do the foregoing.

        (h)    Litigation.    No litigation, claim or other proceeding before any court or governmental agency is pending against the Company or any of its Subsidiaries and, to the Company's knowledge, no such litigation, claim or other proceeding has been threatened and there are no facts which could reasonably give rise to such litigation, claim or other proceeding.

        (i)    Regulatory Matters.

          (i)    Neither the Company nor any of its Subsidiaries nor any of any of their respective properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it (collectively, the "Company Regulatory Authorities"). The Company and its Subsidiaries have paid all assessments made or imposed by any Company Regulatory Authority.

          (ii)  Neither the Company nor any its Subsidiaries has been advised by, or has any knowledge of facts which could give rise to an advisory notice by, any Company Regulatory Authority that such Company Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

        (j)    Compliance With Laws.    Each of the Company and its Subsidiaries:

          (i)    is in material compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

          (ii)  has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Company's knowledge, no suspension or cancellation of any of them is threatened; and

          (iii)  has received, since December 31, 1999, no notification or communication from any Governmental Authority (A) asserting that the Company or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to the Company's knowledge, do any grounds for any of the foregoing exist).

        (k)    Material Contracts; Defaults.

          (i)    Except for documents listed as exhibits to the Company's SEC Documents, neither the Company nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers, employees or consultants, (ii) which would entitle any present or former director, officer, employee or agent of the Company or its Subsidiaries to indemnification from the Company or its Subsidiaries, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Company's SEC Documents, (iv) which is a consulting agreement (including data processing, software programming and licensing contracts) not terminable on 60 days or less notice and involving the payment of more than $50,000 per annum or (v) which materially restricts the conduct of any business by the Company or any of its Subsidiaries (collectively, "Material Contracts"). The Company has Previously Disclosed and made available to Parent true and correct copies of each such document.

          (ii)  Neither the Company nor any of its Subsidiaries is in material default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. No power of attorney or similar authorization given directly or indirectly by the Company or any of its Subsidiaries is currently outstanding.

        (l)    No Brokers.    No action has been taken by the Company or any of its Subsidiaries that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the Transactions, excluding a Previously Disclosed fee to be paid to RBC Dain Rausher Inc., a member company of RBC Capital Markets.

        (m)    Employee Benefit Plans.

          (i)    All benefit and compensation plans, contracts, policies or arrangements covering current or former employees of the Company and its Subsidiaries (the "Employees") and current or former directors of the Company including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA, and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (the "Benefits Plans"), are Previously Disclosed in the Disclosure Schedule. True and complete copies of all Benefit Plans including, but not limited to, any trust instruments and insurance contracts forming a part of any Benefit Plans and all amendments thereto have been provided or made available to Parent.

          (ii)  All Benefits Plans other than "multiemployer plans" within the meaning of Section 3(37) of ERISA, covering Employees, to the extent subject to ERISA, are in substantial compliance with ERISA. Each Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service, and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter or the loss of the qualification of such Pension Plan under Section 401(a) of the Code. There is no material pending or, to the Company's knowledge, threatened litigation relating to the Benefits Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Benefit Plan or Pension Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

          (iii)  No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither the Company nor any of its Subsidiaries has incurred, and neither expects to incur, any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

          (iv)  All contributions required to be made under the terms of any Benefit Plan have been timely made or have been reflected on the financial statements of the Company included in the Company's SEC Documents. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

          (v)  Neither the Company nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Benefit Plan, other than coverage as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the laws of any state or locality. The Company or any of its Subsidiaries may amend or terminate any such Benefit Plan at any time without incurring any liability thereunder.

          (vi)  None of the execution of this Agreement, shareholder approval of this Agreement or consummation of the transactions contemplated by this Agreement will (A) entitle any employees of the Company or any of its Subsidiaries to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Benefit Plans, (C) result in any breach or violation of, or a default under, any of the Benefit Plans or (D) result in any payment that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

        (n)    Labor Matters.    Neither the Company nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel the Company or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to the Company's knowledge, threatened, nor is the Company or any of its Subsidiaries aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

        (o)    Environmental Matters.

          (i)    The Company and its Subsidiaries are in compliance with applicable Environmental Laws; (ii) to the Company's knowledge, no real property (including buildings or other structures) currently or formerly owned or operated by the Company or any of its Subsidiaries, or any property in which the Company or any of its Subsidiaries has held a security interest, Lien or a fiduciary or management role ("Company Loan Property"), has been contaminated with, or has had any release of, any Hazardous Substance except in compliance with Environmental Laws; (iii) neither the Company nor any of its Subsidiaries could be deemed the owner or operator of, or has participated in the management regarding Hazardous Substances of, any Company Loan Property which has been contaminated with, or has had any release of, any Hazardous Substance except in compliance with Environmental Laws; (iv) neither the Company nor any of its Subsidiaries has any liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither the Company nor any of its Subsidiaries has received any notice, demand letter, claim or request for information alleging any violation of, or liability under, any Environmental Law; (vi) neither the Company nor any of its Subsidiaries is subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law; (vii) to the Company's knowledge, there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning, or automotive services) involving the Company or any of its Subsidiaries, any currently or formerly owned or operated property, or any Company Loan Property, that could reasonably be expected to result in any claims, liability or investigations against the Company or any of its Subsidiaries, result in any restrictions on the ownership, use, or transfer of any property pursuant to any Environmental Law, or adversely affect the value of any Company Loan Property; and (viii) the Company has Previously Disclosed and made available to Parent copies of all environmental reports or studies, sampling data, correspondence and filings in its possession or reasonably available to it relating to the Company, its Subsidiaries and any currently or formerly owned or operated property or any Company Loan Property.

          As used herein, the term "Environmental Laws" means any federal, state or local law, regulation, order, decree, permit, authorization, opinion or agency requirement relating to: (A) the protection or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) wetlands, indoor air, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance; and the term "Hazardous Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law, (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon or (C) any other substance which is the subject of regulatory action by any Governmental Authority in connection with any Environmental Law.

        (p)    Tax Matters.

          (i)(A)  All Tax Returns that are required to be filed on or before the Effective Date (taking into account any extensions of time within which to file which have not expired) by or with respect to the Company Group have been or will be timely filed on or before the Effective Date, (B) all such Tax Returns are or will be true and complete in all material respects, (C) all Taxes shown to be due on the Tax Returns referred to in clause (A) have been or will be timely paid in full, (D) the Tax Returns referred to in clause (A) have been examined by the Internal Revenue Service or the appropriate Tax authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (E) all deficiencies asserted or assessments made as a result of examinations conducted by any taxing authority have been paid in full, (F) no material issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (A) are currently pending and (G) no member of the Company Group has waived any statutes of limitation with respect to any Taxes of the Company or any of its Subsidiaries.

          (ii)  The Company has made available to Parent true and correct copies of the United States federal income Tax Returns filed by the Company and its Subsidiaries for each of the three most recent fiscal years for which such returns have been filed.

          (iii)  Neither the Company nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by the Company's SEC Documents filed prior to the date hereof in excess of the amounts accrued or subject to a reserve with respect thereto that are reflected in the financial statements included in the Company's SEC Documents filed on or prior to the date hereof.

          (iv)  Neither the Company nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement, is or has been a member of an affiliated group filing consolidated or combined Tax Returns (other than a group the common parent of which is or was the Company) or otherwise has any liability for the Taxes of any Person (other than the Company and its Subsidiaries).

          (v)  No closing agreements, private letter rulings, technical advice memoranda or similar agreement or rulings have been entered into or issued by any taxing authority with respect to the Company and its Subsidiaries.

          (vi)  Neither the Company nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

          (vii) As of the date hereof, the Company has no reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          (viii)(A) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the Transactions and (B) all Taxes that the Company or any of its Subsidiaries is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required by applicable law, have been paid to the proper Governmental Authority or other Person.

        (q)    Risk Management Instruments.    Neither the Company nor any of its Subsidiaries is a party or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivatives contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that (i) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (ii) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance. All of such Derivatives Contracts or other instruments, are legal, valid and binding obligations of the Company or any of its Subsidiaries enforceable in accordance with their terms (except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally), and are in full force and effect. The Company and its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to the Company's knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder which would have or would reasonably be expected to have a Material Adverse Effect on the Company.

        (r)    Loans; Nonperforming and Classified Assets.

          (i)    Each Loan on the books and records of the Company and its Subsidiaries, was made and has been serviced in all material respects in accordance with customary lending standards in the ordinary course of business, is evidenced in all material respects by appropriate and sufficient documentation and, to the knowledge of the Company, constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditor's rights or by general equity principles.

          (ii)  The Company has Previously Disclosed as to the Company and each Company Subsidiary as of the latest practicable date: (A) any written or, to the Company's knowledge, oral Loan under the terms of which the obligor is 60 or more days delinquent in payment of principal or interest, or to the Company's knowledge, in default of any other material provision thereof; (B) each Loan which has been classified as "substandard," "doubtful," "loss" or "special mention" (or words of similar import) by the Company, a Company Subsidiary or an applicable regulatory authority (it being understood that no representation is being made that the FDIC or the Massachusetts Bank Commissioner would agree with the loan classifications established by the Company); (C) a listing of the OREO acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof; and (D) each Loan with any director, executive officer or five percent or greater shareholder of the Company or a Company Subsidiary, or to the best knowledge of the Company, any Person controlling, controlled by or under common control with any of the foregoing.

        (s)    Properties.    All real and personal property owned by the Company or a Subsidiary of the Company or presently used by any of them in its respective business is in an adequate condition

(ordinary wear and tear excepted) and is sufficient to carry on its business in the ordinary course of business consistent with its past practices. The Company has good and marketable title free and clear of all Liens to all of the material properties and assets, real and personal, reflected on the consolidated statement of financial condition of the Company as of March 31, 2002 included in the Company's SEC Documents or acquired after such date, other than properties sold by the Company in the ordinary course of business, except (i) Liens for current taxes and assessments not yet due or payable (ii) pledges to secure deposits and other Liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (iv) as reflected on the consolidated statement of financial condition of the Company as of March 31, 2002 included in the Company's SEC Documents. All real and personal property which is material to the Company's business on a consolidated basis and leased or licensed by the Company or a Subsidiary of the Company is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time.

        (t)    Intellectual Property.    The Company and each Subsidiary of the Company owns or possesses valid and binding licenses and other rights to use without payment of any material amount all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in its businesses, all of which have been Previously Disclosed by the Company, and none of the Company or any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. The Company and each of its Subsidiaries have performed in all material respects all the obligations required to be performed by them and are not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing.

        (u)    Fiduciary Accounts.    The Company and each of its Subsidiaries has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations. Neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers or employees, has committed any breach of trust with respect to any fiduciary account and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

        (v)    Books and Records.    The books and records of the Company and its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the financial position of the Company and its Subsidiaries.

        (w)    Insurance.    The Company has Previously Disclosed all of the material insurance policies, binders, or bonds currently maintained by the Company or any of its Subsidiaries ("Insurance Policies"). The Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent in accordance with industry practices. All the Insurance Policies are in full force and effect; the Company and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

        (x)    Allowance For Loan Losses.    The Company's allowance for loan losses is, and shall be as of the Effective Date, in compliance with the Company's existing methodology for determining the adequacy of its allowance for loan losses as well as the standards established by applicable Governmental Authorities and the Financial Accounting Standards Board and is and shall be adequate under all such standards.

        (y)    Transactions With Affiliates.    All "covered transactions" between a Company Bank and an "affiliate" within the meaning of Sections 23A and 23B of the Federal Reserve Act have been in compliance with such provisions.

        (z)    Required Vote; Antitakeover Provisions; Company Rights Agreement.

          (i)    The affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock is necessary to approve this Agreement and the Transactions on behalf of the Company. No other vote of the shareholders of the Company is required by law, the Company Articles, the Company Bylaws or otherwise to approve this Agreement and the Transactions.

          (ii)  Based on the representation and warranty of Parent contained in Section 5.04(m), no "control share acquisition," "business combination moratorium," "fair price" or other form of antitakeover statute or regulation is applicable to this Agreement or the Transactions.

          (iii)  The Company has taken all necessary action so that the entering into of this Agreement and the Bank Merger Agreement and consummation of the Transactions do not and will not result in the grant of any additional rights to any Person under the Company Rights Agreement or enable or require the Company Rights issuable thereunder to be exercised, and to otherwise ensure that none of Parent or any of its affiliates is or becomes an Acquiring Person (as such term is defined in the Company Rights Agreement) by reason of the execution of this Agreement or the Bank Merger Agreement or consummation of the Transactions, and that a Distribution Date (as such term is defined in the Company Rights Agreement) does not occur by reason of the execution of this Agreement or the Bank Merger Agreement or consummation of the Transactions. The Company has adopted an amendment to the Company Rights Agreement in the form of Annex B hereto.

        (aa)    Fairness Opinion.    The Company Board has received the written opinion of RBC Dain Rausher Inc., a member company of RBC Capital Markets, to the effect that as of the date hereof the Merger Consideration is fair to the holders of Company Common Stock from a financial point of view.

        (bb)    Transactions in Securities.    Neither the Company nor any Subsidiary of the Company has purchased or sold, or caused to be purchased or sold, any shares of Company Common Stock or other securities issued by the Company (i) during any period when the Company was in possession of material nonpublic information or (ii) in violation of any applicable provision of the Exchange Act.

        (cc)    Disclosure.    The representations and warranties contained in this Section 5.03, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.03 not misleading.

        5.04.    Representations and Warranties of Parent.    Subject to Sections 5.01 and 5.02 and except as Previously Disclosed, Parent hereby represents and warrants to the Company as follows:

        (a)    Organization, Standing and Authority.    Parent is duly organized, validly existing and in good standing under the laws of the State of Maine. Parent is duly qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Parent has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

        (b)    Parent Stock.

          (i)    As of the date hereof, the authorized capital stock of Parent consists solely of 400,000,000 shares of Parent Common Stock, of which 148,281,801 shares were outstanding as of July 31, 2002, and 5,000,000 shares of Parent Preferred Stock, of which no shares were outstanding as of the date hereof. The outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of the shares of Parent Common Stock have been issued in violation of the preemptive rights of any Person. As of the date hereof, there are no Rights authorized, issued or outstanding with respect to the capital stock of Parent, except for (i) shares of Parent Common Stock issuable pursuant to the Parent Benefits Plans, (ii) shares of Parent Common Stock and/or Parent Preferred Stock issuable upon the exercise of Parent Rights and (iii) by virtue of this Agreement.

          (ii)  The shares of Parent Common Stock to be issued in exchange for shares of Company Common Stock in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and the issuance thereof is not subject to any preemptive right.

        (c)    Subsidiaries.

          (i)    As of the date hereof, the only subsidiary of Parent which constitutes a Significant Subsidiary is the Parent Bank. The Parent Bank has been duly organized and is validly existing in good standing under the laws of the United States and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. The Parent Bank is duly licensed by the OCC and its deposits are insured by the FDIC in the manner and to the maximum extent provided by law.

          (ii)  As of the date hereof, (A) Parent owns, directly or indirectly, all the issued and outstanding equity securities of the Parent Bank, (B) no equity securities of the Parent Bank are or may become required to be issued (other than to Parent) by reason of any Right or otherwise, (C) there are no contracts, commitments, understandings or arrangements by which the Parent Bank is or may be bound to sell or otherwise transfer any of its equity securities (other than to Parent or any of its wholly-owned Subsidiaries) and (D) there are no contracts, commitments, understandings, or arrangements relating to Parent's rights to vote or to dispose of such securities.

        (d)    Corporate Power.    Each of Parent and the Parent Bank has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets. Parent has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions, subject to the receipt of all necessary approvals of Governmental Authorities.

        (e)    Corporate Authority.    This Agreement and the Transactions have been authorized by all necessary corporate action of Parent and the Parent Board. This Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery by the Company, this Agreement is a valid and legally binding agreement of Parent enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

        (f)    Regulatory Approvals; No Defaults.

          (i)    No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Parent or any of its Subsidiaries in connection with the execution, delivery or performance by Parent and the Parent Bank of this Agreement and the Bank Merger Agreement, as applicable, or to consummate the Transactions, except for (A) filings of applications or notices with and approvals or waivers by the Federal Reserve Board, the OCC, the Massachusetts Bank Commissioner, the Depositors Insurance Fund, the Maine Superintendent, the Massachusetts Board and the MHPF, as required, (B) filings with the SEC and state securities authorities, as applicable, in connection with the submission of this Agreement for the approval of the holders of Company Common Stock and the issuance of Parent Common Stock in the Merger, (C) the approval of the listing on Nasdaq of the Parent Common Stock to be issued in the Merger, (D) the filing of Articles of Merger with the Secretary of State of the State of Maine pursuant to the MBCA and the Secretary of State of The

  Commonwealth of Massachusetts pursuant to the MBCL and (E) such corporate approvals and such consents or approvals of, or waivers by, or filings or registrations with, certain of the foregoing federal and state banking agencies in connection with the Bank Merger. As of the date hereof, Parent is not aware of any reason why the approvals set forth above and referred to in Section 7.01(b) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

          (ii)  Subject to receipt, or the making, of the consents, approvals, waivers and filings referred to in the preceding paragraph and expiration of the related waiting periods, the execution, delivery and performance of this Agreement and the Bank Merger Agreement by Parent and the Parent Bank, as applicable, and the consummation of the Transactions do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Parent or of any of its Subsidiaries or to which Parent or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of incorporation or bylaws (or similar governing documents) of Parent or any of its Subsidiaries or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

        (g)    Financial Reports and SEC Documents; Material Adverse Effect.

          (i)    Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it subsequent to December 31, 1999 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in the form filed or to be filed (collectively, Parent's "SEC Documents") with the SEC, as of the date filed or to be filed, (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date; and each of the balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of Parent and its Subsidiaries as of its date, and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of Parent and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein.

          (ii)  Since March 31, 2002, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 5.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Parent.

        (h)    Litigation.    No litigation, claim or other proceeding before any court or governmental agency is pending against Parent or its Subsidiaries and, to Parent's knowledge, no such litigation, claim or other proceeding has been threatened and there are no facts which could reasonably give rise to such litigation, claim or other proceeding.

        (i)    No Brokers.    No action has been taken by Parent or its Subsidiaries that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the Transactions.

        (j)    Tax Matters.    As of the date hereof, Parent does not have any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

        (k)    Regulatory Matters.

          (i)    Neither Parent nor any of its Subsidiaries nor any of any of their respective properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it (collectively, the "Parent Regulatory Authorities"). Parent and its Subsidiaries have paid all assessments made or imposed by any Parent Regulatory Authority.

          (ii)  Neither Parent nor any its Subsidiaries has been advised by, and does not have any knowledge of facts which could give rise to an advisory notice by, any Parent Regulatory Authority that such Parent Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

        (l)    Compliance With Laws.    Each of Parent and its Subsidiaries:

          (i)    is in material compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

          (ii)  has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Parent's knowledge, no suspension or cancellation of any of them is threatened; and

          (iii)  has received, since December 31, 1999, no notification or communication from any Governmental Authority (A) asserting that Parent or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to Parent's knowledge, do any grounds for any of the foregoing exist).

        (m)    Ownership of Company Common Stock.    None of Parent or any of its Subsidiaries, or to Parent's knowledge, any of its other affiliates or associates (as such terms are defined under the Exchange Act), owns beneficially or of record, directly or indirectly, or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, shares of Company Common Stock (other than shares held in a fiduciary capacity that are beneficially owned by third parties or as a result of debts previously contracted) which in the aggregate represent 5% or more of the outstanding Company Common Stock.

        (n)    Financial Ability.    On the Effective Date and through the date of payment of the Aggregate Cash Consideration by Parent, Parent or Parent Bank will have all funds necessary to consummate the

Merger and pay the Aggregate Cash Consideration to holders of Company Common Stock pursuant to Sections 3.01 and 3.02 hereof. Each of Parent and Parent Bank is, and immediately following completion of the Transactions will be, in compliance with all capital requirements applicable to it.

        (o)    Disclosure.    The representations and warranties contained in this Section 5.04, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.04 not misleading.

ARTICLE VI

COVENANTS

        6.01.    Reasonable Best Efforts.    Subject to the terms and conditions of this Agreement, each of the Company and Parent agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Transactions as promptly as practicable and otherwise to enable consummation of the Transactions, including the satisfaction of the conditions set forth in Article VII hereof, and shall cooperate fully with the other party hereto to that end.

        6.02.    Shareholder Approval.    The Company agrees to take, in accordance with applicable law and the Company Articles and Company Bylaws, all action necessary to convene as soon as reasonably practicable a special meeting of its shareholders to consider and vote upon the approval of this Agreement and any other matters required to be approved by the Company's shareholders for consummation of the Transactions (including any adjournment or postponement, the "Company Meeting"). Except with the prior approval of Parent, no other matters shall be submitted for the approval of the Company shareholders at the Company Meeting. The Company Board shall at all times prior to and during such meeting recommend such approval and shall take all reasonable lawful action to solicit such approval by its shareholders; provided that nothing in this Agreement shall prevent the Company Board from withholding, withdrawing, amending or modifying its recommendation if the Company Board determines, after consultation with its outside counsel, that such action is legally required in order for the directors to comply with their fiduciary duties to the Company shareholders under applicable law; provided, further, that Section 6.08 shall govern the withholding, withdrawing, amending or modifying of such recommendation in the circumstances described therein.

        6.03.    Registration Statement.

        (a)  Parent agrees to prepare a registration statement on Form S-4 or other applicable form (the "Registration Statement") to be filed by Parent with the SEC in connection with the issuance of Parent Common Stock in the Merger (including the proxy statement and prospectus and other proxy solicitation materials of the Company constituting a part thereof (the "Proxy Statement") and all related documents). The Company shall prepare and furnish such information relating to it and its directors, officers and shareholders as may be reasonably required in connection with the above referenced documents based on its knowledge of and access to the information required for said documents, and the Company, and its legal, financial and accounting advisors, shall have the right to review in advance such Registration Statement prior to its filing. The Company agrees to cooperate with Parent and Parent's counsel and accountants in requesting and obtaining appropriate opinions, consents and letters from its financial advisor and independent auditor in connection with the Registration Statement and the Proxy Statement. Provided that the Company has cooperated as described above, Parent agrees to file, or cause to be filed, the Registration Statement and the Proxy Statement with the SEC as promptly as reasonably practicable. Each of the Company and Parent agrees to use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof. Parent also agrees to use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. After the Registration Statement is declared effective under the Securities Act, the Company shall promptly mail at its expense the Proxy Statement to its shareholders.

        (b)  Each of the Company and Parent agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement shall, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement and any amendment or supplement thereto shall, at the date(s) of mailing to shareholders and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each of the Company and Parent further agrees that if such party shall become aware prior to the Effective Date of any information furnished by such party that would cause any of the statements in the Registration Statement or the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other parties thereof and to take the necessary steps to correct the Registration Statement or the Proxy Statement.

        (c)  Parent agrees to advise the Company, promptly after Parent receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Parent Common Stock for offering or sale in any jurisdiction, of the initiation or, to the extent Parent is aware thereof, threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

        6.04.    Regulatory Filings.

        (a)  Each of Parent and the Company and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the Transactions and any other transactions contemplated by this Agreement (including the consolidation of any Company branches with Parent Bank branches or the closure of any Company branches, in each case as Parent in its sole discretion shall deem necessary; provided, however, that in no event shall such branch closures or consolidations be deemed a condition to Parent's obligation hereunder to consummate the Merger) and the Bank Merger Agreement; and any initial filings with Governmental Authorities shall be made by Parent as soon as reasonably practicable after the execution hereof. Each of Parent and the Company shall have the right to review in advance, and to the extent practicable each shall consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all written information submitted to any third party or any Governmental Authority in connection with the Transactions. In exercising the foregoing right, each of such parties agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it shall consult with the other parties hereto with respect to the obtaining of all permits, consents, approvals, waivers and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the Transactions, and each party shall keep the other parties apprised of the status of material matters relating to completion of the Transactions.

        (b)  Each party agrees, upon request, to furnish the other parties with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other parties or any of their respective Subsidiaries to any third party or Governmental Authority.

        6.05.    Press Releases.    The Company and Parent shall consult with each other before issuing any press release with respect to the Transactions or this Agreement and shall not issue any such press release or make any such public statements without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party (but after such consultation, to the extent practicable in the circumstances), issue such press release or make such public statements as may upon the advice of outside counsel be required by law or the rules or regulations of Nasdaq. The Company and Parent shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the Transactions as reasonably requested by the other party.

        6.06.    Access; Information.

        (a)  The Company agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford Parent and Parent's officers, employees, counsel, accountants and other authorized representatives such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties and personnel of the Company and the Company Bank and to such other information relating to the Company or the Company Bank as Parent may reasonably request and, during such period, it shall furnish promptly to Parent all information concerning the business, properties and personnel of the Company and the Company Bank as Parent may reasonably request.

        (b)  Parent agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the Company and its authorized representatives such access to Parent's personnel as the Company may reasonably request.

        (c)  Each party agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section 6.06 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the Transactions. Subject to the requirements of law, each party shall keep confidential, and shall cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 6.06 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from publicly available sources. In the event that this Agreement is terminated or the Transactions shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by any party of the business and affairs of any other party shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to any party's obligation to consummate the Transactions.

        6.07.    Affiliates.    The Company shall use its reasonable best efforts to identify those persons who may be deemed to be "affiliates" of the Company within the meaning of Rule 145 promulgated by the SEC under the Securities Act (the "Company Affiliates") and to cause each person so identified to deliver to Parent as soon as practicable, and in any event prior to the date of the Company Meeting, a written agreement to comply with the requirements of Rule 145 under the Securities Act in connection with the sale or other transfer of Parent Common Stock received in the Merger, which agreement shall be in a form reasonably satisfactory to the Company.

        6.08.    Acquisition Proposals.    The Company agrees that neither it nor any of its Subsidiaries shall, and that it shall direct and use its reasonable best efforts to cause its and each such Subsidiary's directors, officers, employees, agents and representatives not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or substantially all of the assets of the Company or more than 10% of the outstanding equity securities of the Company or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). The Company further agrees that neither the Company nor any of its Subsidiaries shall, and that it shall direct and use its reasonable best efforts to cause its and each such Subsidiary's directors, officers, employees, agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or the Company Board from (A) complying with its disclosure obligations under federal or state law; (B) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Company Board receives from the Person so requesting such information an executed confidentiality agreement; (C) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal or (D) recommending such an Acquisition Proposal to the shareholders of the Company, if and only to the extent that, in each such case referred to in clause (B), (C) or (D) above, (i) the Company Board determines in good faith (after consultation with outside legal counsel) that such action would be required in order for its directors to comply with their respective fiduciary duties under applicable law and (ii) the Company Board determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and would, if consummated, result in a transaction more favorable to the Company's shareholders from a financial point of view than the Merger. An Acquisition Proposal which is received and considered by the Company in compliance with this Section 6.08 and which meets the requirements set forth in clause (D) of the preceding sentence is herein referred to as a "Superior Proposal." The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposals. The Company agrees that it will notify Parent if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, the Company or any of its representatives as soon as the Company becomes aware of the same.

        6.09.    Certain Policies.    Prior to the Effective Date, each of the Company and its Subsidiaries shall, consistent with GAAP, the rules and regulations of the SEC and applicable banking laws and regulations, modify or change its loan, OREO, accrual, reserve, tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of Parent; provided, however, that no such modifications or changes need be made prior to the satisfaction of the conditions set forth in Section 7.01(b); and further provided that in any event, no accrual or reserve made by the Company or any of its Subsidiaries pursuant to this Section 6.09 shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. The recording of any such adjustments shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of the Company or its management with any such adjustments.

        6.10.    Nasdaq Listing.    Parent agrees to use its reasonable best efforts to list, prior to the Effective Date, on the Nasdaq the shares of Parent Common Stock to be issued in connection with the Merger.

        6.11.    Indemnification.

        (a)  From and after the Effective Time, Parent (the "Indemnifying Party") shall indemnify and hold harmless each present and former director, officer and employee of the Company or a Company

Subsidiary, as applicable, determined as of the Effective Time (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, arising in whole or in part out of or pertaining to the fact that he or she was a director, officer, employee, fiduciary or agent of the Company or any Company Subsidiary or is or was serving at the request of the Company or any of the Company Subsidiaries as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including without limitation matters related to the negotiation, execution and performance of this Agreement or consummation of the Transactions, to the fullest extent which such Indemnified Parties would be entitled under the Company Articles and Company Bylaws or equivalent documents of any Company Subsidiary, as applicable, or any agreement, arrangement or understanding which has been Previously Disclosed by the Company pursuant to this Section, in each case as in effect on the date hereof. Without limiting the foregoing, Parent also agrees that limitations on liability existing in favor of the Indemnified Parties as provided in the Company Articles and Company Bylaws or similar governing documents of the Company Subsidiaries as in effect on the date hereof with respect to matters occurring prior to the Effective Time shall survive the Merger and the Bank Merger and shall continue in full force and effect from and after the Effective Time.

        (b)  Any Indemnified Party wishing to claim indemnification under this Section 6.11, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not actually prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction), (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent and (iv) the Indemnifying Party shall have no obligation hereunder in the event that a federal or state banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable laws and regulations.

        (c)  The Company shall purchase an extended reporting period endorsement (the "D & O Tail Coverage") under the Company's existing directors' and officers' liability insurance (the "D&O Insurance") which covers persons who are currently covered by the Company's D&O Insurance that shall provide such directors and officers with coverage for a period of six years after the Effective Time on terms no less favorable than those in effect on the date hereof and at the Effective Time shall provide evidence of such D & O Tail Coverage to Parent; provided, however, that (i) the Company shall obtain such D & O Tail Coverage through an insurance brokerage subsidiary of Parent if such coverage is reasonably acceptable to the Company, (ii) the Company may substitute for its existing coverage a policy or policies providing substantially comparable coverage and containing terms and conditions no less favorable than those in effect on the date hereof if necessary or advisable to obtain such extension of coverage and (iii) the aggregate cost of obtaining such extension of coverage shall not exceed $150,000.

        (d)  If Parent or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this Section 6.11.

        6.12    Benefit Plans.

        (a)  As soon as administratively practicable after the Effective Time, Parent shall take all reasonable action so that employees of the Company and its Subsidiaries shall be entitled to participate in each employee benefit plan, program or arrangement of Parent of general applicability (the "Parent Benefits Plans") to the same extent as similarly-situated employees of Parent and its Subsidiaries (it being understood that inclusion of the employees of the Company and its Subsidiaries in the Parent Benefits Plans may occur at different times with respect to different plans), provided, however, that nothing contained herein shall require Parent or any of its Subsidiaries to make any grants to any former employee of the Company or its Subsidiaries under any discretionary equity compensation plan of Parent. Parent shall cause each Parent Benefits Plan in which employees of the Company and its Subsidiaries are eligible to participate to recognize, for purposes of determining eligibility to participate in, the vesting of benefits and for all other purposes (but not for accrual of pension benefits) under the Parent Benefit Plans, the service of such employees with the Company and its Subsidiaries to the same extent as such service was credited for such purpose by the Company, provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Nothing herein shall limit the ability of Parent to amend or terminate any of the Company's Benefits Plans in accordance with their terms at any time.

        (b)  At and following the Effective Time, Parent shall honor, and the Surviving Corporation shall continue to be obligated to perform, in accordance with their terms, all benefit obligations to, and contractual rights of, current and former employees of the Company existing as of the Effective Date, as well as all employment, severance, deferred compensation, split dollar, supplemental retirement or "change-in-control" agreements, plans or policies of the Company which are Previously Disclosed. Parent acknowledges that the consummation of the Merger will constitute a "change-in-control" of the Company for purposes of any employee benefit plans, agreements and arrangements of the Company.

        (c)  If employees of the Company or any of its Subsidiaries become eligible to participate in a medical, dental or health plan of Parent, Parent shall cause each such plan to (i) waive any preexisting condition limitations to the extent such conditions covered under the applicable medical, health or dental plans of Parent, (ii) provide full credit for under such plans any deductibles, co-payment and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation and (iii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the Effective Time to the extent such employee had satisfied any similar limitation or requirement under an analogous Plan prior to the Effective Time.

        (d)  For a period of six months following the Effective Time, Parent shall provide all employees of the Company and its Subsidiaries whose employment was terminated other than for cause, disability or retirement at or following the Effective Time, and who so desires, job counseling and outplacement assistance services in accordance with Parent's employment policies and practices, shall assist such employees in locating new employment and shall notify all such employees who want to be so notified of opportunities for positions with Parent or any of its Subsidiaries for which Parent reasonably believes such persons are qualified and shall consider any application for such positions submitted by such persons, provided, however, that any decision to offer employment to any such person shall be made in the sole discretion of Parent.

        (e)  All employees of the Company or a Company Subsidiary as of the Effective Time shall become employees of Parent or a Parent Subsidiary as of the Effective Time, and Parent or a Parent Subsidiary will use its reasonable best efforts to give such persons (other than any such person who is party to an employment agreement, a severance agreement or a special termination agreement) at least four weeks prior written notice of any job elimination after the Effective Time for a period of 90 days following the Effective Time. Subject to such four-week notice requirement, Parent or a Parent Subsidiary shall have no obligation to continue the employment of any such person and nothing contained herein shall give any employee of the Company or a Company Subsidiary the right to continue employment with Parent or a Parent Subsidiary after the Effective Time. An employee of the Company or a Company Subsidiary (other than an employee who is party to an employment agreement, a severance agreement or a special termination agreement) whose employment is involuntarily terminated other than for cause following the Effective Time shall be entitled to receive severance payments in accordance with, and to the extent provided in, the Parent employee severance plan with respect to the Transactions, a copy of which the Company acknowledges has been provided to it by Parent.

        6.13.    Bank Merger.    Parent and the Company agree to take all action necessary and appropriate, including causing the entering into of an appropriate merger agreement (the "Bank Merger Agreement"), to cause the Company Bank to merge with and into the Parent Bank (the "Bank Merger") in accordance with applicable laws and regulations and the terms of the Bank Merger Agreement and as soon as practicable after consummation of the Merger.

        6.14.    Coordination of Dividends.    After the date of this Agreement, the Company shall coordinate the declaration of any dividends in respect of the Company Common Stock and the record dates and payment dates relating thereto with that of the Parent Common Stock, it being the intention of the parties that the holders of Parent Common Stock or Company Common Stock shall not receive more than one dividend, or fail to receive one dividend, for any single calendar quarter with respect to their shares of Parent Common Stock and/or Company Common Stock and any shares of Parent Common Stock any holder of Company Common Stock receives in exchange therefor in the Merger.

        6.15.    Advisory Board.    Upon consummation of the Transactions, Parent shall cause Parent Bank to appoint one current director of the Company, selected by Parent in consultation with the Company, to the Massachusetts-based board of advisory directors of Parent Bank, who shall be eligible to receive compensation for services in his or her capacity as such in accordance with the policies of Parent Bank in effect from time to time.

        6.16.    Notification of Certain Matters.    Each of the Company and Parent shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

ARTICLE VII

CONDITIONS TO CONSUMMATION OF THE MERGER

        7.01.    Conditions to Each Party's Obligation to Effect the Merger.    The respective obligation of each of the parties hereto to consummate the Merger is subject to the fulfillment or, to the extent permitted by applicable law, written waiver by the parties hereto prior to the Closing Date of each of the following conditions:

        (a)    Shareholder Approval.    This Agreement shall have been duly approved by the requisite vote of the holders of outstanding shares of Company Common Stock.

        (b)    Regulatory Approvals.    All regulatory approvals required to consummate the Transactions shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements which the Parent Board reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the Transactions to such a degree that Parent would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof.

        (c)    No Injunction.    No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Transactions.

        (d)    Registration Statement.    The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated by the SEC and not withdrawn.

        (e)    Listing.    The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing on the Nasdaq.

        (f)    Tax Opinion.    Each of Parent and the Company shall have received the written opinion of Elias, Matz, Tiernan & Herrick L.L.P., in form and substance reasonably satisfactory to both the Company and Parent, dated as of the Effective Date, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(A) of the Code. In rendering such opinion, such counsel may require and rely upon representations and covenants, including those contained in certificates of officers of Parent, the Company and others, reasonably satisfactory in form and substance to such counsel. In the event that each of Parent and the Company shall not have received such written opinion from Elias, Matz, Tiernan & Herrick, L.L.P., as provided above, then in such case this condition to closing will be deemed satisfied if each of Parent and the Company shall have received the foregoing written opinion from Goodwin Procter LLP subject to the foregoing requirements as to form and substance.

        7.02.    Conditions to Obligation of the Company.    The obligation of the Company to consummate the Merger is also subject to the fulfillment or written waiver by the Company prior to the Closing Date of each of the following conditions:

        (a)    Representations and Warranties.    The representations and warranties of Parent set forth in this Agreement, subject in all cases to the standard set forth in Section 5.02, shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and the Company shall have received a certificate, dated the Effective Date, signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

        (b)    Performance of Obligations of Parent.    Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate, dated the Effective Date, signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

        (c)    Other Actions.    Parent shall have furnished the Company with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.01 and 7.02 as the Company may reasonably request.

        7.03.    Conditions to Obligation of Parent.    The obligation of Parent to consummate the Merger is also subject to the fulfillment or written waiver by Parent prior to the Closing Date of each of the following conditions:

        (a)    Representations and Warranties.    The representations and warranties of the Company set forth in this Agreement, subject in all cases to the standard set forth in Section 5.02, shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and Parent shall have received a certificate, dated the Effective Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

        (b)    Performance of Obligations of Company.    The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Parent shall have received a certificate, dated the Effective Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

        (c)    Shareholder Agreements.    Shareholder Agreements, substantially in the form attached as Annex A hereto, shall have been executed and delivered by each director of the Company in connection with the Company's execution and delivery of this Agreement.

        (d)    Dissenting Shares.    Dissenting Shares shall not represent 10% or more of the outstanding Company Common Stock.

        (e)    Other Actions.    The Company shall have furnished Parent with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.01 and 7.03 as Parent may reasonably request.

ARTICLE VIII

TERMINATION

        8.01.    Termination.    This Agreement may be terminated, and the Transactions may be abandoned:

        (a)    Mutual Consent.    At any time prior to the Effective Time, by the mutual consent of Parent and the Company if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

        (b)    Breach.    At any time prior to the Effective Time, by Parent or the Company if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of: (i) a breach by Parent or the Company, as the case may be, of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach; or (ii) a breach by Parent or the Company, as the case may be, of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach, which breach (whether under (i) or (ii)) would be reasonably expected, individually or in the aggregate with other breaches, to result in a Material Adverse Effect with respect to Parent or the Company, as the case may be.

        (c)    Delay.    At any time prior to the Effective Time, by Parent or the Company if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Transactions are not consummated by May 31, 2003, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of (i) the party seeking to terminate pursuant to this Section 8.01(c) or (ii) any of the Shareholders (if the Company is the party seeking to terminate), which action or inaction is in violation of its obligations under this

Agreement or, in the case of the Shareholders, his, her or its obligations under the relevant Shareholder Agreement.

        (d)    No Regulatory Approval.    By the Company or Parent, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or an application therefor shall have been permanently withdrawn at the request of a Governmental Authority.

        (e)    No Shareholder Approval.    By either Parent or the Company if any approval of the shareholders of the Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at the Company Meeting.

        (f)    Failure to Recommend.    At any time prior to the Company Meeting, by Parent if (i) the Company shall have breached Section 6.08, (ii) the Company Board shall have failed to make its recommendation referred to in Section 6.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Parent or (iii) the Company shall have materially breached its obligations under Section 6.02 by failing to call, give notice of, convene and hold the Company Meeting in accordance with Section 6.02.

        (g)    Superior Proposal.    At any time prior to the Company Meeting, by the Company in order to concurrently enter into an acquisition agreement or similar agreement (each, an "Acquisition Agreement") with respect to a Superior Proposal which has been received and considered by the Company and the Company Board in compliance with Section 6.08 hereof, provided, however, that this Agreement may be terminated by the Company pursuant to this Section 8.01(g) only after the fifth Business Day following the Company's provision of written notice to Parent advising Parent that the Company Board is prepared to accept a Superior Proposal, and only if, during such five-Business Day period, if Parent so elects in its sole discretion, the Company and its advisors shall have negotiated in good faith with Parent to make such adjustments in the terms and conditions of this Agreement as would enable Parent and the Company to proceed with the Transactions on such adjusted terms.

        8.02.    Effect of Termination and Abandonment.

        (a)  In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in this Section 8.02 and Section 9.01 and (ii) that termination will not relieve a breaching party from liability for any willful breach of any covenant, agreement, representation or warranty of this Agreement giving rise to such termination.

        (b)  The Company shall pay Parent the sum of $5.0 million (the "Termination Fee") if this Agreement is terminated as follows:

          (i)    if this Agreement is terminated by Parent pursuant to Section 8.01(f) or by the Company pursuant to Section 8.01(g), in either of which case payment shall be made to Parent concurrently with the termination of this Agreement; or

          (ii)  if (x) this Agreement is terminated by (A) Parent pursuant to Section 8.01(b) or (B) by either Parent or the Company pursuant to Section 8.01(e) and in the case of any termination pursuant to clause (A) or (B) an Acquisition Proposal shall have been publicly announced or otherwise communicated or made known to the Company Board (or any Person shall have publicly announced, communicated or made known an intention, whether or not conditional, to make an Acquisition Proposal) at any time after the date of this Agreement and prior to the taking of the vote of the shareholders of the Company contemplated by this Agreement at the Company Meeting, in the case of clause (B), or the date of termination, in the case of clause (A), and

  (y) within 18 months after such termination the Company or a Subsidiary of the Company enters into an agreement with respect to an Acquisition Proposal or consummates a transaction which is the subject of an Acquisition Proposal, then the Company shall pay to Parent the Termination Fee on the date of execution of such agreement or consummation of a transaction which is the subject of an Acquisition Proposal, provided that if the date of execution of such agreement is after 12 months but within 18 months after such termination of this Agreement, the Termination Fee shall be payable by the Company to Parent only upon consummation of a transaction which is the subject of an Acquisition Proposal, regardless whether such consummation occurs within 18 months after termination of this Agreement.

Any amount that becomes payable pursuant to this Section 8.02(b) shall be paid by wire transfer of immediately available funds to an account designated by Parent.

        (c)  The Company and Parent agree that the agreement contained in paragraph (b) of this Section 8.02 is an integral part of the transactions contemplated by this Agreement, that without such agreement Parent would not have entered into this Agreement and that such amounts do not constitute a penalty or liquidated damages in the event of a breach of this Agreement by the Company. If the Company fails to pay Parent the amounts due under paragraph (b) above within the time periods specified therein, the Company shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by Parent in connection with any action in which Parent prevails, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on the amount of any such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

ARTICLE IX

MISCELLANEOUS

        9.01.    Survival.    No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than agreements or covenants contained herein that by their express terms are to be performed after the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.06(c), 8.02 and, excepting Section 9.12 hereof, this Article IX, which shall survive any such termination). Notwithstanding anything in the foregoing to the contrary, no representations, warranties, agreements and covenants contained in this Agreement shall be deemed to be terminated or extinguished so as to deprive a party hereto or any of its affiliates of any defense at law or in equity which otherwise would be available against the claims of any Person, including without limitation any shareholder or former shareholder.

        9.02.    Waiver; Amendment.    Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefited by the provision or (ii) amended or modified at any time, by an agreement in writing among the parties hereto executed in the same manner as this Agreement, except that after the Company Meeting no amendment shall be made which by law requires further approval by the shareholders of the Company without obtaining such approval.

        9.03.    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

        9.04.    Governing Law.    This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Maine applicable to contracts made and to be performed entirely within such State.

        9.05    Expenses.    Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel and, in the case of Parent, the registration fee to be paid to the SEC in connection with the Registration Statement, except that expenses of printing the Proxy Statement shall be shared equally between the Company and Parent, and provided further that nothing contained herein shall limit either party's rights to recover any liabilities or damages arising out of the other party's willful breach of any provision of this Agreement.

        9.06.    Notices.    All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

If to the Company to:
Warren Bancorp, Inc. 10 Main Street Peabody, Massachusetts 01960
Attention:	Stephen G. Kasnet Chairman of the Board
Fax: (617) 878-1611
With a copy to:
Goodwin Procter LLP One Exchange Place Boston, Massachusetts 02109
Attention:	William P. Mayer, Esq. and James A. Matarese, P.C.
Fax: (617) 523-1231
If to Parent to:
Banknorth Group, Inc. P.O. Box 9540 Two Portland Square Portland, Maine 04112-9540
Attention:	William J. Ryan Chairman, President and Chief Executive Officer
Fax: (207) 761-8587
With a copy to:
Elias, Matz, Tiernan & Herrick L.L.P. 12th Floor, The Walker Building 734 15th Street, N.W. Washington, D.C. 20005
Attention:	Gerard L. Hawkins, Esq.
Fax: (202) 347-2172

        9.07.    Entire Understanding; No Third Party Beneficiaries.    This Agreement and the Shareholder Agreements represent the entire understanding of the parties hereto and thereto with reference to the Transactions, and this Agreement and the Shareholder Agreements supersede any and all other oral or written agreements heretofore made. Except for the Indemnified Parties' right to enforce Parent's obligation under Section 6.11, which are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives, nothing in this

Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        9.08.    Severability.    Except to the extent that application of this Section 9.08 would have a Material Adverse Effect on the Company or Parent, any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. In all such cases, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.

        9.09.    Enforcement of the Agreement.    The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        9.10.    Interpretation.    When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever the words "as of the date hereof" are used in this Agreement, they shall be deemed to mean the day and year first above written (August 8, 2002).

        9.11.    Assignment.    No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        9.12.    Alternative Structure.    Notwithstanding any provision of this Agreement to the contrary, Parent may at any time modify the structure of the acquisition of the Company set forth herein, subject to the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed, provided that (i) the Merger Consideration to be paid to the holders of Company Common Stock is not thereby changed in kind or reduced in amount as a result of such modification, (ii) such modification will not adversely affect the tax treatment of the Company's shareholders as a result of receiving the Merger Consideration and (iii) such modification will not materially delay or jeopardize receipt of any required approvals of Governmental Authorities.

[Signature Page to Follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

BANKNORTH GROUP, INC.
By:	/s/ William J. Ryan
	Name:	William J. Ryan
	Title:	Chairman, President and Chief Executive Officer
WARREN BANCORP, INC.
By:	/s/ John R. Putney
	Name:	John R. Putney
	Title:	President and Chief Executive Officer
By:	/s/ Paul M. Peduto
	Name:	Paul M. Peduto
	Title:	Treasurer

ANNEX A

SHAREHOLDER AGREEMENT

        SHAREHOLDER AGREEMENT (the "Agreement"), dated as of August 8, 2002, by and between                        , a shareholder ("Shareholder") of Warren Bancorp, Inc., a Massachusetts corporation (the "Company"), and Banknorth Group, Inc., a Maine corporation ("Parent"). All terms used herein and not defined herein shall have the meanings assigned thereto in the Merger Agreement (defined below).

        WHEREAS, Parent and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which the Company will merge with and into Parent on the terms and conditions set forth therein (the "Merger") and, in connection therewith, outstanding shares of Company Common Stock will be converted into shares of Parent Common Stock and/or cash in the manner set forth therein; and

        WHEREAS, Shareholder owns the shares of Company Common Stock identified on Annex I hereto (such shares, together with all shares of Company Common Stock subsequently acquired by Shareholder during the term of this Agreement, being referred to as the "Shares"); and

        WHEREAS, in order to induce Parent to enter into the Merger Agreement, Shareholder, solely in such Shareholder's capacity as a shareholder of the Company and not in any other capacity, has agreed to enter into and perform this Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          1.    Agreement to Vote Shares.    Shareholder agrees that at any meeting of the shareholders of the Company, or in connection with any written consent of the shareholders of the Company, Shareholder shall:

          (i)    appear at each such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

          (ii)  vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, all the Shares (whether acquired heretofore or hereafter) that are beneficially owned by Shareholder or as to which Shareholder has, directly or indirectly, the right to vote or direct the voting, (x) in favor of adoption and approval of the Merger Agreement and the Merger; (y) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement or of Shareholder contained in this Agreement; and (z) against any Acquisition Proposal or any other action, agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the Merger or this Agreement.

          2.    No Transfers    Prior to the Company Meeting (as defined in the Merger Agreement), Shareholder agrees not to, directly or indirectly, sell transfer, pledge, assign or otherwise dispose of, or enter into any contract option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Shares if such sale, transfer, pledge, assignment or disposition could occur prior to the Company Meeting. In the case of any transfer by operation of law, this Agreement shall be binding upon and inure to the transferee(s). Any transfer or other disposition in violation of the terms of this Section 2 shall be null and void.

          3.    Representations and Warranties of Shareholder.    Shareholder represents and warrants to and agrees with Parent as follows:

            A.    Capacity.    Shareholder has all requisite capacity and authority to enter into and perform his, her or its obligations under this Agreement.

            B.    Binding Agreement.    This Agreement constitutes the valid and legally binding obligation of Shareholder, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            C.    Non-Contravention.    The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his, her or its obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound, or any statute, rule or regulation to which Shareholder is subject or, in the event that Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of Shareholder.

            D.    Ownership of Shares.    Shareholder has good title to all of the Shares as of the date hereof, and, except as set forth on Annex I hereto, the Shares are so owned free and clear of any liens, security interests, charges or other encumbrances.

          4.    Specific Performance and Remedies.    Shareholder acknowledges that it will be impossible to measure in money the damage to Parent if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, Parent will not have an adequate remedy at law or in equity. Accordingly, Shareholder agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that Parent has an adequate remedy at law. Shareholder agrees that Shareholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Parent's seeking or obtaining such equitable relief. In addition, after discussing the matter with Shareholder, Parent shall have the right to inform any third party that Parent reasonably believes to be, or to be contemplating, participating with Shareholder or receiving from Shareholder assistance in violation of this Agreement, of the terms of this Agreement and of the rights of Parent hereunder, and that participation by any such persons with Shareholder in activities in violation of Shareholder's agreement with Parent set forth in this Agreement may give rise to claims by Parent against such third party.

          5.    Term of Agreement; Termination.

            A.    The term of this Agreement shall commence on the date hereof.

            B.    This Agreement shall terminate upon the date, if any, of termination of the Merger Agreement in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, such termination shall not relieve any party from liability for any willful breach of this Agreement prior to such termination.

            C.    If the Merger Agreement is not terminated in accordance with its terms, this Agreement (except for the provisions of Sections 3 and 8, which shall survive the Effective Time) shall terminate upon the Effective Time. Upon such termination, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination shall not relieve any party from liability for any willful breach of such Section prior to such termination.

          6.    Entire Agreement.    This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

          7.    Notices.    All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next business day when sent by a reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Parent:
Banknorth Group, Inc. P.O. Box 9540 Two Portland Square Portland, Maine 04112-9540
Attention:	William J. Ryan Chairman, President and Chief Executive Officer
Fax: (207) 761-8587
With a copy to:
Elias, Matz, Tiernan & Herrick, L.L.P. 734 15th Street, N.W. Washington, D.C. 20005
Attn: Gerard L. Hawkins, Esq.
Fax: (202) 347-2172
If to Shareholder:

With a copy to:
Goodwin Procter LLP Exchange Place Boston, Massachusetts 02109
Attention:	William P. Mayer Esq. and James A. Matarese, P.C.
Fax: (617) 523-1231

          8.    Miscellaneous.

            A.    Severability.    If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

            B.    Capacity.    The covenants contained herein shall apply to Shareholder solely in his or her capacity as a shareholder of the Company, and no covenant contained herein shall apply to Shareholder in his or her capacity as a director, officer or employee of the Company or in any other capacity. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of the Shareholder to comply with his or her fiduciary duties as a director of the Company.

            C.    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

            D.    Headings.    All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

            E.    Choice of Law.    This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Maine, without reference to its conflicts of law principles.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

BANKNORTH GROUP, INC.
By:

	Name:	William J. Ryan
	Title:	Chairman, President and Chief Executive Officer
[SHAREHOLDER]

(Signature)

ANNEX I
Shareholder Agreement

Name of Shareholder	Shares of Company Common Stock Beneficially Owned (exclusive of unexercised stock options)	Options on Company Common Stock

ANNEX II

August 8, 2002

Board of Directors
Warren Bancorp, Inc.
10 Main Street
Peabody, MA 01960-5594

Members of the Board:

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of Warren Bancorp, Inc., a Massachusetts corporation ("Warren" or the "Company"), of the consideration to be paid to such holders pursuant to the terms of the proposed Agreement and Plan of Merger, dated as of August 8, 2002 (the "Agreement"), by and between Banknorth Group, Inc., a Maine corporation (the "Acquiror"), and the Company. Pursuant to the Agreement, the Company will merge with and into the Acquiror, with the Acquiror surviving the merger (the "Merger"). Capitalized terms used herein shall have the meanings used in the Agreement unless otherwise defined herein.

        Pursuant to the Agreement, each outstanding share of common stock of the Company (the "Company Common Stock"), excluding Treasury Stock, is proposed to be converted into, and shall be canceled in exchange for, the right to receive, at the election of the holder thereof either (i) $15.75 in cash or (ii) a number of shares of the common stock of the Acquiror (the "Acquiror Common Stock") equal to the quotient determined by dividing (a) $15.75 by (b) the average of the closing sales prices of a share Acquiror Common Stock for the twenty trading day period ending with the close of business on the Business Day preceding the Effective Time (the "Exchange Ratio"), subject to a required aggregate amount of cash and a required aggregate value of the shares of Acquiror Common Stock as consideration. Company Options will be converted into options to purchase shares of the Acquiror based on the Exchange Ratio. The terms and conditions of the Merger and the Exchange Ratio are set forth more fully in the Agreement.

        RBC Capital Markets (the global brand name for the corporate and investment banking division of Royal Bank of Canada and its affiliates, including RBC Dain Rauscher Inc.) ("RBCCM") as part of its investment banking business is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for corporate and other purposes. We have in the past provided financial advisory, investment banking and other services to Warren and the Acquiror and have received fees for the rendering of such services, and we may continue to provide such services in the future. In addition, in the ordinary course of our business, we may actively trade the Company Common Stock and other securities of the Company and its affiliates and the Acquiror Common Stock and other securities of the Acquiror and its affiliates for our own account and the accounts of our customers, and, accordingly, may at any time hold long or short positions in such securities. We also bring to your attention the fact that Arthur E. McCarthy, a director of the Company, is an employee of RBC Dain Rauscher.

        We are acting as financial advisor to the Company in connection with the Merger, and will receive a fee for our services, a portion of which is contingent upon consummation of the Merger. In addition, we will also receive a fee for rendering this opinion to the Board of Directors of Warren as to the fairness, from a financial point of view, of the consideration to be received by the holders of common stock of Warren in connection with the Merger which is payable at the time of delivery of that opinion. Under certain circumstances, Warren has agreed to pay an additional fee to update this opinion.

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        For the purposes of the opinion set forth herein, we have:

  (i)
  Reviewed the draft Agreement and Plan of Merger dated August 6, 2002;

  (ii)
  Reviewed certain historical financial and other information concerning the Company for the three fiscal years ended December 31, 2001 and for the quarter ended June 30, 2002;

  (iii)
  Reviewed certain historical financial and other information concerning Acquiror for the three fiscal years ended December 31, 2001;

  (iv)
  Held discussions with the senior management of the Company and of the Acquiror with respect to their past and current financial performance, financial condition and future prospects;

  (v)
  Reviewed certain internal financial data, projections and other information of the Company, including limited financial projections approved by the Company's management;

  (vi)
  Analyzed certain publicly available information of other financial institutions that we deemed comparable or otherwise relevant to our inquiry, and compared the Company from a financial point of view with certain of these institutions;

  (vii)
  Compared the consideration to be paid to the Company pursuant to the Agreement with the consideration paid in other acquisitions of financial institutions that we deemed comparable or otherwise relevant to our inquiry;

  (viii)
  Reviewed available earnings estimates, historical trading activity and ownership data of the Company's and the Acquiror's common stock and considered the prospects for dividends and price movement; and

  (ix)
  Considered such other financial studies, analyses and investigations and reviewed such other information as we deemed appropriate to enable us to render our opinion. In our review, we have also taken into account an assessment of general economic, market and financial conditions and certain industry trends and related matters.

        We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. The Company provided us with forecasted financial information only through December 31, 2002. With respect to these financial projections and projected cost savings and synergies resulting from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. We are not experts in the evaluation of allowances for loan losses, and we have neither made an independent evaluation of the adequacy of the allowances for loan losses of Warren or the Acquiror, nor have we reviewed any individual credit files of Warren or the Acquiror or been requested to conduct such a review, and, as a result, we have assumed that the respective allowances for loan losses for Warren and the Acquiror are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

        We have assumed that the executed version of the Merger Agreement will not differ in any material respect from the last draft we reviewed, and that the terms of the consideration to be paid to the stockholders of Warren pursuant thereto will be identical to those set forth in the last draft that we have reviewed. We have also assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement. We have also assumed that the Merger will be treated as a tax free reorganization for federal income tax purposes with respect to the Acquiror's common stock delivered as consideration in the Merger. We have not made any independent valuation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or of the Acquiror, nor have we been furnished with any such appraisals. In addition, we have not assumed any obligation to conduct, and have not conducted, any physical inspection of the property or facilities of the Company or Acquiror.

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Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and, except as set forth in our engagement with Warren, do not have any obligation to update, revise or reaffirm this opinion.

        Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of Warren in connection with the Merger. Our opinion does not constitute a recommendation to any stockholder of Warren regarding how to vote in the Merger, and does not comment on the form of consideration received. We were not requested to solicit and did not solicit interest from other parties with respect to an acquisition or a business combination of the Company. This opinion shall not be published or used, nor shall any public references to us be made, without our prior written consent. However, notwithstanding the foregoing, we consent to inclusion of this opinion in the proxy or information statement relating to the Merger, in accordance with the terms of our engagement with Warren.

        We express no views as to, and our opinion does not address, the merits of the underlying decision by Warren to engage in the Merger or the relative merits of the Merger compared to any alternative business strategy or transaction in which Warren might engage. Our opinion addresses solely the fairness to Warren of the consideration to be paid to Warren stockholders in the Merger. Our opinion does not in any way address other Merger terms or arrangements, including, without limitation, the financial or other terms of any loan and security arrangement between the Company and Acquiror, escrow agreement, or stockholder agreement. We are not expressing any opinion herein as to the prices at which the Acquiror Common Stock has traded or may trade following the announcement of the Merger or at any other future time.

        Based on and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the consideration to be received by the holders of shares of Warren common stock pursuant to the Merger Agreement is fair, from a financial point of view.

                      Very truly yours,

                      RBC Dain Rauscher Inc.

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ANNEX III

MASSACHUSETTS BUSINESS CORPORATION LAW, SECTIONS 85-98

C. 156B SEC.85. DISSENTING STOCKHOLDER; RIGHT TO DEMAND PAYMENT FOR STOCK; EXCEPTION

        A stockholder in any corporation organized under the laws of Massachusetts which shall have duly voted to consolidate or merge with another corporation or corporations under the provisions of sections seventy-eight or seventy-nine who objects to such consolidation or merger may demand payment for his stock from the resulting or surviving corporation and an appraisal in accordance with the provisions of sections eighty-six to ninety-eight, inclusive, and such stockholder and the resulting or surviving corporation shall have the rights and duties and follow the procedure set forth in those sections. This section shall not apply to the holders of any shares of stock of a constituent corporation surviving a merger if, as permitted by subsection (c) of section seventy-eight, the merger did not require for its approval a vote of the stockholders of the surviving corporation.

C. 156B SEC.86. SECTIONS APPLICABLE TO APPRAISAL; PREREQUISITES

        If a corporation proposes to take a corporate action as to which any section of this chapter provides that a stockholder who objects to such action shall have the right to demand payment for his shares and an appraisal thereof, sections eighty-seven to ninety-eight, inclusive, shall apply except as otherwise specifically provided in any section of this chapter. Except as provided in sections eighty-two and eighty-three, no stockholder shall have such right unless (1) he files with the corporation before the taking of the vote of the shareholders on such corporate action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) his shares are not voted in favor of the proposed action.

C. 156B SEC.87. STATEMENT OF RIGHTS OF OBJECTING STOCKHOLDERS IN NOTICE OF MEETING; FORM

        The notice of the meeting of stockholders at which the approval of such proposed action is to be considered shall contain a statement of the rights of objecting stockholders. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock, and the directors may authorize the inclusion in any such notice of a statement of opinion by the management as to the existence or non-existence of the right of the stockholders to demand payment for their stock on account of the proposed corporate action. The notice may be in such form as the directors or officers calling the meeting deem advisable, but the following form of notice shall be sufficient to comply with this section:

    "If the action proposed is approved by the stockholders at the meeting and effected by the corporation, any stockholder (1) who files with the corporation before the taking of the vote on the approval of such action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the corporation (or, in the case of a consolidation or merger, the name of the resulting or surviving corporation shall be inserted), within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. Such corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of chapter 156B of the General Laws of Massachusetts."

C. 156B SEC.88. NOTICE OF EFFECTIVENESS OF ACTION OBJECTED TO

        The corporation taking such action, or in the case of a merger or consolidation the surviving or resulting corporation, shall, within ten days after the date on which such corporate action became

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effective, notify each stockholder who filed a written objection meeting the requirements of section eighty-six and whose shares were not voted in favor of the approval of such action, that the action approved at the meeting of the corporation of which he is a stockholder has become effective. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock. The notice shall be sent by registered or certified mail, addressed to the stockholder at his last known address as it appears in the records of the corporation.

C. 156B SEC.89. DEMAND FOR PAYMENT; TIME FOR PAYMENT

        If within twenty days after the date of mailing of a notice under subsection (e) of section eighty-two, subsection (f) of section eighty-three, or section eighty-eight, any stockholder to whom the corporation was required to give such notice shall demand in writing from the corporation taking such action, or in the case of a consolidation or merger from the resulting or surviving corporation, payment for his stock, the corporation upon which such demand is made shall pay to him the fair value of his stock within thirty days after the expiration of the period during which such demand may be made.

C. 156B SEC.90. DEMAND FOR DETERMINATION OF VALUE; BILL IN EQUITY; VENUE

        If during the period of thirty days provided for in section eighty-nine the corporation upon which such demand is made and any such objecting stockholder fail to agree as to the value of such stock, such corporation or any such stockholder may within four months after the expiration of such thirty-day period demand a determination of the value of the stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where the corporation in which such objecting stockholder held stock had or has its principal office in the commonwealth.

C. 156B SEC.91. PARTIES TO SUIT TO DETERMINE VALUE; SERVICE

        If the bill is filed by the corporation, it shall name as parties respondent all stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof. If the bill is filed by a stockholder, he shall bring the bill in his own behalf and in behalf of all other stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof, and service of the bill shall be made upon the corporation by subpoena with a copy of the bill annexed. The corporation shall file with its answer a duly verified list of all such other stockholders, and such stockholders shall thereupon be deemed to have been added as parties to the bill. The corporation shall give notice in such form and returnable on such date as the court shall order to each stockholder party to the bill by registered or certified mail, addressed to the last known address of such stockholder as shown in the records of the corporation, and the court may order such additional notice by publication or otherwise as it deems advisable. Each stockholder who makes demand as provided in section eighty-nine shall be deemed to have consented to the provisions of this section relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with the order of the court shall be a sufficient service of process on him. Failure to give notice to any stockholder making demand shall not invalidate the proceedings as to other stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice.

C. 156B SEC.92. DECREE DETERMINING VALUE AND ORDERING PAYMENT; VALUATION DATE

        After hearing the court shall enter a decree determining the fair value of the stock of those stockholders who have become entitled to the valuation of and payment for their shares, and shall order the corporation to make payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto upon the transfer by them to the corporation of the certificates representing such stock if certificated or, if uncertificated, upon receipt of an instruction transferring such stock to the corporation. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the proposed corporate action and shall be

III-2

exclusive of any element of value arising from the expectation or accomplishment of the proposed corporate action.

C. 156B SEC.93. REFERENCE TO SPECIAL MASTER

        The court in its discretion may refer the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court.

C. 156B SEC.94. NOTATION ON STOCK CERTIFICATES OF PENDENCY OF BILL

        On motion the court may order stockholder parties to the bill to submit their certificates of stock to the corporation for the notation thereon of the pendency of the bill, and may order the corporation to note such pendency in its records with respect to any uncertificated shares held by such stockholder parties, and may on motion dismiss the bill as to any stockholder who fails to comply with such order.

C. 156B SEC.95. COSTS; INTEREST

        The costs of the bill, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders as provided in this chapter shall be paid by the corporation. Interest shall be paid upon any award from the date of the vote approving the proposed corporate action, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder.

C. 156B SEC.96. DIVIDENDS AND VOTING RIGHTS AFTER DEMAND FOR PAYMENT

        Any stockholder who has demanded payment for his stock as provided in this chapter shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed corporate action) unless:

  (1)
  A bill shall not be filed within the time provided in section ninety;

  (2)
  A bill, if filed, shall be dismissed as to such stockholder; or

  (3)
  Such stockholder shall with the written approval of the corporation, or in the case of a consolidation or merger, the resulting or surviving corporation, deliver to it a written withdrawal of his objections to and an acceptance of such corporate action.

        Notwithstanding the provisions of clauses (1) to (3), inclusive, said stockholder shall have only the rights of a stockholder who did not so demand payment for his stock as provided in this chapter.

C. 156B SEC.97. STATUS OF SHARES PAID FOR

        The shares of the corporation paid for by the corporation pursuant to the provisions of this chapter shall have the status of treasury stock, or in the case of a consolidation or merger the shares or the securities of the resulting or surviving corporation into which the shares of such objecting stockholder would have been converted had he not objected to such consolidation or merger shall have the status of treasury stock or securities.

C. 156B SEC.98. EXCLUSIVE REMEDY; EXCEPTION

        The enforcement by a stockholder of his right to receive payment for his shares in the manner provided in this chapter shall be an exclusive remedy except that this chapter shall not exclude the right of such stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

        Section 719 of the Maine Business Corporation Act ("MBCA") sets forth certain circumstances under which directors, officers, employees and agents may be indemnified against liability which they may incur in their capacity as such. Indemnification may be provided against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred; provided that no indemnification may be provided with respect to any matter where such person shall have been finally adjudicated (i) not to have acted honestly or in the reasonable belief that such action was in or not opposed to the best interests of the corporation or its shareholders, or (ii) with respect to any criminal action, to have had reasonable cause to believe such conduct was unlawful. A corporation may not indemnify a person with respect to any action or matter by or in the right of the corporation as to which that person is finally adjudicated to be liable to the corporation unless the court in which the action was brought determines that, in view of all the circumstances, that person is fairly and reasonably entitled to indemnity for such amounts as the court deems reasonable. To the extent such person has been successful on the merits or otherwise in defense of such action, that person shall be entitled to indemnification. Any indemnification, unless ordered by a court or required in the corporation's bylaws, shall be made only as authorized in the specific case upon a determination by the board of directors that indemnification is proper in the circumstances and in the best interests of the corporation. Expenses incurred in defending an action may be paid by the corporation in advance of the final disposition of that action upon a determination made that the person seeking indemnification satisfied the standard of conduct required for indemnification and receipt by the corporation of a written undertaking by or on behalf of such person to repay that amount if that person is finally adjudicated to not have met such standard or not be entitled to such indemnification. In addition, Section 719 of the MBCA provides that a corporation may purchase and maintain insurance on behalf of directors, officers, employees and agents against liability whether or not the corporation would have the power to indemnify such person against liability under such section. See Title 13-A Maine Revised Statutes Annotated §719.

        Banknorth's bylaws provide that Banknorth shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of Banknorth to the fullest extent provided by the MBCA, provided that Banknorth shall not be liable for any amount which may be due to any person in connection with a settlement of any action or proceeding effected without its prior written consent or any action or proceeding initiated by an indemnified person without its prior written consent, other than an action or proceeding seeking indemnification from Banknorth.

        Banknorth's bylaws provide that Banknorth shall pay the expenses incurred by an indemnified person in advance of a final disposition of an action or proceeding upon receipt by Banknorth of (1) a written undertaking by or on behalf of the indemnified person to repay such amount if the indemnified person is ultimately determined not to have acted in the manner required under the MBCA in order to permit indemnification and (2) a written affirmation by the indemnified person that the person has met the requisite standard of conduct for indemnification.

        Directors and officers also may be indemnified pursuant to the terms of various employee benefit plans of Banknorth. In addition, Banknorth carries a liability insurance policy for its directors and officers.

Item 21. Exhibits and Financial Statement Schedules.

        The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

        (a)  List of Exhibits:

Exhibit No.		Exhibit	Location
2	(a)	Agreement and Plan of Merger, dated as of August 8, 2002, between Banknorth and Warren	(1)
2	(b)	Form of Shareholder Agreement, dated as of August 8, 2002, between Banknorth and each director of Warren	(1)
3	(a)(1)	Amended and Restated Articles of Incorporation of Banknorth	(2)
3	(a)(2)	Amendments to the Amended and Restated Articles of Incorporation of Banknorth	(3)
3	(b)	Bylaws of Banknorth	(4)
4	(a)	Specimen Common Stock certificate	(5)
4	(b)	Stockholder Rights Agreement, dated as of September 12, 1989 and amended and restated as of July 27, 1999 and as of July 25, 2000, between Banknorth and American Stock Transfer & Trust Company, as Rights Agent	(6)
5		Opinion of Elias, Matz, Tiernan & Herrick L.L.P. regarding legality of securities being registered
8		Opinion of Elias, Matz, Tiernan & Herrick L.L.P. regarding Certain federal income tax consequences
23	(a)	Consent of Elias, Matz, Tiernan & Herrick L.L.P. (contained in the opinions included as Exhibits 5 and 8)
23	(b)	Consent of KPMG LLP
24		Powers of Attorney (included in the signature page to this Registration Statement)
99	(a)	Form of proxy for the Warren special meeting
99	(b)	Consent of RBC Dain Rauscher Inc., a member company of RBC Capital Markets

(1)
Exhibit is attached as an Annex to the Prospectus/Proxy Statement included herein.

(2)
Exhibit is incorporated by reference to Exhibit A the Agreement and Plan of Merger, dated as of October 27, 1997, between Banknorth and CFX Corporation, which agreement is included as Annex I to the Prospectus/Proxy Statement included in the Form S-4 Registration Statement (No. 333-23991) filed by Banknorth with the SEC on December 31, 1997.

(3)
Exhibits are incorporated by reference to (i) the proxy statement filed by Banknorth with the SEC on March 23, 1998, (ii) the proxy statement filed by Banknorth with the SEC on March 22, 2000 and (iii) the Form S-4 Registration Statement (No. 333-95587) filed by Banknorth with the SEC on January 28, 2000, which describes an amendment which changed the name of Banknorth to "Banknorth Group, Inc."

(4)
Exhibit is incorporated by reference to the Annual Report on Form 10-K for the year ended December 31, 2000 filed by Banknorth with the SEC on March 29, 2001.

(5)
Exhibit is incorporated by reference to the Form S-4 Registration Statement (No. 333-95587) filed by Banknorth with the SEC on January 28, 2000.

(6)
Exhibit is incorporated by reference to the Form 8-A/A report filed by Banknorth with the SEC on July 28, 2000.

        (b)  Financial Statement Schedules.

        No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 22. Undertakings

        (a)  The undersigned Registrant hereby undertakes as follows:

          (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (4)  That every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5)  That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (7)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (b)  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (c)  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Maine, on this tenth day of September 2002.

BANKNORTH GROUP, INC.
By:	/s/ WILLIAM J. RYAN William J. Ryan, Chairman, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints William J. Ryan and Peter J. Verrill, and each of them severally, his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments, including post-effective amendments, to this Registration Statement on Form S-4, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

/s/ GARY G. BAHRE Gary G. Bahre Director	Date: September 10, 2002
/s/ P. KEVIN CONDRON P. Kevin Condron Director	Date: September 10, 2002
/s/ GEORGE W. DOUGAN George W. Dougan Director	Date: September 10, 2002
/s/ ALLEN M. GLICK Allen M. Glick Director	Date: September 5, 2002
/s/ LUTHER F. HACKETT Luther F. Hackett Director	Date: September 5, 2002
/s/ COLLEEN KHOURY Colleen Khoury Director	Date: September 5, 2002
Dana S. Levenson Director

/s/ JOHN M. NAUGHTON John M. Naughton Director	Date: September 5, 2002
/s/ MALCOLM W. PHILBROOK, JR. Malcolm W. Philbrook, Jr. Director	Date: September 5, 2002
/s/ ANGELO PIZZAGALI Angelo Pizzagali Director	Date: September 5, 2002
/s/ IRVING E. ROGERS, III Irving E. Rogers, III Director	Date: September 6, 2002
/s/ WILLIAM J. RYAN William J. Ryan Chairman, President and Chief Executive Officer (principal executive officer)	Date: September 10, 2002
/s/ CURTIS M. SCRIBNER Curtis M. Scribner Director	Date: September 9, 2002
Paul R. Shea Director
/s/ GERRY S. WEIDEMA Gerry S. Weidema Director	Date: September 5, 2002
/s/ PETER J. VERRILL Peter J. Verrill Senior Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer (principal financial officer)	Date: September 10, 2002
/s/ STEPHEN J. BOYLE Stephen J. Boyle Executive Vice President and Controller (principal accounting officer)	Date: September 10, 2002

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WARREN BANCORP, INC. 10 Main Street Peabody, Massachusetts 01960 (978) 531-7400
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS To Be Held on , 2002
REFERENCES TO ADDITIONAL INFORMATION

QUESTIONS AND ANSWERS ABOUT VOTING PROCEDURES FOR THE SPECIAL MEETING
SUMMARY
Unaudited Comparative Per Share Data
Selected Consolidated Financial Data of Banknorth (Dollars in Thousands, Except Per Share Data)
Selected Consolidated Financial Data of Warren (Dollars in Thousands, Except for Per Share Data)
RISK FACTORS
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
GENERAL INFORMATION
THE SPECIAL MEETING
  Time, Date and Place
  Matters to be Considered
  Shares Outstanding and Entitled to Vote; Record Date
  How to Vote Your Shares
  Votes Required
  Solicitation of Proxies
  Recommendations of the Warren Board of Directors
THE MERGER (Proposal 1)
  General
  Background of the Merger
  Warren's Reasons for the Merger
  Banknorth's Reasons for the Merger
  Opinion of Warren's Financial Advisor
  Merger Consideration and Election and Exchange Procedures
  Procedures for Exchanging of Warren Common Stock Certificates
  Assumption of Warren Stock Options
  Conditions to the Merger
  Regulatory Approvals
  Business Pending the Merger
  Board of Directors' Covenant to Recommend the Merger Agreement
  No Solicitation
  Representations and Warranties of the Parties
  Effective Time of the Merger
  Amendment of the Merger Agreement
  Termination of the Merger Agreement
  Interests of Certain Persons in the Merger
  Certain Employee Matters
  Bank Merger
  Resale of Banknorth Common Stock
  Federal Income Tax Consequences
  Accounting Treatment of the Merger
  Expenses of the Merger
  Listing of the Banknorth Common Stock
  Termination Fee
  Shareholder Agreements
  Dissenters' Rights
  Operations of Banknorth After the Merger
MARKET FOR COMMON STOCK AND DIVIDENDS
INFORMATION ABOUT BANKNORTH
  General
  Acquisitions
  Pending Acquisition
  Management and Additional Information
INFORMATION ABOUT WARREN
  General
  Management and Additional Information
SUPERVISION AND REGULATION OF BANKNORTH AND WARREN
  General
  Activities and Other Limitations
  Capital and Operational Requirements
  Distributions
  "Source of Strength" Policy
  Sarbanes-Oxley Act of 2002
DESCRIPTION OF BANKNORTH CAPITAL STOCK
  Banknorth Common Stock
  Banknorth Preferred Stock
  Banknorth Rights
  Other Provisions
  Transfer Agent
COMPARISON OF THE RIGHTS OF SHAREHOLDERS
  Authorized Capital Stock
  Issuance of Capital Stock
  Voting Rights
  Classification and Size of Board of Directors
  Director Vacancies and Removal of Directors
  Exculpation of Directors and Officers
  Indemnification of Directors and Officers
  Special Meetings of Shareholders
  Shareholder Nominations
  Shareholder Proposals
  Shareholder Action without a Meeting
  Shareholder's Right to Examine Books and Records
  Amendment of Governing Instruments
  Mergers, Consolidations and Sales of Assets
  State Anti-takeover Statutes
  Dissenters' Rights of Appraisal
  Shareholder Rights Plans
ADJOURNMENT OF THE SPECIAL MEETING (Proposal Two)
CERTAIN BENEFICIAL OWNERS OF WARREN COMMON STOCK
LEGAL OPINION
EXPERTS
PROPOSALS FOR THE 2003 ANNUAL MEETING
WHERE YOU CAN FIND MORE INFORMATION
  ANNEX I

ARTICLE I CERTAIN DEFINITIONS
ARTICLE II THE MERGER
ARTICLE III CONSIDERATION; ELECTION AND EXCHANGE PROCEDURES
ARTICLE IV ACTIONS PENDING ACQUISITION
ARTICLE V REPRESENTATIONS AND WARRANTIES
ARTICLE VI COVENANTS
ARTICLE VII CONDITIONS TO CONSUMMATION OF THE MERGER
ARTICLE VIII TERMINATION
ARTICLE IX MISCELLANEOUS
  ANNEX A
SHAREHOLDER AGREEMENT
ANNEX I Shareholder Agreement
  ANNEX II
  ANNEX III
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES